Exhibit T3E. 1
IN THE UNITED STATES BANKRUPTCY COURT
FOR THE WESTERN DISTRICT OF MISSOURI
KANSAS CITY DIVISION

In re:	)
	)	Chapter 11
INTERSTATE BAKERIES	)	Case No. 04-45814 (JWV)
CORPORATION, et al.,	)
	)	Jointly Administered
Debtors.	)
AMENDED JOINT PLAN OF REORGANIZATION OF INTERSTATE
BAKERIES CORPORATION AND ITS AFFILIATED DEBTORS
AND DEBTORS-IN-POSSESSION DATED OCTOBER 31, 2008

Skadden, Arps, Slate, Meagher & Flom LLP
J. Eric Ivester
Samuel S. Ory
333 West Wacker Drive
Chicago, Illinois 60606

- and -

Skadden, Arps, Slate, Meagher & Flom LLP
J. Gregory Milmoe (JM 0919)
Four Times Square
New York, New York 10036-6522

- and -

Stinson Morrison Hecker LLP
Paul M. Hoffmann (Missouri Bar No. 31922)
1201 Walnut, Suite 2900
Kansas City, MO 64106-2150

Counsel for Debtors and Debtors-in-Possession
Dated: October 31, 2008

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EXHIBITS

Exhibit A-1	Nonexclusive List of Retained Actions and Avoidance Claims

Exhibit A-2	Trust Avoidance Claims

Exhibit B	Schedule of Capital Leases

Exhibit C	Intercreditor Settlement Order

Exhibit D	Investment Agreement

Exhibit E	Summary Description of the Terms of the Long Term Incentive Plan

Exhibit F	Summary Description of the Terms of the New Common Stock

Exhibit G	Summary Description of the Terms of the New Convertible Secured Notes

Exhibit H	Summary Description of the Terms of the New Third Lien Term Loan

Exhibit I	Summary Description of the Restructuring Transactions

Exhibit J	Form of Stockholders’ Agreement

Exhibit K	Form of Creditors’ Trust Agreement

Exhibit L	Form of Certificate of Incorporation

Exhibit M	Form of Bylaws

Exhibit N	Summary Description of Terms of Employment of Certain Key Executives

Exhibit O	Schedule of Assumed Unexpired Leases and Non-Union Executory Contracts

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INTRODUCTION
     Interstate Bakeries Corporation (“IBC”) and eight of its direct and indirect subsidiaries and affiliates, debtors and debtors-in-possession (collectively, the “Debtors”) in the above-captioned jointly-administered chapter 11 reorganization cases, hereby propose the following reorganization plans for the resolution of outstanding creditor claims and equity interests against each of the Debtors. This Plan, though proposed jointly, constitutes a separate plan proposed by each Debtor. Therefore, except as expressly provided in Section 3.3 herein, the classifications set forth in Section 3.2 herein shall be deemed to apply separately with respect to each plan proposed by each Debtor.
     Reference is made to the Disclosure Statement for a discussion of the Debtors’ history, business, properties, results of operations, projections for future operations, risk factors, and a summary and analysis of this Plan and certain related matters, including distributions to be made under this Plan. Each Debtor is a proponent of the plan contained herein within the meaning of section 1129 of the Bankruptcy Code. Capitalized terms used but not defined in this Introduction have the meanings ascribed to them in Article I of this Plan. The Debtors who are proponents of this Plan, their chapter 11 case numbers, and their jurisdictions of incorporation or formation are as follows:

Debtors (state of formation or incorporation)	Bankruptcy Case No.
Interstate Bakeries Corporation (Delaware)	Case No. 04-45814 (JWV)

Interstate Brands Corporation (Delaware)	Case No. 04-45816 (JWV)

IBC Sales Corporation (Delaware)	Case No. 04-45817 (JWV)

IBC Trucking, LLC (Delaware)	Case No. 04-45818 (JWV)

New England Bakery Distributors L.L.C. (Connecticut)	Case No. 04-45819 (JWV)

Baker’s Inn Quality Baked Goods, LLC (Delaware)	Case No. 04-45820 (JWV)

IBC Services, LLC (Missouri)	Case No. 04-45821 (JWV)

Armour and Main Redevelopment Corporation (Missouri)	Case No. 04-45822 (JWV)

Mrs. Cubbison’s Foods, Inc. (California)	Case No. 06-40111 (JWV)
     This Plan contemplates the reorganization of each of the Debtors upon consummation of this Plan and the resolution of the outstanding Claims against and Interests in the Debtors pursuant to sections 1123, 1129 and 1141 of the Bankruptcy

Code. This Plan further contemplates that holders of Prepetition Lender Claims will receive a distribution consisting of the New Third Lien Term Loan, $85,800,000 in aggregate principal amount of the New Convertible Secured Notes and Series E Warrants representing 1.5% of the fully-diluted equity interests of Reorganized IBC (calculated as of the Effective Date). Holders of General Unsecured Claims against the Main Debtors will not receive a distribution pursuant to this Plan. However, pursuant to the settlement and compromise contemplated by the Intercreditor Settlement described herein, among other things, the Trust Assets shall be transferred to the Creditors’ Trust on the Effective Date and, in exchange, the Creditors’ Committee has agreed to release any and all claims against the Prepetition Lenders. As a result, the Creditors’ Committee has agreed to support this Plan. Furthermore, the Existing Securities of the Debtors will be cancelled and holders of the Existing Securities will not receive distributions under this Plan.
     These reorganization cases have been consolidated for procedural purposes only and are being jointly administered pursuant to an order of the United States Bankruptcy Court for the Western District of Missouri.
     Under section 1125(b) of the Bankruptcy Code, a vote to accept or reject this Plan may not be solicited from a Claimholder or Interestholder until the Disclosure Statement has been approved by the Bankruptcy Court and distributed to Claimholders and Interestholders. ALL CLAIMHOLDERS WHO ARE ELIGIBLE TO VOTE ON THIS PLAN ARE ENCOURAGED TO READ THIS PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THIS PLAN.
     Subject to the restrictions on modifications set forth in section 1127 of the Bankruptcy Code, Bankruptcy Rule 3019, and Article XIII of this Plan, the Debtors expressly reserve their right to alter, amend or modify this Plan, one or more times, before this Plan’s substantial consummation.
ARTICLE I
DEFINITIONS, RULES OF INTERPRETATION,
AND COMPUTATION OF TIME
A. Scope of Definitions
     For purposes of this Plan, except as expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings ascribed to them in Article I of this Plan. Any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the

Bankruptcy Rules, as applicable. Whenever it appears appropriate from the context, each term stated in the singular or the plural includes the singular and the plural, and each pronoun stated in the masculine, feminine or neuter includes the masculine, feminine and neuter.
B. Definitions
     1.1 “503 Deadline” shall have the meaning ascribed to it in Section 9.3 hereof.
     1.2 “ABL Facility” means the asset-based revolving credit facility by and among IBC, Interstate Brands Corporation and General Electric Capital Corporation in the committed amount of $125,000,000.
     1.3 “ABL Facility Commitment Papers” means that certain commitment letter by and among General Electric Capital Corporation, GE Capital Markets, Inc., Brands, IBC and Equity Investors, dated September 11, 2008 (together with the exhibits and annexes attached thereto and as amended, restated, modified or otherwise supplemented from time to time in accordance with the terms thereof) together with that certain fee letter by and among General Electric Capital Corporation, GE Capital Markets, Inc., Brands, IBC and Equity Investors, dated September 11, 2008 (as amended, restated, modified or otherwise supplemented from time to time in accordance with the terms thereof), in each case, for the ABL Facility.
     1.4 “ACE Companies” means, collectively, ACE American Insurance Company, Indemnity Insurance Company of North America, and ESIS, Inc. and their respective affiliates.
     1.5 “ACE Insurance Program” means all insurance policies and all agreements, documents or instruments relating thereto including, without limitation, claims servicing agreements, that have been issued or entered into by the ACE Companies (or any of them) to or with one or more of the Debtors and their respective predecessors and/or affiliates.
     1.6 “Adequate Protection Claims” means rights of the Prepetition Lenders to receive adequate protection pursuant to the DIP Facility Order.
     1.7 “Administrative Claim” means a Claim for payment of an administrative expense of a kind specified in section 503(b) of the Bankruptcy Code and entitled to priority pursuant to section 507(a)(1) of the Bankruptcy Code, including, but not limited to, DIP Facility Claims, the actual, necessary costs and expenses, incurred after the Petition Date, of preserving the Estates and operating the business of the Debtors, including wages, salaries or commissions for services rendered after the commencement of the Chapter 11 Cases, Professional Claims, and all fees and charges assessed against the Estates under chapter 123 of title 28 of the

United States Code, and all Allowed Claims that are entitled to be treated as Administrative Claims pursuant to a Final Order of the Bankruptcy Court under section 546(c)(2)(A) of the Bankruptcy Code.
     1.8 “Affiliates” shall have the meaning ascribed to such term by section 101(2) of the Bankruptcy Code.
     1.9 “Allowed Claim” means a Claim or any portion thereof, (a) that has been allowed by a Final Order of the Bankruptcy Court (or such other court as a Reorganized Debtor and the holder of such Claim agree may adjudicate such Claim and objections thereto), or (b) which (i) is not the subject of a proof of claim timely filed with the Bankruptcy Court but (ii) is Scheduled as liquidated and noncontingent, other than a Claim that is Scheduled at zero, in an unknown amount, or as disputed, but only to the extent such Claim is Scheduled as liquidated and noncontingent or (c) for which a proof of claim in a liquidated amount has been timely filed with the Bankruptcy Court pursuant to the Bankruptcy Code, any Final Order of the Bankruptcy Court or other applicable bankruptcy law, and as to which either (i) no objection to its allowance has been filed within the periods of limitation fixed by this Plan, the Bankruptcy Code or by any order of the Bankruptcy Court or (ii) any objection to its allowance has been settled or withdrawn, or has been denied by a Final Order, or (d) that is expressly allowed in a liquidated amount in this Plan.
     1.10 “Allowed Class ___Claim” means an Allowed Claim in the specified Class.
     1.11 “Armour & Main Redevelopment” means Armour and Main Redevelopment Corporation, one of the Debtors and a debtor-in-possession, Case No. 04-45822 (JWV).
     1.12 “Armour & Main Redevelopment Control Group Liability Claim” means a Claim asserted by, or on behalf of, a qualified defined benefit pension plan against all members of IBC’s controlled group of companies and related entities as defined under section 4001(b)(1) of the Employee Retirement Income Security Act of 1974 (on a joint and several basis), to the extent such Claim is asserted against Armour & Main Redevelopment.
     1.13 “Armour & Main Redevelopment General Unsecured Claims Distribution Property” means $10,000 in Cash.
     1.14 “Armour & Main Redevelopment Intercompany Claim” means a Claim by another Debtor against Armour & Main Redevelopment.
     1.15 “Armour & Main Redevelopment Interests” means the shares of common stock of Armour & Main Redevelopment, and all options, rights and other instruments evidencing an ownership interest in Armour & Main Redevelopment.

     1.16 “Armour & Main Redevelopment Substantive Consolidation Motion” means that certain motion to be filed with the Bankruptcy Court no later than twenty (20) days prior to the Confirmation Hearing pursuant to which the Debtors will seek to substantively consolidate Armour & Main Redevelopment and IBC, for purposes of voting and distribution, and pursuant to which the Claims against, and Interests in, Armour & Main Redevelopment will receive the same treatment as if they were Claims against, or Interests in, IBC under the Plan with respect to IBC.
     1.17 “Armour & Main Redevelopment Trade Claim” means each Claim against Armour & Main Redevelopment that is not an Administrative Claim, Priority Tax Claim, Other Priority Claim, Armour & Main Redevelopment Intercompany Claim or Armour & Main Redevelopment Control Group Liability Claim.
     1.18 “Avoidance Claims” means Causes of Action against Persons other than the Debtors arising under any of sections 544, 545, 547, 548, 550, 551 and 553 of the Bankruptcy Code, or under related state or federal statutes and common law, including fraudulent transfer laws, whether or not litigation is commenced to prosecute such Causes of Action, but excluding the Prepetition Lender Actions and any other Causes of Action otherwise assertable against the Prepetition Lenders.
     1.19 “Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended and codified in title 11 of the United States Code, 11 U.S.C. §§ 101-1330, as in effect on the date hereof but, with respect to amendments to the Bankruptcy Code subsequent to commencement of the Chapter 11 Cases, only to the extent that such amendments were made expressly applicable to bankruptcy cases which were filed as of the enactment of such amendments.
     1.20 “Bankruptcy Court” means the United States Bankruptcy Court for the Western District of Missouri.
     1.21 “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as amended, as applicable to the Chapter 11 Cases or proceedings therein, and the Local Rules of the Bankruptcy Court, as applicable to the Chapter 11 Cases or proceedings therein, as the case may be.
     1.22 “Brands” means Interstate Brands Corporation, one of the Debtors and a debtor-in-possession, Case No. 04-45816 (JWV).
     1.23 “Brands Preferred Stock” means the 6,026 shares of $4.80 dividend cumulative preferred stock of Brands authorized under Article IV of the restated certificate of incorporation of Brands, as amended.

     1.24 “Business Day” means any day, excluding Saturdays, Sundays and legal holidays, on which commercial banks are open for business in New York City.
     1.25 “Capital Leases” means those certain non-operating lease agreements scheduled on Exhibit B attached hereto, together with all related leases, lease amendments, lease supplements, memoranda of leases, mortgages, loan agreements, guarantees, guarantee and collateral agreements, and all other related loan, lease and security documents executed and delivered in connection therewith, as the same have been amended, amended and restated, modified or supplemented from time to time.
     1.26 “Capital Lease Claim” means a Claim arising under or pursuant to a Capital Lease.
     1.27 “Cash” means legal tender of the United States.
     1.28 “Causes of Action” means any and all actions, claims, proceedings, causes of action, suits, accounts, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment and claims, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured, and whether asserted or assertable directly or derivatively, in law, equity or otherwise, including actions brought prior to the Petition Date, actions under chapter 5 of the Bankruptcy Code, and actions against any Person for failure to pay for products or services provided or rendered by the Debtors, all claims, suits or proceedings relating to enforcement of the Debtors’ intellectual property rights, including patents, copyrights and trademarks, and all claims or causes of action seeking recovery of the Debtors’ or the Reorganized Debtors’ accounts receivable or other receivables or rights to payment created or arising in the ordinary course of the Debtors’ or the Reorganized Debtors’ business.
     1.29 “Central States Plan” has the meaning ascribed to it in Section 11.10 hereof.
     1.30 “Certificate” has the meaning ascribed to it in Section 8.4 hereof.
     1.31 “Chapter 11 Case(s)” means the chapter 11 case(s) of the Debtors pending in the Bankruptcy Court.
     1.32 “Claim” means a claim against the Debtors (or all or any of them), whether or not asserted, as defined in section 101(5) of the Bankruptcy Code.
     1.33 “Claimholder” means a holder of a Claim.
     1.34 “Claims Administration” shall have the meaning ascribed to it in Section 8.5 hereof.

     1.35 “Claims Objection Deadline” means that day which is one hundred eighty (180) days after the Effective Date, as the same may be from time to time extended by the Bankruptcy Court without further notice to parties-in-interest.
     1.36 “Class” means a category of Claimholders or Interestholders described in Article IV of this Plan.
     1.37 “Commitment Fee” means the Equity Commitment Fee and the Debt Commitment Fee.
     1.38 “Commitment Letter” means that certain commitment letter by and between IBC and Equity Investors, dated September 12, 2008 (including the exhibits and annexes attached thereto and as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof), together with that certain fee letter by and between IBC and Equity Investors, dated September 12, 2008 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof).
     1.39 “Commitment Letter Approval Order” means the Order Pursuant to 11 U.S.C. §§ 105(a), 363(b), 364(c)(1), 503(b) and 507(a) Authorizing the Debtors to (I) Enter into Equity Commitment Letter and Related Agreements Including (A) Equity Commitment Fee Letter, (B) Revolving Facility Commitment Letter and Related Fee Letter, and (C) Term Loan Exit Facility Commitment Letter and Related Fee Letter, and (II) Pay Certain Fees and Expenses Associated Therewith (Docket No. 11333) pursuant to which the Bankruptcy Court approved the Commitment Letter, the Term Loan Facility Commitment Papers and the ABL Facility Commitment Papers.
     1.40 “Confirmation Date” means the date of entry of the Confirmation Order.
     1.41 “Confirmation Hearing” means the hearing before the Bankruptcy Court on confirmation of this Plan and related matters under section 1128 of the Bankruptcy Code.
     1.42 “Confirmation Order” means the order entered by the Bankruptcy Court confirming this Plan.
     1.43 “Creditors’ Committee” means the Official Committee of Unsecured Creditors appointed in the Chapter 11 Cases pursuant to section 1102(a) of the Bankruptcy Code.
     1.44 “Creditors’ Trust” means the trust which is created pursuant to this Plan to be administered by the Trustee with the advice and/or under the direction of the Trust Advisory Board, all as more specifically set forth in Article X of this Plan.

     1.45 “Cure” means the payment or other honor of all obligations required to be paid or honored in connection with assumption of an executory contract or unexpired lease pursuant to section 365 of the Bankruptcy Code, including (a) the cure of any non-monetary defaults to the extent required, if at all, pursuant to section 365 of the Bankruptcy Code, and (b) with respect to monetary defaults, the distribution, within a reasonable period of time following the Effective Date, of Cash, or such other property as may be agreed upon by the parties or ordered by the Bankruptcy Court, with respect to the assumption (or assumption and assignment) of an executory contract or unexpired lease, pursuant to section 365(b) of the Bankruptcy Code, in an amount equal to all unpaid monetary obligations or such other amount as may be agreed upon by the parties, under such executory contract or unexpired lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable non-bankruptcy law.
     1.46 “D&O Claims” means those claims against certain former officers and directors that are to be transferred to the Creditors’ Trust on the Effective Date pursuant to the Intercreditor Settlement.
     1.47 “D&O Insurance” means insurance maintained by the Debtors which covers, among others, the directors, officers and managing members of the Debtors or any of them.
     1.48 “DIP Agent” means the administrative agent for the DIP Lenders under the DIP Credit Agreement.
     1.49 “DIP Credit Agreement” means the Second Amended and Restated Revolving Credit Agreement, dated as of May 9, 2008, among IBC, as parent borrower, the subsidiary borrowers party thereto, the DIP Agent and the DIP Lenders, which was executed by the Debtors (except Mrs. Cubbison’s) in connection with the DIP Facility, as amended by the First Amendment to the Second Amended and Restated Revolving Credit Agreement, dated as of September 12, 2008.
     1.50 “DIP Facility” means the debtor-in-possession secured financing facility provided to the Debtors by the DIP Lenders pursuant to the DIP Credit Agreement and agreements related thereto as authorized by the Bankruptcy Court pursuant to the DIP Facility Order.
     1.51 “DIP Facility Claim” means all Administrative Claims of the DIP Agent and the DIP Lenders arising under or pursuant to or related to the DIP Facility.
     1.52 “DIP Facility Order” means, collectively, the final order that was entered by the Bankruptcy Court on October 22, 2004, authorizing and approving the DIP Facility and the agreements related thereto, and any further orders entered by the Bankruptcy Court approving subsequent extensions and modifications of the DIP Facility.

     1.53 “DIP Lenders” means the lenders from time to time party to the DIP Credit Agreement.
     1.54 “Debt Commitment Fee” means the commitment fee for Equity Investors’s commitments to purchase New Convertible Secured Notes under the Commitment Letter, in the amount of $4,290,000, payable in accordance with the terms of the Commitment Letter.
     1.55 “Debtors” has the meaning ascribed to it in the Introduction hereof.
     1.56 “Deficiency Claim” means, in the case of a Claimholder who asserts a Secured Claim or Prepetition Lender Claim against the Debtors, a Claim equal to the amount by which such Claim exceeds the secured portion thereof as determined pursuant to section 506 of the Bankruptcy Code.
     1.57 “Disallowed Claim” means a Claim or any portion thereof, that (a) has been disallowed by a Final Order, (b) is Scheduled at zero or as contingent, disputed or unliquidated and as to which a proof of claim bar date has been established but no proof of claim has been timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or (c) is not Scheduled and as to which a proof of claim bar date has been set but no proof of claim has been timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court.
     1.58 “Disbursing Agent” means the Reorganized Debtors or any Person designated by either the Debtors or Reorganized IBC, with the consent of Equity Investors (with such consent not to be unreasonably withheld), to serve as a disbursing agent under Article VIII of this Plan.
     1.59 “Disclosure Statement” means the written disclosure statement that relates to this Plan, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017 on October 30, 2008, as such disclosure statement may be amended, modified or supplemented from time to time.
     1.60 “Disputed Claim” means a Claim or any portion thereof, that is neither an Allowed Claim nor a Disallowed Claim and includes, without limitation, Claims that (a) (i) have not been Scheduled by the Debtors (or any of them) or have been Scheduled at zero or as unknown, contingent, unliquidated or disputed, and (ii) are not the subject of an objection filed in the Bankruptcy Court or as to which the time for filing an objection has not yet expired, (b) that are the subject of a proof of claim or interest that differs in nature, amount or priority from the Schedules, or (c) are the subject of an objection filed with the Bankruptcy Court, which objection has not been withdrawn or overruled by a Final Order of the Bankruptcy Court.

     1.61 “Distribution Date” means a date selected by IBC or Reorganized IBC, not more than twenty (20) Business Days after the Effective Date.
     1.62 “Effective Date” means the Business Day on which all conditions to the consummation of this Plan set forth in Section 12.2 hereof have been either satisfied or waived as provided in Section 12.3 hereof and is the day upon which this Plan is substantially consummated, which Effective Date shall also be the closing date under the Investment Agreement.
     1.63 “Equity Commitment Fee” means the commitment fee for Equity Investors’s commitment to purchase New Common Stock under the Commitment Letter, in the amount of $2,210,000, payable in accordance with the terms of the Commitment Letter.
     1.64 “Equity Investors” means IBC Investors I, LLC.
     1.65 “Estates” means the bankruptcy estates of the Debtors created pursuant to section 541 of the Bankruptcy Code.
     1.66 “Executive Employment Agreements” has the meaning ascribed to it in Section 6.7 hereof.
     1.67 “Exhibit” means an exhibit annexed to either this Plan or as an appendix to the Disclosure Statement.
     1.68 “Exhibit Filing Date” means the date on which Exhibits to this Plan or the Disclosure Statement shall be filed with the Bankruptcy Court, which date shall be at least ten (10) days prior to the Voting Deadline or such later date as may be approved by the Bankruptcy Court.
     1.69 “Existing Securities” means, collectively, the Brands Preferred Stock, Old Convertible Notes, Old Common Stock and Old Common Stock Options, and all options, warrants, rights and other instruments evidencing an ownership interest in any Debtor (whether fixed or contingent, matured or unmatured, disputed or undisputed), contractual, legal, equitable or otherwise, to acquire any of the foregoing (except for Subsidiary Interests other than the Brands Preferred Stock).
     1.70 “Exit Facility Documents” has the meaning ascribed to it in Section 6.12 hereof.
     1.71 “Face Amount” means, (a) when used in reference to a Disputed Claim or Disallowed Claim, the full stated liquidated amount claimed by the Claimholder in any proof of claim timely filed with the Bankruptcy Court or otherwise Allowed by any Final Order of the Bankruptcy Court and (b) when used in reference to an Allowed Claim, the allowed amount of such Claim.

     1.72 “Final Order” means an order or judgment, the operation or effect of which has not been stayed, reversed or amended and as to which order or judgment (or any revision, modification or amendment thereof) the time to appeal or seek review or rehearing (other than under Rule 60(b) of the Federal Rules of Civil Procedure or Bankruptcy Rule 9024) has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending.
     1.73 “General Unsecured Claim” means a Claim that (a) is not an Administrative Claim or a Priority Tax Claim and (b) (i) with respect to the Main Debtors, does not fall within Class 1 Secured Tax Claims, Class 2 Secured Claims, Class 3 Other Priority Claims, Class 4 Intercompany Claims, Class 5 Workers’ Compensation Claims, Class 7 Capital Lease Claims, Class 8 Prepetition Lender Claims, Class 10a Subordinated Debt Securities Claims or Class 10b Subordinated Equity Securities Claims or (ii) with respect to Mrs. Cubbison’s, Armour & Main Redevelopment and New England Bakery, does not fall within Class 1 Other Priority Claims, Class 2 Intercompany Claims or Class 4 Trade Claims.
     1.74 “Holdback Amount” means the amount equal to 20% of fees billed to the Debtors in a given month that was retained by the Debtors as a holdback on payment of Professional Claims pursuant to the Professional Fee Order.
     1.75 “Holdback Escrow Account” means the escrow account established by the Disbursing Agent into which Cash equal to the Holdback Amount shall be deposited on the Effective Date for the payment of Allowed Professional Claims to the extent not previously paid or disallowed.
     1.76 “IBC” has the meaning ascribed to it in the Introduction hereof.
     1.77 “Impaired” refers to any Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.
     1.78 “Indemnification Rights” means any obligations of the Debtors (or any of them) to indemnify, reimburse, advance or contribute to the losses, liabilities or expenses of an Indemnitee pursuant to a Debtor’s certificate of incorporation, bylaws, or policy of providing indemnification to an Indemnitee, or pursuant to any applicable law or specific agreement in respect of any claims, demands, suits, causes of action or proceedings against an Indemnitee based upon any act or omission related to an Indemnitee’s service with, for or on behalf of the Debtors (or any of them).
     1.79 “Indemnitee” means all present and former directors, officers, employees, agents or representatives of the Debtors who are entitled to assert Indemnification Rights.

     1.80 “Insurance Coverage” shall have the meaning ascribed to it in Section 11.8 hereof.
     1.81 “Insured Claim” means any Claim or portion of a Claim (other than a Workers’ Compensation Claim) that is insured under the Debtors’ insurance policies, but only to the extent of such coverage.
     1.82 “Intercompany Claim” means a Claim by any Debtor against a Main Debtor.
     1.83 “Intercreditor Settlement” means that settlement and compromise of controversies by and among the Debtors, certain Prepetition Lenders and the Creditors’ Committee whereby the Trust Assets shall be transferred to the Creditors’ Trust on the Effective Date in full and complete satisfaction of any and all claims against the Prepetition Lenders and any and all challenges, contests or claims for or against the substantive consolidation of the Debtors, all as such settlement and compromise of controversies is more specifically described in the Intercreditor Settlement Motion and the Intercreditor Settlement Order.
     1.84 “Intercreditor Settlement Motion” means that certain Motion to Compromise Controversies Pursuant to Bankruptcy Rule 9019 whereby the Debtors seek approval of a compromise with respect to the Intercreditor Settlement.
     1.85 “Intercreditor Settlement Order” means an order of the Bankruptcy Court approving the Intercreditor Settlement Motion, in substantially the form attached hereto as Exhibit C.
     1.86 “Interest” means (a) the legal, equitable contractual and other rights (whether fixed or contingent, matured or unmatured, disputed or undisputed) of any Person with respect to Old Common Stock, Old Common Stock Options, Brands Preferred Stock or any other equity securities of the Debtors (or any of them) and (b) the legal, equitable, contractual and other rights, whether fixed or contingent, matured or unmatured, disputed or undisputed, of any Person to purchase, sell, subscribe to, or otherwise acquire or receive (directly or indirectly) any of the foregoing.
     1.87 “Interestholder” means a holder of an Interest.
     1.88 “Investment” means the purchase by Equity Investors of the New Common Stock and New Convertible Secured Notes pursuant to the Investment Agreement.
     1.89 “Investment Agreement” means the Investment Agreement between IBC and Equity Investors dated as of September 26, 2008 (including the exhibits attached thereto and as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof) and approved by the Investment Agreement Order. The Investment Agreement is set forth at Exhibit D.
     1.90 “Investment Agreement Order” means the Final Order entered by the Bankruptcy Court on October 22, 2008, authorizing and approving the Investment Agreement.
     1.91 “JPMCB” means JPMorgan Chase Bank, N.A., a national banking association.
     1.92 “KERP” means that certain Key Employee Retention Plan adopted by IBC’s board of directors and approved by order of the Bankruptcy Court on February 17, 2005, as amended.
     1.93 “Lien” means a lien, security interest or charge against or interest in property of the Debtors to secure payment of a debt or performance of an obligation owed by the Debtors. For purposes of this Plan, the term shall not include (a) a lien resulting from the provisions of Chapter 5 of the Bankruptcy Code or (b) a lien that has been or may be avoided pursuant to Chapter 5 of the Bankruptcy Code.
     1.94 “Long Term Incentive Plan” means that certain long term incentive plan as is more specifically described at Exhibit E attached hereto, by which the Reorganized Debtors shall deliver certain stock options and restricted stock grants to certain members of management and other employees on and after the Effective Date.
     1.95 “Main Debtors” means all of the Debtors excluding Mrs. Cubbison’s, Armour & Main Redevelopment and New England Bakery.
     1.96 “Monarch” means Monarch Master Funding Ltd and its respective Affiliates and managed funds.
     1.97 “Mrs. Cubbison’s” means Mrs. Cubbison’s Foods, Inc., one of the Debtors and a debtor-in-possession, Case No. 06-40111 (JWV).
     1.98 “Mrs. Cubbison’s Control Group Liability Claim” means a Claim asserted by, or on behalf of, a qualified defined benefit pension plan against all members of IBC’s controlled group of companies and related entities as defined under section 4001(b)(1) of the Employee Retirement Income Security Act of 1974 (on a joint and several basis), to the extent such claim is asserted against Mrs. Cubbison’s.
     1.99 “Mrs. Cubbison’s General Unsecured Claims Distribution Property” means $300,000 in Cash.

     1.100 “Mrs. Cubbison’s Intercompany Claim” means a Claim by any Debtor against Mrs. Cubbison’s.
     1.101 “Mrs. Cubbison’s Interests” means the shares of common stock of Mrs. Cubbison’s, and all options, rights and other instruments evidencing an ownership interest in Mrs. Cubbison’s.
     1.102 “Mrs. Cubbison’s Substantive Consolidation Motion” means that certain motion to be filed with the Bankruptcy Court no later than twenty (20) days prior to the Confirmation Hearing pursuant to which the Debtors will seek to substantively consolidate Mrs. Cubbison’s and IBC, for purposes of voting and distribution, and pursuant to which the Claims against, and Interests in, Mrs. Cubbison’s will receive the same treatment as if they were Claims against, or Interests in, IBC under the Plan with respect to IBC.
     1.103 “Mrs. Cubbison’s Trade Claim” means each Claim against Mrs. Cubbison’s that is not an Administrative Claim, Priority Tax Claim, Other Priority Claim, Mrs. Cubbison’s Intercompany Claim or Mrs. Cubbison’s Control Group Liability Claim.
     1.104 “New Common Stock” means shares of common stock of Reorganized IBC to be authorized and issued on or after the Effective Date. A summary description of the New Common Stock is set forth at Exhibit F.
     1.105 “New Convertible Secured Note Indenture” means the New Convertible Secured Notes indenture among IBC, the guarantors party thereto and the trustee party thereto.
     1.106 “New Convertible Secured Notes” mean the 5% fourth priority secured convertible notes, in the original principal amount of $171.6 million, to be issued by Reorganized IBC on the Effective Date, together with any “pay-in-kind” interest on such New Convertible Secured Notes to be issued after the Effective Date. A summary description of the New Convertible Secured Notes is set forth at Exhibit G attached hereto.
     1.107 “New Credit Facilities” means (a) the ABL Facility, and (b) the Term Loan Facility.
     1.108 “New Credit Facility Documents” means all documents comprising the definitive documentation of the New Credit Facilities, including without limitation, all collateral and security documents and intercreditor agreements contemplated thereby.
     1.109 “New England Bakery” means New England Bakery Distributors L.L.C., one of the Debtors and a debtor-in-possession, Case No. 04-45819 (JWV).

     1.110 “New England Bakery Control Group Liability Claim” means a Claim asserted by, or on behalf of, a qualified defined benefit pension plan against all members of IBC’s controlled group of companies and related entities as defined under section 4001(b)(1) of the Employee Retirement Income Security Act of 1974 (on a joint and several basis), to the extent such Claim is asserted against New England Bakery.
     1.111 “New England Bakery General Unsecured Claims Distribution Property” means $10,000 in Cash.
     1.112 “New England Bakery Intercompany Claim” means a Claim by any Debtor against New England Bakery.
     1.113 “New England Bakery Interests” means the shares of common stock of New England Bakery, and all options, rights and other instruments evidencing an ownership interest in New England Bakery.
     1.114 “New England Bakery Substantive Consolidation Motion” means that certain motion to be filed with the Bankruptcy Court no later than twenty (20) days prior to the Confirmation Hearing pursuant to which the Debtors will seek to substantively consolidate New England Bakery and IBC, for purposes of voting and distribution, and pursuant to which the Claims against, and Interests in, New England Bakery will receive the same treatment as if they were Claims against, or Interests in, IBC under the Plan with respect to IBC.
     1.115 “New England Bakery Trade Claim” means each Claim against New England Bakery that is not an Administrative Claim, Priority Tax Claim, Other Priority Claim, New England Bakery Intercompany Claim or New England Bakery Control Group Liability Claim.
     1.116 “New Third Lien Term Loan” means the six-year term loan facility in the aggregate principal amount equal to $142.3 million; provided, however, the principal amount of the New Third Lien Term Loan may be decreased (with a corresponding increase in the amount of the Term Loan Facility on a dollar-for-dollar basis) in accordance with numbered paragraph 19 of the Commitment Letter and Exhibit J to the Commitment Letter subject to the consent of the Term Loan Facility Commitment Parties. A summary description of the New Third Lien Term Loan is set forth at Exhibit H attached hereto.
     1.117 “New Third Lien Term Loan Credit Facility” means the credit facility governing the New Third Lien Term Loan by and among Reorganized IBC, Reorganized Brands, the guarantors party thereto and the Prepetition Lenders.
     1.118 “Old Common Stock” means shares of IBC’s common stock that were authorized, issued and outstanding prior to the Effective Date.

     1.119 “Old Common Stock Options” means all options, warrants and rights (whether fixed or contingent, matured or unmatured, disputed or undisputed), contractual, legal, equitable or otherwise, to acquire shares of Old Common Stock or other equity interests in IBC.
     1.120 “Old Convertible Note Indenture” means the Old Convertible Notes indenture dated as of August 12, 2004, among IBC, the guarantors party thereto and the Old Convertible Note Indenture Trustee.
     1.121 “Old Convertible Note Indenture Trustee” means U.S. Bank National Association, as trustee under the Old Convertible Note Indenture.
     1.122 “Old Convertible Note Indenture Trustee Fee Claim” means the reasonable fees and expenses of the Old Convertible Note Indenture Trustee incurred by the Old Convertible Note Indenture Trustee during the Chapter 11 Cases through the Effective Date in an amount not to exceed $890,000.
     1.123 “Old Convertible Notes” means the 6% senior subordinated convertible notes due August 15, 2014, dated as of August 12, 2004, in the aggregate principal amount of $100 million, issued by IBC pursuant to the Old Convertible Note Indenture.
     1.124 “Old Convertible Notes Claim” shall mean the allowed Class 9 General Unsecured Claim of the Old Convertible Note Indenture Trustee on behalf of the holders of Old Convertible Notes in the Allowed amount of $100,649,000.
     1.125 “Ordinary Course Professional Order” means the Bankruptcy Court’s Order Under 11 U.S.C. § 327 of the Bankruptcy Code Authorizing the Debtors to Employ Professionals Utilized in the Ordinary Course of Business (Docket No. 408).
     1.126 “Organizational Documents” means the bylaws, articles of incorporation, corporate charters, certificates of formation, limited liability agreements or other documents or agreements that govern or affect the corporate formation and governance of the Debtors (or any of them) and the Reorganized Debtors (or any of the them) including, without limitation, the Stockholders’ Agreement.
     1.127 “Other Priority Claim” means a Claim entitled to priority pursuant to section 507(a) of the Bankruptcy Code other than a Priority Tax Claim or an Administrative Claim.
     1.128 “Pension Plans” means the American Bakers Association Retirement Plan and the IBC Defined Benefit Plan, two defined-benefit pension plans sponsored by the Debtors and covered by Title IV of the Employee Retirement Income Security Act of 1974, 29 U.S.C. §§ 1301-1461 (2000 and Supp. V. 2005).
     1.129 “Periodic Distribution Date” means (a) the Distribution Date, as to the first distribution made by the Reorganized Debtors, and (b) thereafter, (i) the first Business Day occurring ninety (90) days after the Distribution Date and (ii) subsequently, the first Business Day occurring ninety (90) days after the immediately preceding Periodic Distribution Date.
     1.130 “Permitted Affiliate” means (a) any affiliate of a Term Loan Facility Lender whose identity has been disclosed in writing to Equity Investors in writing prior to September 12, 2008 and (b) any other affiliate of a Term Loan Facility Lender reasonably acceptable to Equity Investors.
     1.131 “Person” means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization, governmental unit (as defined in section 101(27) of the Bankruptcy Code), or other entity.
     1.132 “Petition Date” means the date on which each Debtor filed its voluntary petition commencing its Chapter 11 Case, that is (a) with respect to all of the Debtors other than Mrs. Cubbison’s, September 22, 2004 and (b) with respect to Mrs. Cubbison’s, January 14, 2006.
     1.133 “Plan” means this joint plan of reorganization, which is jointly proposed by the Debtors for the resolution of outstanding Claims and Interests in the Chapter 11 Cases, as such plan may be further amended from time to time in accordance with the Bankruptcy Code, Bankruptcy Rules and Section 14.2, and the exhibits hereto.
     1.134 “Plan Supporter” means each Prepetition Lender that is a signatory to Annex I or Annex I-A (in each case, as amended from time to time) to the Commitment Letter as of the Effective Date.
     1.135 “Postpetition Interest” means, collectively, such interest, reasonable fees, costs, or charges provided for under the agreements between a Debtor and a Claimholder whose Claim is secured by property of the Estates to the extent such items have accrued and are payable pursuant to the provisions of the Bankruptcy Code including, without limitation, section 506(b) of the Bankruptcy Code.
     1.136 “Prepetition Agent” means the administrative agent for the Prepetition Lenders under the Prepetition Credit Agreement.
     1.137 “Prepetition Credit Agreement” means the collective reference to that certain Amended and Restated Credit Agreement, dated as of April 25, 2002, as amended, supplemented or otherwise modified from time to time, by and among Brands and Interstate Brands West Corporation (which was subsequently merged into Interstate Bakeries Corporation), as borrowers, the banks and other financial institutions from time to time thereto, and JPMCB, as administrative agent, all letters of credit issued thereunder, and any collateral or security documents related to the foregoing.
     1.138 “Prepetition Credit Facility” means the financing accommodations evidenced by the Prepetition Credit Agreement and related documents.
     1.139 “Prepetition Investors” means Silver Point, Monarch Alternative Capital L.P. and McDonnell Investment Management LLC and their respective Affiliates and managed funds.
     1.140 “Prepetition LC” has the meaning ascribed to it in Section 4.7 hereof.
     1.141 “Prepetition Lender Actions” means the collective reference to that certain First Amended and Restated Complaint to Avoid and Recover Certain Transfers and for Judgment (Adv. Pro. 06-04192) filed with the Bankruptcy Court and any claims or Causes of Action preserved pursuant to that certain Agreed Order Extending the Challenge Deadline, ordered by the Bankruptcy Court on April 24, 2007 (Docket No. 8848).
     1.142 “Prepetition Lender Claims” mean all Claims of the Prepetition Agent and the Prepetition Lenders arising under or pursuant to the Prepetition Credit Facility including, without limitation, the Claim of the Prepetition Lenders for Postpetition Interest whether calculated at the default or non-default rate.
     1.143 “Prepetition Lenders” means those Persons holding a Prepetition Lender Claim.
     1.144 “Prepetition Lenders Plan Distribution Property” means (a) the New Third Lien Term Loan, (b) $85,800,00 in aggregate principal amount of the New Convertible Secured Notes and (c) the Series E Warrants.
     1.145 “Priority Claim” means a Claim entitled to priority pursuant to section 507 of the Bankruptcy Code.
     1.146 “Priority Tax Claim” means a Claim entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code.
     1.147 “Pro Rata” means, from time to time, unless this Plan specifically provides otherwise, with respect to Claims, the proportion that the Face Amount of a Claim in a particular Class bears to the aggregate Face Amount of all Claims (including Disputed Claims, but excluding Disallowed Claims) in such Class.

     1.148 “Professional” means those Persons employed in the Chapter 11 Cases pursuant to sections 327 and 1103 of the Bankruptcy Code, or otherwise; provided, however, that “Professional” does not include those Persons retained pursuant to the Ordinary Course Professional Order.
     1.149 “Professional Claim” means a Claim of a Professional for compensation or reimbursement of costs and expenses relating to services rendered or expenses incurred after the Petition Date and prior to and including the Effective Date.
     1.150 “Professional Fee Order” means the order entered by the Bankruptcy Court on October 25, 2004, authorizing the interim payment of Professional Claims subject to the Holdback Amount.
     1.151 “Reclamation Claim” means a Claim administered, determined and allowed by agreement between the Debtors and a party asserting a reclamation claim, all as contemplated pursuant to the Reclamation Order.
     1.152 “Reclamation Order” means that certain Order Under 11 U.S.C. §§ 362, 503 and 546 (A) Providing Administrative Expense Treatment for Certain Holders of Valid Reclamation Claims and (B) Establishing Procedures for Resolution and Payment of Reclamation Claims entered by the Bankruptcy Court on November 12, 2004, whereby IBC established procedures for determining the validity and extent of reclamation claims.
     1.153 “Reconstitution Order” means that certain Order Pursuant to Bankruptcy Rule 9019, sections 105, 1107 and 1108 of the Bankruptcy Code, and section 303 of the Delaware General Corporation Law Approving A Proposed Settlement Reconstituting the Board of Directors of Interstate Bakeries Corporation and Granting Certain Related Relief entered by the Bankruptcy Court on January 5, 2007, whereby IBC reconstituted its board of directors.
     1.154 “Reinstated” or “Reinstatement” means (a) leaving unaltered the legal, equitable and contractual rights to which a Claim entitles the Claimholder so as to leave such Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code, or (b) notwithstanding any contractual provision or applicable law that entitles the Claimholder to demand or receive accelerated payment of such Claim after the occurrence of a default, (i) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code; (ii) reinstating the maturity of such Claim as such maturity existed before such default; (iii) compensating the Claimholder for any damages incurred as a result of any reasonable reliance by such Claimholder on such contractual provision or such applicable law; and (iv) not otherwise altering the legal, equitable or contractual rights to which such Claim entitles the Claimholder; provided, however, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, “going dark” provisions, and affirmative covenants regarding corporate existence prohibiting certain transactions or actions contemplated by this Plan, or conditioning such transactions or actions on certain factors, shall not be required to be cured or reinstated in order to accomplish Reinstatement.
     1.155 “Released Parties” means, collectively, (a) the Debtors, the officers, directors and managing members of the Debtors who were either serving in such capacities as of the Confirmation Date, or who had served in such capacities during the Chapter 11 Cases, (b) the Reorganized Debtors, (c) the officers, directors and managing members of the Reorganized Debtors serving in such capacity after the Effective Date, (d) the DIP Lenders, (e) the Prepetition Lenders, (f) the Plan Supporters, (g) the Prepetition Investors, (h) Silver Point, (i) the Term Loan Facility Lenders, (j) JPMCB and J.P. Morgan Securities Inc., (k) Equity Investors, (l) the Creditors’ Committee, and each of its members in their capacity as such, and (m) with respect to each of the Persons named in (a) — (l) above, such Person’s Affiliates, principals, employees, agents, officers, directors, financial advisors, attorneys and other professionals, and any of their successors and assigns, when acting in any of such capacities.
     1.156 “Reorganized . . .” means the applicable Debtor from and after the Effective Date.
     1.157 “Reorganized Debtors” means, collectively, all Debtors from and after the Effective Date.
     1.158 “Restructuring Transaction(s)” means a dissolution or winding up of the corporate existence of a Debtor or the consolidation, merger, contribution of assets, or other transaction in which a Reorganized Debtor merges with or transfers substantially all of its assets and liabilities to a Reorganized Debtor or their Affiliates, on or after the Effective Date, as set forth in the Restructuring Transactions Notice.
     1.159 “Restructuring Transactions Notice” means the notice filed with the Bankruptcy Court on or before the Exhibit Filing Date as Exhibit I to this Plan listing the restructuring Debtors and briefly describing the relevant Restructuring Transactions.
     1.160 “Retained Actions” means any and all Causes of Actions other than the Trust Claims, the Prepetition Lender Actions and any other Cause of Action otherwise assertable against the Prepetition Lenders. A nonexclusive list of the Retained Actions is attached hereto as Exhibit A-1.
     1.161 “SERP” means that certain Supplemental Executive Retirement Plan maintained by the Debtors prior to the Petition Date, which provides retirement benefits to certain officers and other select employees, pursuant to which IBC agreed to pay certain key executives and managers who retire after age 60 an annual retirement benefit equal to 1.8% of the participant’s average annual base salary received during the 60 months immediately preceding retirement, for each year of service to IBC, up to 20 years.
     1.162 “Scheduled” means, with respect to any Claim or Interest, the status, priority and amount, if any, of such Claim or Interest as set forth in the Schedules.
     1.163 “Schedules” means the schedules of assets and liabilities and the statements of financial affairs filed in the Chapter 11 Cases by the Debtors, as such schedules or statements have been or may be amended or supplemented from time to time in accordance with Bankruptcy Rule 1009 or orders of the Bankruptcy Court.
     1.164 “Secured Claim” means a Claim, other than a Prepetition Lender Claim, that is secured by a Lien which is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law, on property in which an Estate has an interest, or a Claim that is subject to setoff under section 553 of the Bankruptcy Code; to the extent of the value of the holder’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable; as determined by a Final Order pursuant to section 506(a) of the Bankruptcy Code, or in the case of setoff, pursuant to section 553 of the Bankruptcy Code, or in either case as otherwise agreed upon in writing by the Debtors or the Reorganized Debtors and the holder of such Claim.
     1.165 “Secured Tax Claim” means a Secured Claim arising prior to the Petition Date against any of the Debtors for taxes owed to a governmental unit.
     1.166 “Security” shall have the meaning ascribed to it in section 101(49) of the Bankruptcy Code.
     1.167 “Series A Warrants” means the warrants (in the form attached to the Investment Agreement) issued to Equity Investors that will entitle holders to receive, upon the exercise of all Series A Warrants, 13.5% of the fully diluted equity interests of Reorganized IBC (calculated as of the Effective Date).
     1.168 “Series B Warrants” means the warrants (in the form attached to the Investment Agreement) issued to the Term Loan Facility Lenders (or their Permitted Affiliates) that will entitle holders to receive, upon the exercise of all Series B Warrants, 1.917% of the fully diluted equity interests of Reorganized IBC (calculated as of the Effective Date).
     1.169 “Series C Warrants” means the warrants (in the form attached to the Investment Agreement) issued to the Term Loan Facility Lenders (or their Permitted Affiliates) that will entitle holders to receive, upon exercise of all Series C Warrants,

2.837% of the fully diluted equity interests of Reorganized IBC (calculated as of the Effective Date).
     1.170 “Series D Warrants” means the warrants (in the form attached to the Investment Agreement) issued to Equity Investors that will entitle holders to receive, upon the exercise of all Series D Warrants, 1.5% of the fully-diluted equity interests of Reorganized IBC (calculated as of the Effective Date).
     1.171 “Series E Warrants” means the warrants (in the form attached to the Investment Agreement) issued to the Prepetition Lenders that will entitle holders to receive, upon the exercise of all Series E Warrants, 1.5% of the fully-diluted equity interests of Reorganized IBC (calculated as of the Effective Date).
     1.172 “Servicer” means the Old Convertible Note Indenture Trustee with respect to the Old Convertible Note Indenture or any other agent or servicer under any other agreement that governs the rights of a Claimholder .
     1.173 “Silver Point” means Silver Point Finance, LLC and its respective Affiliates and managed funds.
     1.174 “Stockholders’ Agreement” means the agreement that each holder of New Common Stock, including those holders receiving shares upon the conversion of any New Convertible Secured Notes or the exercise of any Warrant, shall be required to execute. A form of the Stockholders’ Agreement is set forth at Exhibit J.
     1.175 “Solicitation Procedures Order” means the order of the Bankruptcy Court approved on October 30, 2008 pursuant to which the Bankruptcy Court, inter alia, approved the Disclosure Statement and set various procedures for soliciting and tabulating votes on this Plan.
     1.176 “Subordinated Debt Securities Claim” means a Claim subject to subordination under section 510(b) of the Bankruptcy Code that arises from the rescission of a purchase or sale of a debt Security of any Debtor (including, but not limited to, Old Convertible Notes), or for damages arising from the purchase or sale of such debt Security, or for reimbursement, indemnification, or contribution allowed under section 502 of the Bankruptcy Code on account of such Claim.
     1.177 “Subordinated Equity Securities Claim” means a Claim subject to subordination under section 510(b) of the Bankruptcy Code that arises from the rescission of a purchase or sale of an equity Security of any Debtor (including, but not limited to, Old Common Stock and Old Common Stock Options), or for damages arising from the purchase or sale of such equity Security, or for reimbursement, indemnification, or contribution allowed under section 502 of the Bankruptcy Code on account of such Claim.

     1.178 “Subordinated Securities Claim” means, collectively, all Subordinated Debt Securities Claims and all Subordinated Equity Securities Claims.
     1.179 “Subsidiary Debtors” means, collectively, Armour and Main Redevelopment Corporation; Baker’s Inn Quality Baked Goods, LLC; Brands; IBC Sales Corporation; IBC Services, LLC; IBC Trucking, LLC; New England Bakery Distributors, L.L.C.; and Mrs. Cubbison’s.
     1.180 “Subsidiary Interests” means, collectively, all of the issued and outstanding shares of stock, membership interests, other equity interests or other instruments evidencing an ownership interest in any Subsidiary Debtor as of the Effective Date, and all options, warrants and rights (whether fixed or contingent, matured or unmatured, disputed or undisputed), contractual, legal, equitable or otherwise, to acquire shares of stock, membership interests or other equity interests in the Subsidiary Debtors, as of the Effective Date, which stock, interests, options, warrants and rights are owned directly or indirectly by IBC.
     1.181 “Term Loan Facility” means the five-year term loan facility by and among IBC, Brands and the Term Loan Facility Lenders in the principal amount of $344,000,000; provided, however, the principal amount of the Term Loan Facility may be increased (with a corresponding reduction in the amount of the New Third Lien Term Loan on a dollar-for-dollar basis) in accordance with numbered paragraph 19 of the Commitment Letter and Exhibit J to the Commitment Letter subject to the consent of the Term Loan Facility Commitment Parties.
     1.182 “Term Loan Facility Commitment Fee” means the commitment fee payable by the Debtors or Reorganized Debtors to the Term Loan Facility Commitment Parties under the terms of the Term Loan Facility Commitment Papers, in the amount of $16,800,000, and the paid-in-kind incremental facility fee (as described in the Term Loan Facility Commitment Papers).
     1.183 “Term Loan Facility Commitment Papers” means that certain commitment letter by and among Silver Point Finance, LLC, Monarch, Brands and IBC, dated September 12, 2008 (together with the exhibits and annexes attached thereto and as amended, restated, modified or otherwise supplemented from time to time in accordance with the terms thereof) together with that certain fee letter by and among Silver Point, Monarch, Brands and IBC, dated September 12, 2008 (as amended, restated, modified or otherwise supplemented from time to time in accordance with the terms thereof), in each case, for the Term Loan Facility.
     1.184 “Term Loan Facility Commitment Parties” shall mean Silver Point and Monarch.
     1.185 “Term Loan Facility Lenders” means Silver Point, Monarch Alternative Capital L.P., McDonnell Investment Management LLC, and each other

Prepetition Lender or other Person that participates in the Term Loan Facility, and their respective affiliates and managed funds.
     1.186 “Tolling Agreement” means an agreement executed by and among either the Debtors or third party claimants tolling the applicable statute of limitations with respect to a Claim or Cause or Action.
     1.187 “Transaction” means the consummation of the Plan and all related transactions contemplated by the Plan, the Commitment Letter and the Investment Agreement (including the exhibits and annexes attached hereto and thereto, and as amended, restated, supplemented or otherwise modified from time to time in accordance with the Commitment Letter and the Investment Agreement).
     1.188 “Trust Advisory Board” means the board that is to be created pursuant to Section 10.4 of this Plan for the purpose of advising the Trustee with respect to decisions affecting the Creditors’ Trust to the extent set forth in the Trust Agreement.
     1.189 “Trust Agreement” means that certain Trust Agreement which is to govern the Creditors’ Trust, substantially in the form attached as Exhibit K to this Plan, pursuant to which, among other things, the Trust Assets shall be liquidated, as applicable, and the proceeds distributed to the Trust Beneficiaries on a pro rata basis without regard to whether multiple obligors exist with respect to a Trust Beneficiary’s Claim.
     1.190 “Trust Assets” means $5,000,000 in Cash, the Trust Claims, the Trust Stock Appreciation Rights, and any and all proceeds of the foregoing and interest or income accruing with respect thereto.
     1.191 “Trust Avoidance Claims” means the Avoidance Claims that are specifically listed on Exhibit A-2 hereto, or as are otherwise agreed to by Equity Investors and the Creditors’ Committee, which claims are to be transferred to the Creditors’ Trust on the Effective Date (as opposed to all other Avoidance Claims, which will be retained by the Reorganized Debtors).
     1.192 “Trust Beneficiary” means a holder of an Allowed General Unsecured Claim; provided, however, that any Prepetition Lender who holds an Allowed General Unsecured Claim on account of Claims arising under the Prepetition Credit Agreement shall not be a Trust Beneficiary for purposes hereof.
     1.193 “Trust Claims” shall mean the D&O Claims and the Trust Avoidance Claims.
     1.194 “Trust Stock Appreciation Rights” means cash-settled stock appreciation rights, with a strike price equal to $15.00, equaling 3% of the fully-

diluted equity interests of the Reorganized Company as of the Effective Date, the other terms of which shall be the same as the stock appreciation rights to be distributed to the Reorganized Debtors’ unionized workforce. The Debtors shall deliver a description of such terms to the Creditors’ Committee on or before the Exhibit Filing Date, if available, but in any case, no later than three (3) days prior to the first day set for the Confirmation Hearing provided that the Debtors and the Creditors’ Committee have first agreed that such description shall be kept confidential.
     1.195 “Trustee” means the trustee of the Creditors’ Trust as contemplated by the Trust Agreement and designated pursuant to Section 10.1 of this Plan and section 1123(b)(3) of the Bankruptcy Code.
     1.196 “Trustee Professionals” has the meaning ascribed to it in subsection 10.3(d) hereof.
     1.197 “Unimpaired” refers to any Claim which is not Impaired.
     1.198 “Union Contracts” means those certain collectively bargained labor contracts among Brands and the various unions duly organized and representing certain of Brands’ employees that are in full force and effect on the Effective Date, and any related modification agreement, extension agreement and side agreement duly executed by Brands.
     1.199 “Voting Deadline” means December 1, 2008, at 4:00 p.m. (Pacific time).
     1.200 “Warrants” means the Series A Warrants, the Series B Warrants, the Series C Warrants, the Series D Warrants and the Series E Warrants.
     1.201 “Workers’ Compensation Claim” means a Claim held by an employee or former employee of the Debtors (or any of them) for workers’ compensation coverage under the workers’ compensation program applicable in the particular state in which the employee is employed by the Debtors.
C. Rules of Interpretation
     For purposes of this Plan (a) any reference in this Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be in such form or on such terms and conditions, (b) any reference in this Plan to an existing document or Exhibit filed or to be filed means such document or Exhibit as it may have been or may be amended, modified or supplemented, (c) unless otherwise specified, all references in this Plan to Sections, Articles, Schedules and Exhibits are references to Sections, Articles, Schedules and Exhibits of or to this Plan, (d) the words “herein” and “hereto” refer to this Plan in its entirety rather than to a particular portion of this Plan, (e) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan, (f) the rules of construction set forth in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply, (g) to the extent the Disclosure Statement is inconsistent with the terms of this Plan, this Plan shall control, (h) to the extent this Plan is inconsistent with the Confirmation Order, the Confirmation Order shall control, and (i) to the extent this Plan is inconsistent with the transaction documents for the Transaction, the transaction documents shall control.
D. Computation of Time
     In computing any period of time prescribed or allowed by this Plan, unless otherwise expressly provided, the provisions of Bankruptcy Rule 9006(a) shall apply.
E. Exhibits
     All Exhibits are incorporated into and are a part of this Plan as if set forth in full herein and, to the extent not annexed hereto, such Exhibits shall be filed with the Bankruptcy Court on or before the Exhibit Filing Date. After the Exhibit Filing Date, copies of Exhibits can be obtained upon written request to Skadden, Arps, Slate, Meagher & Flom LLP, 333 West Wacker Drive, Chicago, Illinois 60606 (Attn: J. Eric Ivester, Esq.), counsel to the Debtors. In addition, imaged copies of the Exhibits will be available on the Bankruptcy Court’s website, www.mow.uscourts.gov, for a nominal charge (a PACER account is required), or at the Voting Agent’s general website address, http://www.kccllc.net/ibc, free of charge. To the extent any Exhibit is inconsistent with the terms of the body of this Plan, unless otherwise ordered by the Bankruptcy Court, the terms of the relevant Exhibit shall control.
ARTICLE II
ADMINISTRATIVE EXPENSES
AND PRIORITY TAX CLAIMS
     2.1 Administrative Claims. Subject to the provisions of Article IX of this Plan, on the first Periodic Distribution Date occurring after the later of (a) the date an Administrative Claim becomes an Allowed Administrative Claim or (b) the date an Administrative Claim becomes payable pursuant to any agreement between a Debtor (or a Reorganized Debtor) and the holder of such Administrative Claim, an Allowed Administrative Claimholder in any Debtor’s Chapter 11 Case shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Administrative Claim, (x) Cash equal to the unpaid portion of such Allowed Administrative Claim or (y) such other treatment as to which the Debtors (or the Reorganized Debtors) and such Claimholder shall have agreed upon in writing;

provided, however, that Allowed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto; provided further, however, that in no event shall a postpetition obligation that is contingent or disputed and subject to liquidation through pending or prospective litigation, including, but not limited to, alleged obligations arising from personal injury, property damage, products liability, consumer complaints, employment law (excluding claims arising under workers’ compensation law), secondary payor liability, or any other disputed legal or equitable claim based on tort, statute, contract, equity, or common law, be considered to be an obligation which is payable in the ordinary course of business; provided further, however, that Reclamation Claims allowed pursuant to the procedures set forth in the Reclamation Order shall be paid in Cash on the Distribution Date or as soon thereafter as is practical.
     2.2 Priority Tax Claims. With respect to each Allowed Priority Tax Claim in any Debtor’s Chapter 11 Case, at the sole option of the Debtors (or the Reorganized Debtors), the Allowed Priority Tax Claimholder shall be entitled to receive on account of such Priority Tax Claim, in full satisfaction, settlement, release, and discharge of and in exchange for such Priority Tax Claim, (a) equal Cash payments made on the last Business Day of every three (3) month period following the Effective Date, over a period not exceeding six years after the assessment of the tax on which such Claim is based, totaling the principal amount of such Claim plus simple interest on any outstanding balance from the Effective Date calculated at the interest rate available on ninety (90) day United States Treasuries on the Effective Date, (b) such other treatment agreed to by the Allowed Priority Tax Claimholder and the Debtors (or the Reorganized Debtors), provided such treatment is on more favorable terms to the Debtors (or the Reorganized Debtors) than the treatment set forth in subsection (a) above, or (c) payment in full in Cash.
ARTICLE III
CLASSIFICATION OF CLAIMS AND INTERESTS
     3.1 Introduction.
     Pursuant to section 1122 of the Bankruptcy Code, set forth below is a designation of classes of Claims against and Interests in the Debtors. A Claim or Interest is placed in a particular Class for purposes of voting on this Plan and of receiving distributions pursuant to this Plan only to the extent that such Claim or Interest is an Allowed Claim or an Allowed Interest in that Class and such Claim or Interest has not been paid, released or otherwise settled prior to the Effective Date. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims

and Priority Tax Claims of the kinds specified in sections 507(a)(1) and 507(a)(8) of the Bankruptcy Code have not been classified, and their treatment is set forth in Article II herein.
     This Plan, though proposed jointly, constitutes a separate plan proposed by each Debtor. Therefore, except as expressly provided in Section 3.3 herein, the classifications set forth in Section 3.2 herein shall be deemed to apply separately with respect to each plan proposed by each Debtor.
     3.2 Classification of Claims Against and Interests In the Main Debtors.
          (a) Unimpaired Classes of Claims Against and Interests In the Main Debtors (deemed to have accepted this Plan and, therefore, not entitled to vote).
          (i) Class 1 — Secured Tax Claims. Class 1 consists of all Secured Tax Claims.
          (ii) Class 2 — Secured Claims. Class 2 consists of each separate subclass for each Secured Claim. Each subclass is deemed to be a separate Class for all purposes under the Bankruptcy Code.
          (iii) Class 3 — Other Priority Claims. Class 3 consists of Other Priority Claims.
          (iv) Class 4 — Intercompany Claims. Class 4 consists of all Intercompany Claims.
          (v) Class 5 — Workers’ Compensation Claims. Class 5 consists of all Workers’ Compensation Claims.
          (vi) Class 6 — Subsidiary Interests. Class 6 consists of Subsidiary Interests, except for Interests in Brands Preferred Stock.
          (b) Impaired Classes of Claims Against and Interests In the Main Debtors (entitled to vote on this Plan).
          (i) Class 7 — Capital Lease Claims. Class 7 consists of separate subclasses for the secured portion of each Capital Lease Claim. Each subclass is deemed to be a separate Class for all purposes under the Bankruptcy Code. The unsecured portion of each Capital Lease Claim shall be classified and treated as Class 9 General Unsecured Claims.
          (ii) Class 8 — Prepetition Lender Claims. Class 8 consists of the Prepetition Lender Claims.

          (c) Impaired Classes of Claims Against and Interests In the Main Debtors (deemed to have rejected this Plan and therefore not entitled to vote on this Plan).
          (i) Class 9 — General Unsecured Claims. Class 9 consists of the General Unsecured Claims, including Deficiency Claims.
          (ii) Class 10 — Subordinated Securities Claims. Class 10 consists of two separate subclasses for the Subordinated Securities Claims. Each subclass is deemed to be a separate Class for all purposes under the Bankruptcy Code. Both subclasses are deemed to have rejected this Plan and, therefore, neither subclass is entitled to vote.
          (1) Class 10a — Subordinated Debt Securities Claims. Class 10a consists of all Subordinated Debt Securities Claims that may exist against a particular Debtor.
          (2) Class 10b — Subordinated Equity Securities Claims. Class 10b consists of all Subordinated Equity Securities Claims that may exist against a particular Debtor.
          (iii) Class 11 — Interests in Brands Preferred Stock. Class 11 consists of Interests in Brands Preferred Stock.
          (iv) Class 12 — Interests in IBC. Class 12 consists of Interests in IBC.
     3.3 Classification of Claims Against and Interests In Mrs. Cubbison’s, Armour & Main Redevelopment and New England Bakery
          (a) Unimpaired Classes of Claims Against and Interests (deemed to have accepted these Plans and, therefore, not entitled to vote).
          (i) Class 1 — Other Priority Claims. As to the separate Plans of each of Mrs. Cubbison’s, Armour & Main Redevelopment and New England Bakery, Class 1 consists of Other Priority Claim.
          (ii) Class 2 — Intercompany Claims. As to the separate Plans of each of Mrs. Cubbison’s, Armour & Main Redevelopment and New England Bakery, Class 2 consists of all Mrs. Cubbison’s, Armour & Main Redevelopment and New England Bakery Intercompany Claims, respectively.
          (iii) Class 3 — Interests. As to the separate Plans of each of Mrs. Cubbison’s, Armour & Main Redevelopment and New England Bakery,

Class 3 consists of all Mrs. Cubbison’s, Armour & Main Redevelopment and New England Bakery Interests, respectively.
          (b) Impaired Classes of Claims (Classes 4 and 5 are entitled to vote on this Plan).
          (i) Class 4 —Trade Claims. As to the separate Plans of each of Mrs. Cubbison’s, Armour & Main Redevelopment and New England Bakery, Class 4 consists of all Mrs. Cubbison’s, Armour & Main Redevelopment and New England Bakery Trade Claims, respectively.
          (ii) Class 5 —General Unsecured Claims. As to the separate Plans of each of Mrs. Cubbison’s, Armour & Main Redevelopment and New England Bakery, Class 5 consists of all Mrs. Cubbison’s, Armour & Main Redevelopment and New England Bakery General Unsecured Claims, respectively.
ARTICLE IV
PROVISIONS FOR TREATMENT OF
CLAIMS AND INTERESTS
     4.1 Treatment of Claims Against and Interests In the Main Debtors.
          (a) Class 1 (Secured Tax Claims). Except as otherwise provided in and subject to Section 8.7 herein, on the first Periodic Distribution Date occurring after the later of (a) the date a Secured Tax Claim becomes an Allowed Secured Tax Claim or (b) the date a Secured Tax Claim becomes payable pursuant to any agreement between the Debtors (or the Reorganized Debtors) and the holder of such Secured Tax Claim, the holder of such Class 1 Secured Tax Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Secured Tax Claim, (x) Cash equal to the amount of such Allowed Secured Tax Claim or (y) such other treatment as to which the Debtors (or the Reorganized Debtors) and such Claimholder shall have agreed in writing, provided that such treatment is not more favorable than the treatment in clause (x) above. The Debtors’ failure to object to a Secured Tax Claim in the Chapter 11 Cases shall be without prejudice to the Reorganized Debtors’ right to contest or otherwise defend against such Claim in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of the Debtors or the Reorganized Debtors) when and if such Claim is sought to be enforced by the holder of the Secured Tax Claim.
          (b) Class 2 (Secured Claims). Except as otherwise provided in and subject to Section 8.7 herein, on the first Periodic Distribution Date occurring after the later of (a) the date a Secured Claim becomes an Allowed Secured Claim or (b)

the date a Secured Claim becomes payable pursuant to any agreement between the Debtors (or the Reorganized Debtors) and the holder of such Secured Claim, the Debtors (or Reorganized Debtors) shall, in full satisfaction, settlement, release, and discharge of and in exchange for such Class 2 Secured Claim, (x) pay Cash equal to the amount of such Allowed Secured Claim, (y) return the collateral to the secured creditor with respect to such Secured Claim, or (z) reinstate such Secured Claim in accordance with the provisions of subsection 1124(2) of the Bankruptcy Code. The Debtors’ failure to object to a Secured Claim in the Chapter 11 Cases shall be without prejudice to the Reorganized Debtors’ right to contest or otherwise defend against such Claim in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of the Reorganized Debtors) when and if such Claim is sought to be enforced by the holder of the Secured Claim.
          (c) Class 3 (Other Priority Claims). Except as otherwise provided in and subject to Section 8.7 herein, on the first Periodic Distribution Date occurring after the later of (a) the date an Other Priority Claim becomes an Allowed Other Priority Claim or (b) the date an Other Priority Claim becomes payable pursuant to any agreement between the Debtors (or the Reorganized Debtors) and the holder of such Other Priority Claim, each Class 3 Other Priority Claimholder shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Other Priority Claim, (x) Cash in an amount equal to the amount of such Allowed Other Priority Claim or (y) such other treatment as to which the Debtors (or the Reorganized Debtors) and such Claimholder shall have agreed upon in writing, provided that such treatment is not more favorable than the treatment in clause (x) above. The Debtors’ failure to object to an Other Priority Claim in the Chapter 11 Cases shall be without prejudice to the Reorganized Debtors’ right to contest or otherwise defend against such Claim in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of the Debtors or the Reorganized Debtors) when and if such Claim is sought to be enforced by the holder of the Other Priority Claim.
          (d) Class 4 (Intercompany Claims). Each Intercompany Claim will, in the sole discretion of the applicable Debtor or Reorganized Debtor holding such Claim, be (a) released, waived and discharged as of the Effective Date, (b) contributed to the capital of the obligor corporation, (c) dividended, or (d) remain unimpaired; provided that the applicable Debtor or Reorganized Debtor shall seek the consent of Equity Investors and the Prepetition Investors with respect to the treatment of each Intercompany Claim, with such consent not to be unreasonably withheld.
          (e) Class 5 (Workers’ Compensation Claims). The Reorganized Debtors shall pay all Workers’ Compensation Claims that are determined to be valid under applicable state law and the corresponding programs maintained by the Debtors in accordance with the terms and conditions of such state law and such programs. Nothing in this Plan shall be deemed to discharge, release, or relieve the Debtors or the Reorganized Debtors from any current or future liability with respect to any valid Workers’ Compensation Claim, regardless of when the underlying injuries occurred. All payments of Workers’ Compensation Claims made by the Debtors during the pendency of the Chapter 11 Cases are hereby ratified. The Debtors’ failure to object to a Workers’ Compensation Claim in the Chapter 11 Cases shall be without prejudice to the Reorganized Debtors’ right to contest or otherwise defend against such Claim in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of the Reorganized Debtors) when and if such Claim is sought to be enforced by the holder of the Workers’ Compensation Claim.
          (f) Class 6 (Subsidiary Interests). Class 6 Subsidiary Interests shall be unaffected by this Plan, except to the extent required by the Restructuring Transactions.
          (g) Class 7 (Capital Lease Claims). Except as otherwise provided herein and subject to Section 8.7, on the first Periodic Distribution Date occurring after the later of (a) the date a Capital Lease Claim becomes an Allowed Capital Lease Claim or (b) the date a Capital Lease Claim becomes payable pursuant to any agreement between the Debtors and the holder of such Capital Lease Claim, the holder of such Class 7 Capital Lease Claim, in full satisfaction, settlement, release and discharge of and in exchange for such Class 7 Capital Lease Claim shall, in the sole discretion of the Debtors, (w) receive deferred Cash payments totaling at least the allowed amount of such Allowed Class 7 Capital Lease Claim, (x) upon abandonment by the Debtors, receive the collateral with respect to such Capital Lease Claim, (y) have such Class 7 Capital Lease Claim reinstated in accordance with the provisions of subsection 1124(2) of the Bankruptcy Code, or (z) receive such other treatment as the Debtors and such Claimholder shall have agreed upon in writing as announced at or prior to the Confirmation Hearing.
          (h) Class 8 (Prepetition Lender Claims). Notwithstanding any provision to the contrary herein, upon entry of the Confirmation Order, all Prepetition Lender Claims (excluding liability of the Debtors to the Prepetition Lenders for undrawn, outstanding letters of credit) shall be allowed in full in the aggregate amount of $451,486,946 (or such greater amount as may be applicable in the event that a letter of credit outstanding under the Prepetition Credit Agreement is drawn after the date of this Plan) and shall constitute Allowed Claims for all purposes in these Chapter 11 Cases, not subject to defense, offset, counterclaim, recoupment, reduction, subordination or recharacterization by the Debtors or any party in interest.
     On the Effective Date, each holder of an Allowed Prepetition Lender Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Claim, its Pro Rata share of each component of the Prepetition Lenders Plan Distribution Property, with the amount of each Claimholder’s Pro Rata share to be determined by a fraction, the numerator of which is equal to the amount of such

Claimholder’s Allowed Prepetition Lender Claim, and the denominator of which is equal to the aggregate amount of all Allowed Prepetition Lender Claims. Adequate Protection Claims shall be deemed satisfied in full by payments made pursuant to and in accordance with the DIP Facility Order.
     On the Effective Date, each issued and outstanding letter of credit under the Prepetition Credit Agreement (each a “Prepetition LC”) shall be replaced and cancelled, secured by “back up” letters of credit issued by an institution acceptable to the issuer of the Prepetition LC, or cash collateralized at 105% of the face amount of each Prepetition LC on terms in form and substance (a) satisfactory to the bank issuer of such Prepetition LC and (b) reasonably satisfactory to Equity Investors and the Prepetition Investors.
          (i) Class 9 (General Unsecured Claims). Holders of General Unsecured Claims against the Main Debtors shall neither receive nor retain any property on account of their Claims.
          (j) Class 10a (Subordinated Debt Securities Claims). Subordinated Debt Securities Claims shall be cancelled, released, and extinguished. Holders of Subordinated Debt Securities Claims shall neither receive nor retain any property on account of their Claims.
          (k) Class 10b (Subordinated Equity Securities Claims). Subordinated Equity Securities Claims shall be cancelled, released, and extinguished. Holders of Subordinated Equity Securities Claims shall neither receive nor retain any property on account of their Claims.
          (l) Class 11 (Interests in Brands Preferred Stock). Interests in Brands Preferred Stock shall be cancelled, released, and extinguished, and holders of such Interests shall neither receive nor retain any property on account of such Interests.
          (m) Class 12 (Interests in IBC). Interests in IBC shall be cancelled, released, and extinguished, and holders of such Interests shall neither receive nor retain any property on account of such Interests.
     4.2 Treatment of Claims Against and Interests In Mrs. Cubbison’s, Armour & Main Redevelopment and New England Bakery.
          (a) Class 1 (Other Priority Claims). Except as otherwise provided in and subject to Section 8.7 herein, on the first Periodic Distribution Date occurring after the later of (a) the date an Other Priority Claim becomes an Allowed Other Priority Claim or (b) the date an Other Priority Claim becomes payable pursuant to any agreement between Mrs. Cubbison’s (or Reorganized Mrs. Cubbison’s), Armour & Main Redevelopment (or Reorganized Armour & Main Redevelopment) or New

England Bakery (or Reorganized New England Bakery), as applicable, and the holder of such Other Priority Claim, each Class 1 Other Priority Claimholder shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Other Priority Claim, (x) Cash in an amount equal to the amount of such Allowed Other Priority Claim or (y) such other treatment as to which Mrs. Cubbison’s (or Reorganized Mrs. Cubbison’s), Armour & Main Redevelopment (or Reorganized Armour & Main Redevelopment) or New England Bakery (or Reorganized New England Bakery), as applicable, and such Claimholder shall have agreed upon in writing, provided that such treatment is not more favorable than the treatment in clause (x) above. The Debtors’ failure to object to an Other Priority Claim in the Chapter 11 Cases shall be without prejudice to Reorganized Mrs. Cubbison’s, Reorganized Armour & Main Redevelopment’s, or Reorganized New England Bakery’s, as applicable, right to contest or otherwise defend against such Claim in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of the applicable Debtor or Reorganized Debtor) when and if such Claim is sought to be enforced by the holder of the Other Priority Claim.
          (b) Class 2 (Intercompany Claims). Each Mrs. Cubbison’s Intercompany Claim, Armour & Main Redevelopment Intercompany Claim and New England Bakery Intercompany Claim will, in the sole discretion of the applicable Debtor or Reorganized Debtor holding such Claim, be (a) released, waived and discharged as of the Effective Date, (b) contributed to the capital of the obligor corporation, (c) dividended, or (d) remain unimpaired; provided that the applicable Debtor or Reorganized Debtor shall seek the consent of Equity Investors and the Prepetition Investors with respect to the treatment of each such Claim, with such consent not to be unreasonably withheld.
          (c) Class 3 (Interests). Class 3 Mrs. Cubbison’s, Armour & Main Redevelopment and New England Bakery Interests shall be unaffected by this Plan, except to the extent required or permitted by the Restructuring Transactions or as may be required in the event the Mrs. Cubbison’s Substantive Consolidation Motion, Armour & Main Redevelopment Substantive Consolidation Motion or New England Bakery Substantive Consolidation Motion is prosecuted to conclusion.
          (d) Class 4 (Trade Claims). Unless the holder of a Mrs. Cubbison’s, Armour & Main Redevelopment or New England Bakery Trade Claim and the applicable Debtor agree to a different treatment, on the Effective Date, each holder of a Allowed Mrs. Cubbison’s, Armour & Main Redevelopment or New England Bakery Trade Claim shall have its Claim paid in full in Cash (not including accrued post-petition interest).
          (e) Class 5 (General Unsecured Claims). If Class 5 Mrs. Cubbison’s, Armour & Main Redevelopment or New England Bakery General Unsecured Claims votes to accept the applicable Plan and such Plan is confirmed, the

Debtors will withdraw the Mrs. Cubbison’s Substantive Consolidation Motion, Armour & Main Redevelopment Substantive Consolidation Motion, or New England Bakery Substantive Consolidation Motions, as applicable, with prejudice, and, on the Effective Date or as soon thereafter as is reasonable and practicable, each holder of an Allowed Class 5 Mrs. Cubbison’s, Armour & Main Redevelopment or New England Bakery General Unsecured Claim, as applicable, shall be entitled to receive such holder’s Pro Rata share of the Mrs. Cubbison’s, Armour & Main Redevelopment or New England Bakery General Unsecured Claims Distribution Property, as applicable, or (b) if Class 5 Mrs. Cubbison’s, Armour & Main Redevelopment or New England Bakery General Unsecured Claims does not vote to accept the applicable Plan or if the applicable Plan is not confirmed, then, the Debtors shall prosecute the Mrs. Cubbison’s, Armour & Main Redevelopment, or New England Bakery Substantive Consolidation Motion, as applicable, and, if such motion is granted, the holders of Claims against, and Interests in, the Debtors to which such motion(s) apply shall receive the same treatment as holders of Claims against, and Interests in, IBC under the Plan with respect to IBC.
     4.3 Special Provisions Regarding Insured Claims.
          (a) Distributions under this Plan to each holder of an Insured Claim shall be in accordance with the treatment provided under this Plan for General Unsecured Claims; provided, however, that the maximum amount of any Claim under this Plan on account of an Allowed Insured Claim upon which a distribution shall be made shall be limited to an amount equal to the applicable self-insured retention under the relevant insurance policy; provided further, however, that, to the extent a holder has an Allowed Insured Claim the amount of which exceeds the total coverage available from the relevant insurance policies of the Debtors, such holder shall have an Allowed General Unsecured Claim in the amount by which such Allowed Insured Claim exceeds the coverage available from the relevant Debtors’ insurance policies. Nothing in this section shall constitute a waiver or release of any Retained Actions or Avoidance Claims the Debtors may hold against any Person, including the Debtors’ insurance carriers; and nothing in this section is intended to, shall, or shall be deemed to preclude any holder of an Allowed Insured Claim from seeking and/or obtaining a distribution or other recovery from any insurer of the Debtors in addition to (but not in duplication of) any distribution such holder may receive under this Plan; provided, however, that the Debtors do not waive, and expressly reserve their rights to assert that any insurance coverage is property of the Estates to which they are entitled.
          (b) This Plan shall not expand the scope of, or alter in any other way, the rights and obligations of the Debtors’ insurers under their policies, and the Debtors’ insurers shall retain any and all defenses to coverage that such insurers may have, including the right to contest and/or litigate with any party, including the Debtors, the existence, primacy and/or scope of available coverage under any alleged applicable policy. This Plan shall not operate as a waiver of any other Claims the

Debtors’ insurers have asserted or may assert in any proof of claim or the Debtors’ rights and defenses to such proofs of claim.
     4.4 Reservation of Rights. Except as otherwise explicitly provided in this Plan, nothing shall affect the Debtors’ or the Reorganized Debtors’ rights and defenses, both legal and equitable, with respect to any Claims, including, but not limited to, all rights with respect to legal and equitable defenses to alleged rights of setoff or recoupment of Claims. Except to the extent a Reorganized Debtor expressly assumes an obligation or liability of a Debtor or another Reorganized Debtor, this Plan shall not operate to impose liability on any Reorganized Debtor for the Claims against any other Debtor or the debts and obligations of any other Debtor or Reorganized Debtor, and from and after the Effective Date, each Reorganized Debtor, subject to the Restructuring Transactions, will be separately liable for its own obligations.
ARTICLE V
ACCEPTANCE OR REJECTION OF THE PLAN;
EFFECT OF REJECTION BY ONE OR MORE
IMPAIRED CLASSES OF CLAIMS OR INTERESTS
     5.1 Impaired Classes of Claims Entitled to Vote. Holders of Claims and Interests in each Impaired Class of Claims or Interests are entitled to vote as a Class to accept or reject this Plan, other than Classes that are deemed to reject this Plan as provided in Section 5.4 herein. Accordingly, the votes of holders of Claims in Classes 7 and 8 with respect to the Main Debtors and Classes 4 and 5 with respect to Mrs. Cubbison’s, Armour & Main Redevelopment and New England Bakery shall be solicited with respect to this Plan.
     5.2 Classes Deemed to Accept Plan. With respect to the Main Debtors, Class 1 Secured Tax Claims, Class 2 Secured Claims, Class 3 Other Priority Claims, Class 4 Intercompany Claims, Class 5 Workers’ Compensation Claims, and Class 6 Subsidiary Interests are Unimpaired by this Plan. With respect to Mrs. Cubbison’s, Armour & Main Redevelopment and New England Bakery, Class 1 Other Priority Claims, Class 2 Intercompany Claims and Class 3 Interests are Unimpaired by this Plan. Under section 1126(f) of the Bankruptcy Code and/or the Solicitation Procedures Order, such Claimholders are conclusively presumed to have accepted this Plan, and the votes of such Claimholders will not be solicited.
     5.3 Acceptance by Impaired Classes. With respect to the Main Debtors, Class 7 Capital Lease Claims and Class 8 Prepetition Lender Claims are Impaired under this Plan. With respect to Mrs. Cubbison’s, Armour & Main Redevelopment and New England Bakery Class 4 Trade Claims and Class 5 General Unsecured Claims are Impaired under this Plan. Pursuant to section 1126(c) of the Bankruptcy

Code, and except as provided in section 1126(e) of the Bankruptcy Code, an Impaired Class has accepted this Plan if this Plan is accepted by the holders of at least two-third (?) in dollar amount and more than one-half (1/2) in number of the Allowed Claims of such Class that have timely and properly voted to accept or reject this Plan.
     5.4 Classes Deemed to Reject Plan. With respect to the Main Debtors, because holders of Claims in Class 9 General Unsecured Claims, Class 10a Subordinated Debt Securities Claims and Class 10b Subordinated Equity Securities Claims, and the holders of Interests in Class 11 Interests in Brands Preferred Stock and Class 12 Interests in IBC are not receiving or retaining any property under this Plan on account of such Claims or Interests, they are conclusively presumed to have rejected this Plan, and the votes of such holders will not be solicited.
     5.5 Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code. To the extent that any Impaired Class entitled to vote rejects this Plan or is deemed to have rejected it, the Debtors will request confirmation of this Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code.
     5.6 Confirmability and Severability of a Plan. Subject to Section 14.2, the Debtors reserve the right to alter, amend, modify, revoke or withdraw this Plan as it applies to the Debtors or any particular Debtor. A determination by the Bankruptcy Court that this Plan, as it applies to the Debtors or any particular Debtor, is not confirmable pursuant to section 1129 of the Bankruptcy Code shall not limit or affect: (a) the confirmability of this Plan as it applies to the other Debtor(s); or (b) the Debtors’ ability to modify this Plan, as it applies to the Debtors or to any particular Debtor, to satisfy the requirements of section 1129 of the Bankruptcy Code.
ARTICLE VI
MEANS FOR IMPLEMENTATION OF THE PLAN
     6.1 Continued Corporate Existence. Subject to the Restructuring Transactions contemplated by this Plan, each of the Debtors shall continue to exist as a Reorganized Debtor after the Effective Date as a separate corporate entity, with all the powers of a corporation or limited liability company, as applicable, under applicable law in the jurisdiction in which each applicable Debtor is organized and pursuant to the Organizational Documents in effect prior to the Effective Date, except to the extent such Organizational Documents are amended by this Plan, without prejudice to any right to terminate such existence (whether by merger or otherwise) under applicable law after the Effective Date.
     6.2 Corporate Action. Each of the matters provided for under this Plan involving the corporate structure of the Debtors or corporate action to be taken by or required of the Debtors, shall, as of the Effective Date, be deemed to have occurred and be effective as provided herein, and shall be authorized, approved and, to the extent taken prior to the Effective Date, ratified in all respects without any requirement of further action by stockholders, creditors, or directors of any of the Debtors or the Reorganized Debtors.
     6.3 Certificate of Incorporation and Bylaws. The Organizational Documents shall be amended as necessary to satisfy the provisions of this Plan and the Bankruptcy Code. The Organizational Documents for Reorganized IBC shall, among other things, authorize 60,000,000 shares of New Common Stock, $0.01 par value per share. The Certificate of Incorporation for Reorganized IBC, in form and substance satisfactory to Equity Investors, is attached hereto as Exhibit L and the bylaws for Reorganized IBC, in form and substance satisfactory to Equity Investors, is attached hereto as Exhibit M. A summary description of the New Common Stock is set forth as Exhibit F. The charter and bylaws of each Reorganized Subsidiary Debtor, shall be amended as necessary to satisfy the provisions of this Plan and the Bankruptcy Code and shall include, among other things, pursuant to section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities, but only to the extent required by section 1123(a)(6) of the Bankruptcy Code, until two (2) years after the Effective Date.
     6.4 Cancellation of Existing Securities and Agreements. On the Effective Date, except as otherwise specifically provided for herein, (a) the Existing Securities and any other note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors, except such notes or other instruments evidencing indebtedness or obligations of or Interests in the Debtors that are Reinstated under this Plan, shall be cancelled, and (b) the obligations of, Claims against, and/or Interests in the Debtors under, relating, or pertaining to any agreements, indenture, certificates of designation, bylaws, or certificate or articles of incorporation or similar document governing the Existing Securities and any other note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of the Debtors or ownership interest in the Debtors, except such notes or other instruments evidencing indebtedness or obligations of or interests in the Debtors that are Reinstated under this Plan, as the case may be, shall be released and discharged. Notwithstanding anything to the contrary herein, as of the Effective Date, the Reorganized Debtors shall assume all existing indemnification obligations arising under (i) the Prepetition Credit Agreement (including the Loan Documents, as defined therein) in favor of JPMCB, J.P. Morgan Securities Inc. and any of the Plan Supporters (each in their respective capacity under the Prepetition Credit Agreement), (ii) the DIP Credit Agreement, (iii) the exit facility commitment letter by and among Silver Point, IBC and Brands dated October 18, 2007, as amended and restated as of November 6, 2007, (iv) the Term Loan Facility Commitment Papers and (v) Annexes I and I-A to the Commitment Letter, and all such indemnification obligations shall not be cancelled, terminated or otherwise modified and shall remain in full force and effect. Subject to payment in full of the Old Convertible Note Indenture Trustee Fee Claim on the Effective Date, all of the obligations of the Debtors and the Reorganized Debtors under the Old Convertible Note Indenture and the Old Convertible Notes, including indemnification obligations, shall be cancelled, released and discharged without limitation, and the Old Convertible Notes Indenture Trustee shall be discharged from any further obligations thereunder, provided, however, that said cancellation, release and discharge shall not affect, limit or impair the rights of the Old Convertible Notes Indenture Trustee as against any holder of Old Convertible Notes. Upon and subject to such cancellation, release and discharge, all distributions to holders of Old Convertible Notes Claims by the Trustee of the Creditors’ Trust, if any, shall be made directly by the Trustee thereof and the Old Convertible Notes Indenture Trustee shall have no duties relating thereto.
     6.5 Authorization and Issuance of New Common Stock.
          (a) The Certificate of Incorporation for Reorganized IBC shall authorize 60,000,000 shares of New Common Stock. On the Effective Date, Reorganized IBC shall (i) issue up to 4,420,000 shares of New Common Stock to the Term Loan Facility Lenders (or their Permitted Affiliates) and (ii) issue 4,420,000 shares of New Common Stock to Equity Investors. A summary description of the New Common Stock is set forth as Exhibit F.
          (b) The New Common Stock issued under this Plan shall be subject to economic and legal dilution based upon (i) the issuance of New Common Stock pursuant to the Long Term Incentive Plan as set forth in Section 6.8 of this Plan, (ii) the conversions of New Convertible Secured Notes, (iii) the exercise of Warrants, (iv) the employee equity sharing plans to be entered into in connection with the Transaction, (v) the Trust Stock Appreciation Rights, and (vi) any other shares of New Common Stock issued after the consummation of this Plan.
          (c) The issuance of the New Common Stock, including the shares of the New Common Stock, options, or other equity awards, if any, reserved by Reorganized IBC for the Long Term Incentive Plan and the other employee equity sharing plans to be entered into in connection with the Transaction, and the shares of New Common Stock reserved by Reorganized IBC for the conversion of the New Convertible Secured Notes and the exercise of the Warrants, is authorized without the need for any further corporate action or action by any other party.
               All of the shares of New Common Stock issued pursuant to this Plan shall be duly authorized, validly issued, and if applicable, fully paid and non-assessable.

     6.6 Directors and Officers.
          (a) The existing officers or managing members of the Debtors shall remain in their current capacities as officers of the Reorganized Debtors, subject to the ordinary rights and powers of the board of directors or equityholders, as the case may be, to replace them.
          (b) On the Effective Date, the term of the current members of the board of directors of the corporate Debtors shall expire. The initial board of directors of the corporate Reorganized Debtors will consist of eight (8) directors. Craig Jung (or in the event of his death, incapacity, or resignation, the chief executive officer of IBC) shall serve as a director. Equity Investors shall designate five (5) directors. The Prepetition Investors shall designate two (2) directors reasonably satisfactory to Equity Investors.
          The Persons designating board members shall file with the Bankruptcy Court and give to the Debtors written notice of the identities of such members on a date that is not less than ten (10) days prior to the Voting Deadline.
          (c) Other provisions governing the service, term and continuance in office of the members of the board shall be as set forth in the Organizational Documents of the Reorganized Debtors.
     6.7 Employment, Retirement, Indemnification and Other Agreements and Incentive Compensation Programs.
          (a) The proposed terms of employment of certain key employees of the Reorganized Debtors, to be effective on the Effective Date, are summarized at Exhibit N attached hereto (the “Executive Employment Agreements”). The Executive Employment Agreements are to be in form and substance satisfactory to Equity Investors and the assumption of, or entry into, the Executive Employment Agreements as provided for herein shall be subject to the consent of Equity Investors prior to the Confirmation Date. For the avoidance of doubt, with the exception of the requirement that the Debtors assume the Executive Employment Agreement with Craig Jung, entry into or assumption of any Executive Employment Agreement or other employment agreement shall not be a condition precedent to the confirmation or consummation of this Plan.
          (b) With the exception of those individuals (i) whose employment terms are summarized on Exhibit N, and (ii) the terms of whose employment agreements are subject to a rejection motion as of the Confirmation Hearing, to the extent that any of the Debtors has in place as of the Effective Date employment, severance (change in control), retirement, indemnification and other agreements with their respective active directors, officers, managing members and employees who will continue in such capacities or a similar capacity after the Effective Date, or retirement income plans, welfare benefit plans and other plans for such Persons, such agreements, programs and plans will remain in place after the Effective Date, and the Reorganized Debtors will continue to honor such agreements, programs and plans except to the extent provided herein without prejudice to the Reorganized Debtors’ authority to modify or eliminate any such agreements, programs or plans as permitted under applicable non-bankruptcy law. Benefits provided under such agreements or plans may include benefits under qualified and non-qualified retirement plans; health and dental coverage; short and long-term disability benefits; death and supplemental accidental death benefits; vacation; leased car; financial consulting, tax preparation and estate planning as well as an annual physical examination, each paid or provided commensurate with an employee’s position in accordance with the applicable Reorganized Debtor’s policies then in effect. Such agreements and plans also may include equity, bonus and other incentive plans in which officers, managing members and other employees of the Reorganized Debtors may be eligible to participate; provided, however, such equity, bonus and other incentive plans shall not provide for the issuance of New Common Stock and to the extent that such equity, bonus and other incentive plan provides for the issuance of Existing Securities, such provision shall be deemed null and void and the officers, managing members and other employees shall waive any right to enforce such provisions; provided, further, however, that pursuant to the Long Term Incentive Plan, there shall be reserved for certain members of management, directors, and other employees of the Reorganized Debtors a certain number of shares of New Common Stock and other securities all as more fully described in Section 6.8 below.
          (c) Notwithstanding anything contained herein to the contrary, the terms of the KERP shall not be modified, altered, or amended. Retention Bonuses (as defined in the KERP) shall be paid in the amounts and at such times as contemplated by the KERP.
     6.8 Implementation of the Long Term Incentive Program. A summary of the Long Term Incentive Plan is attached hereto as Exhibit E. On the Effective Date, the Reorganized Debtors shall implement the Long Term Incentive Plan in order to promote the growth and general prosperity of the Reorganized Debtors by offering incentives to key employees who are primarily responsible for the growth of the Reorganized Debtors, and to attract and retain qualified employees and thereby benefit the shareholders of the Reorganized Debtors based on growth of the Reorganized Debtors. Pursuant to the Long Term Incentive Plan, the Reorganized Debtors shall deliver certain stock options and restrictive stock grants to certain members of management and other employees on and after the Effective Date, in such amounts and pursuant to such terms as set forth in the Long Term Incentive Plan.
     The Long Term Incentive Plan will be administered by Reorganized IBC’s board of directors. In applying and interpreting the provisions of the Long Term Incentive Plan, the decisions of Reorganized IBC’s board of directors shall be final.

     The Long Term Incentive Plan is to be in form and substance satisfactory to Equity Investors and the establishment of the Long Term Incentive Plan shall be subject to the consent of Equity Investors.
     6.9 Termination of the SERP. Immediately prior to the Effective Date, the SERP shall be deemed terminated, and the Reorganized Debtors’ obligations thereunder shall cease, and on the Effective Date the trustee of the rabbi trust holding certain assets of the SERP shall remit such assets to the Reorganized Debtors to be used for general corporate purposes.
     6.10 Equity Investors’ Contribution. Pursuant and subject to the terms and conditions of the Investment Agreement, Equity Investors shall make the Investment in the amount specified in the Investment Agreement, to be utilized by the Debtors or Reorganized Debtors to make Cash distributions as required under this Plan and to consummate the transactions contemplated by this Plan, the Investment Agreement and the Commitment Letter.
     6.11 Issuance of the New Convertible Secured Notes, the New Common Stock and Warrants and Entry Into the New Third Lien Term Loan. On the Effective Date, Reorganized IBC shall issue the New Convertible Secured Notes, the New Common Stock and the Warrants for distribution, and shall enter into the New Third Lien Term Loan, in accordance with the terms of the Transaction. In the Confirmation Order, the Bankruptcy Court shall approve the New Third Lien Term Loan and the New Convertible Secured Notes in substantially the form disclosed to the Bankruptcy Court and authorize the Reorganized Debtors to enter into the New Third Lien Term Loan and issue the New Convertible Secured Notes pursuant to the New Third Lien Term Loan Credit Facility and the New Convertible Secured Note Indenture, respectively, and execute the same together with such other documents as the agent under the New Third Lien Term Loan and the trustee under the New Convertible Secured Note Indenture may reasonably require.
          The issuance to the Prepetition Lenders of the New Convertible Secured Notes (including the New Common Stock into which such New Convertible Secured Notes are convertible) and the distribution thereof shall be exempt from registration under applicable securities laws pursuant to section 1145(a) of the Bankruptcy Code. The definitive documents with respect to the New Convertible Secured Notes distributed pursuant to this Plan will have mandatory conversion rights, anti-dilution rights and transfer restrictions reflecting the terms set forth on Exhibit G hereto and shall be mutually acceptable to the Debtors, Equity Investors and the Prepetition Investors.
     6.12 Post-Effective Date Financing. On the Effective Date, the Reorganized Debtors (other than Mrs. Cubbison’s) shall (a) enter into the New Credit Facilities and the New Third Lien Term Loan Credit Facility together with all guarantees evidencing obligations of the Reorganized Debtors thereunder and security documents, (b) execute mortgages, certificates and other claims documentation and deliveries as the Prepetition Investors reasonably request, (c) deliver insurance and customary opinions, and (d) enter into other documentation as described in the Term Loan Facility Commitment Papers and Exhibit H to the Commitment Letter, all of which items in clauses (a) — (d) shall be in form and substance reasonably satisfactory to the Prepetition Investors, and such documents and all other documents, instruments and agreements to be entered into, delivered or contemplated thereunder shall become effective in accordance with their terms on the Effective Date. In the Confirmation Order, the Bankruptcy Court shall approve the New Credit Facilities and the New Third Lien Term Loan Credit Facility in substantially the form disclosed to the Bankruptcy Court and authorize the Reorganized Debtors to execute the same together with such other documents as the lenders under the New Credit Facilities and the New Third Lien Term Loan Credit Facility may reasonably require in order to effectuate the treatment afforded to such parties under the New Credit Facilities and the New Third Lien Term Loan Credit Facility, respectively.
     Upon the Effective Date (i) the Debtors and the Reorganized Debtors are authorized to execute and deliver the New Credit Facility Documents, the New Third Lien Term Loan Credit Facility, the New Convertible Secured Note Indenture, all mortgages, intercreditor agreements, security documents and all other related agreements, documents or instruments to be executed or delivered in connection therewith (collectively, the “Exit Facility Documents”) and perform their obligations thereunder including, without limitation, the payment or reimbursement of any fees, expenses, losses, damages or indemnities, (ii) the Exit Facility Documents shall constitute the legal, valid and binding obligations of the Reorganized Debtors parties thereto, enforceable in accordance with their respective terms, (iii) the Liens granted to secure the obligations under each applicable Exit Facility Document shall be, and shall remain (until released in accordance with the terms of the applicable Exit Facility Document), legal, valid, perfected, non-voidable, non-avoidable and binding liens on, and security interests in, all property and assets of the Reorganized Debtors (to the extent required by the Exit Facility Documents) having the priority granted to them under the Plan, and (iv) no obligation, payment, transfer or grant of security under the Exit Facility Documents shall be stayed, restrained, voidable, avoidable or recoverable under the Bankruptcy Code or under any applicable law or subject to any defense, reduction, recoupment, setoff or counterclaim on account of any act, event or occurrence arising on or prior to the Effective Date. The Debtors and the Reorganized Debtors, as applicable, and the other persons granting any liens and security interests to secure the obligations under the Exit Facility Documents are authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary or desirable to establish and further evidence perfection of such liens and security interests under the provisions of any applicable federal, state, provincial or other law (whether domestic or foreign) (it being understood that perfection shall occur automatically by virtue of the entry of the

Confirmation Order and any such filings, recordings, approvals and consents shall not be required for such perfection), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such liens and security interests to third parties.
     6.13 Restructuring Transactions and Alternative Structures. Subject to the prior agreement of Equity Investors and the Prepetition Investors on the form of the Restructuring Transactions, the Debtors or the Reorganized Debtors, as the case may be, shall take such actions as may be necessary or appropriate to effect the relevant Restructuring Transactions. Such actions may include: (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation or reorganization containing terms that are consistent with the terms of this Plan and that satisfy the requirements of applicable law; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any property, right, liability, duty or obligation on terms consistent with the terms of this Plan; (c) the filing of appropriate Organizational Documents with the appropriate governmental authorities under applicable law; and (d) all other actions that such Debtor or Reorganized Debtor determines are necessary or appropriate, including the making of filings or recordings in connection with the relevant Restructuring Transaction. In the event a Restructuring Transaction is a merger transaction, upon the consummation of such Restructuring Transaction, each party to such merger shall cease to exist as a separate corporate entity and thereafter the surviving Reorganized Debtor shall assume and perform the obligations under this Plan of each Reorganized Debtor party to such merger. In the event a Reorganized Debtor is liquidated, the Reorganized Debtors (or the Reorganized Debtor which owned the stock of such liquidating Debtor prior to such liquidation) shall assume and perform the obligations of such liquidating Reorganized Debtor under this Plan.
     Several alternative structures for the post-emergence capital structure of the Debtors are being explored. Under certain of the alternative structures, Equity Investors would organize one or more new entities which would acquire the Debtors, or the assets of the Debtors, in a taxable transaction. Other alternative structures involve the Debtors entering into certain transactions prior to the Effective Date in order to modify the overall corporate structure of the Debtors and/or otherwise structure their businesses for corporate or operational reasons. The reorganization of the Debtors will be consummated pursuant to an alternative structure described in this paragraph only if, after further analysis, the Debtors believe that it will improve the corporate or operational structure or otherwise provide efficiencies to the Estates or the Reorganized Debtors, and only if the Debtors have received the prior written consent of Equity Investors and the Prepetition Investors. Any such reorganization will not have any material adverse effect on any of the distributions under this Plan.

     6.14 Preservation of Causes of Action. In accordance with section 1123(b)(3) of the Bankruptcy Code and except as otherwise provided in this Plan, the Reorganized Debtors shall retain and may, in their sole discretion, enforce or prosecute all Retained Actions, a nonexclusive list of which is attached hereto as Exhibit A-1. The Debtors or the Reorganized Debtors, in their sole and absolute discretion, will determine whether to bring, settle, release, compromise, or enforce such rights (or decline to do any of the foregoing). The Reorganized Debtors or any successors may prosecute (or decline to prosecute) such Retained Actions in accordance with the best interests of the Reorganized Debtors or any successors holding such rights of action. Except as otherwise provided herein, the failure of the Debtors to specifically list any Claim, right of action, suit or proceeding in the Schedules or in Exhibit A-1 does not, and will not be deemed to, constitute a waiver or release by the Debtors of such claim, right of action, suit or proceeding, and the Reorganized Debtors will retain the right to pursue such claims, rights of action, suits or proceedings in their sole discretion and, therefore, no preclusion doctrine, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches will apply to such claim, right of action, suit or proceeding upon or after the confirmation or consummation of this Plan.
     6.15 Exclusivity Period. Subject to Section 14.2, the Debtors shall retain the exclusive right to amend or modify this Plan, and to solicit acceptances of any amendments to or modifications of this Plan, through and until the Effective Date.
     6.16 Effectuating Documents; Further Transactions. The chairman of the board of directors, the Chief Executive Officer, or any other executive officer or managing member of the Debtors shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan. The Secretary or Assistant Secretary of the Debtors shall be authorized to certify or attest to any of the foregoing actions.
     6.17 Exemption From Certain Transfer Taxes and Recording Fees. Pursuant to section 1146(c) of the Bankruptcy Code, any transfers from a Debtor to a Reorganized Debtor or to any other Person or entity pursuant to this Plan (including, without limitation, pursuant to any grant of collateral under the New Credit Facilities), or any agreement regarding the transfer of title to or ownership of any of the Debtors’ real or personal property, will not be subject to any document recording tax, stamp tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording tax, or other similar tax or governmental assessment, and the Confirmation Order will direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.
     6.18 Substantive Consolidation Motions. If Class 5 General Unsecured Claims voting on the respective Plans of Mrs. Cubbison’s, Armour & Main Redevelopment or New England Bakery do not each vote as a class to accept the applicable Plan, and if the applicable Plan as it pertains to Mrs. Cubbison’s, Armour & Main Redevelopment or New England Development is not timely confirmed, the Debtors shall seek to substantively consolidate Mrs. Cubbison’s, Armour & Main Redevelopment or New England Bakery, as appropriate, and IBC pursuant to the Mrs. Cubbison’s Substantive Consolidation Motion, the Armour & Main Redevelopment Substantive Consolidation Motion or New England Bakery Substantive Consolidation Motion, as applicable. The Debtors may combine two or more Substantive Consolidation Motions in one pleading. Objections to the Substantive Consolidation Motion(s) may be decided at the Confirmation Hearing or at a later date.
ARTICLE VII
UNEXPIRED LEASES AND EXECUTORY CONTRACTS
     7.1 Assumed (Non-Union) Contracts and Leases. Except with respect to the Union Contracts (whose treatment under this Plan is described in Section 7.3 herein), only those executory contracts and unexpired leases to which the Debtors (or any of them) are a party that are specifically listed on the schedule of assumed contracts and leases annexed hereto as Exhibit O, or that were entered into postpetition, shall be deemed automatically assumed and Reinstated as of the Effective Date; provided, however, that neither the inclusion by the Debtors of a contract or lease on Exhibit O nor anything contained in this Plan shall constitute an admission by the Debtors that such lease or contract is an unexpired lease or executory contract or that any Debtor, or any of their Affiliates, has any liability thereunder. The Confirmation Order shall constitute an order of the Bankruptcy Court approving such assumptions, pursuant to section 365(b)(1) of the Bankruptcy Code and, to the extent applicable, section 365(b)(3) of the Bankruptcy Code, as of the Effective Date.
     Each executory contract and unexpired lease that is assumed and relates to the use, ability to acquire, or occupancy of real property shall include (a) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affect such executory contract or unexpired lease and (b) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, reciprocal easement agreements, and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to a Final Order of the Bankruptcy Court or is otherwise rejected as a part of this Plan.
     7.2 Rejected (Non-Union) Contracts and Leases. Except with respect to the Union Contracts (whose treatment under this Plan is described in Section 7.3 herein) and except with respect to executory contracts and unexpired leases that have previously been assumed or are the subject of a motion to assume, or a notice of assumption served pursuant to an order of the Bankruptcy Court, on or before the Confirmation Date, all executory contracts and unexpired leases not assumed as set forth in Section 7.1 of this Plan shall be deemed automatically rejected as of the Effective Date or such earlier date as the Debtors may have unequivocally terminated their performance under such lease or contract. The Confirmation Order shall constitute an order of the Bankruptcy Court approving such rejections pursuant to section 365 of the Bankruptcy Code. The Debtors reserve the right to file a motion on or before the Confirmation Date to reject any executory contract or unexpired lease.
     7.3 Assumption and Rejection of Union Contracts. Each Union Contract to which the Debtors are a party shall be deemed automatically assumed and Reinstated as of the Effective Date, unless such Union Contract (a) shall have been previously rejected by the Debtors, (b) is the subject of a motion to reject pursuant to section 1113 of the Bankruptcy Code filed on or before the Confirmation Date, or (c) expired prior to the Effective Date and/or is no longer executory on the Effective Date by its own terms. The Confirmation Order shall constitute an order of the Bankruptcy Court approving such assumptions, pursuant to section 365(b)(1) of the Bankruptcy Code and, to the extent applicable, section 365(b)(3) of the Bankruptcy Code, as of the Effective Date. Any rejection of a Union Contract will proceed by motion made pursuant to section 1113 of the Bankruptcy Code.
     7.4 Payments Related to Assumption of Executory Contracts and Unexpired Leases. The provisions (if any) of each executory contract or unexpired lease to be assumed and Reinstated under this Plan which are or may be in default shall be satisfied solely by Cure. Objections to assumption or rejection including, without limitation, to Cure related to non-monetary defaults, must be raised in an objection to be filed no later than the date by which objections are required to be filed with respect to confirmation of the Plan. Any such Objections will be litigated at the Confirmation Hearing or at such other time as the Bankruptcy Court may schedule.
     7.5 Rejection Damages Bar Date. If rejection of an executory contract or unexpired lease rejected pursuant to this Plan results in a Claim, then such Claim shall be forever barred and shall not be enforceable against either the Debtors or the Reorganized Debtors or such entities’ properties unless a proof of claim is filed with the clerk of the Bankruptcy Court and served upon counsel to the Debtors within thirty (30) days after service of the earlier of (a) notice of the Confirmation Order or (b) other notice that the executory contract or unexpired lease has been rejected. Any

Claim that may be Allowed as a result of the rejection of an executory contract or unexpired lease shall be treated as a General Unsecured Claim.
ARTICLE VIII
PROVISIONS GOVERNING DISTRIBUTIONS
     8.1 Time of Distributions. Except as otherwise provided for herein or ordered by the Bankruptcy Court, distributions under this Plan shall be made on a Periodic Distribution Date.
     8.2 No Interest on Claims. Unless otherwise specifically provided for in this Plan, the Confirmation Order, the DIP Credit Agreement or the Prepetition Credit Agreement, Postpetition Interest shall not accrue or be paid on Claims, and no Claimholder shall be entitled to interest accruing on or after the Petition Date on any Claim, right, or Interest. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim in respect of the period from the Effective Date to the date a final distribution is made when and if such Disputed Claim becomes an Allowed Claim.
     8.3 Disbursing Agent. The Disbursing Agent shall make all distributions required under this Plan.
     8.4 Surrender of Securities or Instruments. On or before the Distribution Date, or as soon as practicable thereafter, each holder of an instrument evidencing a Claim (as to each, a “Certificate”), shall surrender such Certificate to the Disbursing Agent or, with respect to indebtedness that is governed by other agreement, the respective Servicer, and such Certificate shall be cancelled. No distribution of property hereunder shall be made to or on behalf of any such holder unless and until such Certificate is received by the Disbursing Agent or the respective Servicer or the unavailability of such Certificate is reasonably established to the satisfaction of the Disbursing Agent or the respective Servicer. Any holder who fails to surrender or cause to be surrendered such Certificate, or fails to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Disbursing Agent or the respective Servicer prior to the first anniversary of the Effective Date, shall be deemed to have forfeited all rights and Claims in respect of such Certificate and shall not participate in any distribution hereunder, and all property in respect of such forfeited distribution, including any dividends or interest attributable thereto, shall revert to the Reorganized Debtors notwithstanding any federal or state escheat laws to the contrary.
     8.5 Claims Administration Responsibility. The Reorganized Debtors will have sole and absolute discretion in administering, disputing, objecting to, compromising or otherwise resolving all Claims against the Debtors (the “Claims

Administration”); provided, however, that before the Reorganized Debtors agree to allow a General Unsecured Claim in an amount greater than $1,000,000, the Reorganized Debtors shall give reasonable notice to the Creditors’ Trust of their intended agreement and the Creditors’ Trust can elect to assume responsibility for administering, disputing, objecting, compromising or otherwise resolving such General Unsecured Claim and assume and pay from the Trust Assets any fees, costs, expenses or other liabilities incurred in connection with administering, disputing, objecting, compromising or otherwise resolving such General Unsecured Claim. If the Creditors’ Trust does not elect to assume such responsibility within three Business Days after the Reorganized Debtors’ delivery of notice to the Creditors’ Trust, the General Unsecured Claim shall be disposed of in the manner proposed by the Reorganized Debtors. The Reorganized Debtors shall bear the responsibility for any fees, costs, expenses or other liabilities incurred by the Reorganized Debtors in connection with the Claims Administration; provided, however, prior to the Reorganized Debtors taking any responsibility with respect to Claims Administration, the Creditors’ Trust and the Reorganized Debtors shall have entered into an agreement whereby the Creditor’ Trust shall compensate the Reorganized Debtors for their reasonable costs and expenses (excluding attorneys’ fees) associated with the Reorganized Debtors’ use of resources used to assist the Creditors’ Trust in the Claims Administration.
     8.6 Delivery of Distributions. Distributions under this Plan to holders of Allowed Prepetition Lender Claims shall be made to or at the direction of the Prepetition Agent and shall be distributed by the Prepetition Agent in accordance with the Prepetition Credit Agreement. Distributions under this Plan to holders of DIP Facility Claims shall be made to or at the direction of the DIP Agent and shall be distributed by the DIP Agent in accordance with the DIP Credit Agreement. Distributions under this Plan to all other Allowed Claimholders shall be made by the Disbursing Agent. If any Claimholder’s distribution is returned as undeliverable, no further distributions to such Claimholder shall be made unless and until the Disbursing Agent or the appropriate Servicer is notified of such Claimholder’s then current address, at which time all missed distributions shall be made to such Claimholder without interest. Amounts in respect of undeliverable distributions shall be returned to the Reorganized Debtors until such distributions are claimed. All claims for undeliverable distributions shall be made on or before the second anniversary of the Effective Date. After such date, all unclaimed property shall revert to the Reorganized Debtors. Upon such reversion, the claim of any Claimholder, or their successors, with respect to such property shall be discharged and forever barred notwithstanding any federal or state escheat laws to the contrary.

     8.7 Procedures for Treating and Resolving Disputed and Contingent Claims.
          (a) No Distributions Pending Allowance. No payments or distributions will be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by a Final Order, and the Disputed Claim has become an Allowed Claim. All objections to Claims must be filed on or before the Claims Objection Deadline.
          (b) Distributions After Allowance. Payments and distributions to each respective Claimholder on account of a Disputed Claim, to the extent that it ultimately becomes an Allowed Claim, will be made in accordance with provisions of this Plan that govern distributions to such Claimholders. Subject to Section 8.2 hereof, on the first Periodic Distribution Date following the date when a Disputed Claim becomes an Allowed Claim, the Disbursing Agent will distribute to the Claimholder any Cash that would have been distributed on the dates distributions were previously made to Claimholders had such Allowed Claim been an Allowed Claim on such dates, together with any dividends, payments, or other distributions made on account of, as well as any obligations arising from, the distributed property as if such Allowed Claim had been an Allowed Claim on the dates distributions were previously made to Allowed Claimholders included in the applicable class.
ARTICLE IX
ALLOWANCE AND PAYMENT OF
CERTAIN ADMINISTRATIVE CLAIMS
     9.1 DIP Facility Claims. On the Effective Date, all claims arising under the DIP Facility shall be allowed in an amount to be agreed upon by the Debtors and such Claimholders, and all obligations of the Debtors under the DIP Facility shall be paid in full in Cash or otherwise satisfied in a manner acceptable to such Claimholders in accordance with the terms of the DIP Facility and the DIP Credit Agreement including, without limitation, replacement and cancellation, securing by “back up” letters of credit issued by an institution acceptable to the bank that issued the letters of credit outstanding under the DIP Facility, or cash collateralization at 105% of the face amount of all letters of credit issued and outstanding under the DIP Credit Facility on terms in form and substance (a) satisfactory to the bank issuer of such letter of credit and (b) reasonably satisfactory to Equity Investors and the Prepetition Investors. Upon compliance with the preceding sentence, all liens and security interests granted to secure such obligations shall be deemed cancelled and shall be of no further force and effect.

     9.2 Professional Claims.
          (a) Final Fee Applications. All final requests for payment of Professional Claims must be filed no later than forty-five (45) days after the Effective Date. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior orders of the Bankruptcy Court, the allowed amounts of such Professional Claims shall be determined by the Bankruptcy Court.
          (b) Payment of Interim Amounts. Subject to the Holdback Amount, on the Effective Date, the Debtors or the Reorganized Debtors shall pay all amounts owing to Professionals for all outstanding amounts relating to prior periods through the Effective Date. In order to receive payment on the Effective Date for unbilled fees and expenses incurred through such date, two (2) days prior to the Effective Date, the Professionals shall estimate fees and expenses due for periods that have not been billed as of the Effective Date and shall deliver such estimate to counsel for the Debtors, the Prepetition Investors, Equity Investors and the Prepetition Agent. Within fifteen (15) days after the Effective Date, a Professional receiving payment for the estimated period shall submit a detailed invoice covering such period in the manner and providing the detail as set forth in the Professional Fee Order.
          (c) On the Effective Date, the Debtors or the Reorganized Debtors shall pay to the Disbursing Agent, in order to fund the Holdback Escrow Account, Cash equal to the aggregate Holdback Amount for all Professionals. The Disbursing Agent shall maintain the Holdback Escrow Account in trust for the Professionals with respect to whom fees have been held back pursuant to the Professional Fee Order. Such funds shall not be considered property of the Reorganized Debtors. The remaining amount of Professional Claims owing to the Professionals shall be paid to such Professionals by the Disbursing Agent from the Holdback Escrow Account when such claims are finally allowed by the Bankruptcy Court. When all Professional Claims have been paid in full, amounts remaining in the Holdback Escrow Account, if any, shall be paid to the Reorganized Debtors.
          (d) Upon the Effective Date, any requirement that professionals comply with sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date will terminate.
          (e) Notwithstanding the foregoing, the fees and expenses of the Prepetition Investors as provided in the Term Loan Facility Commitment Papers, and as approved by the Commitment Letter Approval Order, shall be payable by the Debtors (or the Reorganized Debtors) to the Prepetition Investors promptly upon invoicing to the Debtors (or the Reorganized Debtors) without any notice to the Bankruptcy Court or any other party.

          (f) Notwithstanding the foregoing, the fees and expenses of Equity Investors as provided in the Commitment Letter, and as approved by the Commitment Letter Approval Order, shall be payable by the Debtors (or the Reorganized Debtors) to Equity Investors promptly upon invoicing to the Debtors (or the Reorganized Debtors) without any notice to the Bankruptcy Court or any other party.
     9.3 Substantial Contribution Compensation and Expenses Bar Date. Any Person who requests compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases pursuant to sections 503(b)(3), 503(b)(4), and 503(b)(5) of the Bankruptcy Code must file an application with the clerk of the Bankruptcy Court, on or before a date which is forty-five (45) days after the Effective Date (the “503 Deadline”), and serve such application on counsel for the Debtors and as otherwise required by the Bankruptcy Court and the Bankruptcy Code on or before the 503 Deadline, or be forever barred from seeking such compensation or expense reimbursement.
     9.4 Other Administrative Claims. All other requests for payment of an Administrative Claim (other than as set forth in Sections 9.2, 9.3 and 9.6 of this Plan, and other than with respect to Cure Claims) must be filed with the Bankruptcy Court and served on counsel for the Debtors no later than thirty (30) days after the Effective Date. Unless the Debtors or the Reorganized Debtors object to an Administrative Claim by the Claims Objection Deadline, such Administrative Claim shall be deemed allowed in the amount requested. In the event that the Debtors or the Reorganized Debtors object to an Administrative Claim, the Bankruptcy Court shall determine the allowed amount of such Administrative Claim. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be filed with respect to an Administrative Claim (i) which is paid or payable by any Debtor in the ordinary course of business or (ii) the payment of which has been approved by the Bankruptcy Court.
     9.5 The ACE Insurance Program. Notwithstanding anything to the contrary in this Plan, the Disclosure Statement or the Confirmation Order: (a) on the Effective Date, the Debtors and the Reorganized Debtors shall assume the ACE Insurance Program in its entirety and shall pay the cure costs related to such assumption; (b) the ACE Insurance Program (including, but not limited to, all letters of credit and other collateral and security provided to the ACE Companies (or any of them) pursuant the ACE Insurance Program) shall survive and shall not be amended, modified, waived or impaired in any respect by this Plan, the Confirmation Order or otherwise without the prior written agreement of the ACE Companies; (c) the claims of the ACE Companies arising under the ACE Insurance Program shall be Allowed Administrative Claims, which are payable in the ordinary course of business, and shall not be discharged or released by this Plan or the Confirmation Order; (d) the ACE Companies shall not be required to file or serve a request for payment of any Administrative Claim and shall not be subject to any bar date governing

Administrative Claims; (e) nothing in this Plan or the Confirmation Order shall be construed as, or is, a determination as to coverage under the ACE Insurance Program; and (f) nothing in this Plan or the Disclosure Statement in any way: (i) precludes or limits the rights of the insurers to contest and/or litigate with any party, including, without limitation, the Debtors, the existence, primacy and/or scope of available coverage under any alleged applicable policy; (ii) permits any holder of a Workers’ Compensation Claim or an Insured Claim to recover the same amounts from the ACE Companies and the Debtors; (iii) alters the ACE Companies’ rights and obligations under the ACE Insurance Program or modifies the coverage provided thereunder; or (iv) alters the Debtors’ rights and obligations under the ACE Insurance Program, including, without limitation, any duty of the Debtors’ to defend, at their own expense, against claims asserted under the Policies; provided, however, that, after the Effective Date, the ACE Companies shall use their commercially reasonable efforts, consistent with the ACE Insurance Program, to reduce the aggregate letters of credit and other collateral and security provided to the ACE Companies (or any of them) pursuant to the ACE Insurance Program by the Reorganized Debtors.
     9.6 Commitment Fee. Notwithstanding anything to the contrary herein, on the Effective Date, the Debtors or the Reorganized Debtors shall pay (i) the balance of the Commitment Fee to Equity Investors in accordance with the Commitment Letter Approval Order and (ii) the Term Loan Facility Commitment Fee to the Term Loan Facility Commitment Parties in accordance with the Commitment Letter Approval Order.
     9.7 Payment of Old Convertible Note Indenture Trustee Fee Claim. Notwithstanding anything to the contrary herein, on the Effective Date, the Old Convertible Note Indenture Trustee Fee Claim shall be paid in Cash without any further notice to the Bankruptcy Court or otherwise; provided, however, that no later than five (5) days prior to the Confirmation Hearing, the Old Convertible Note Indenture Trustee shall have provided to the Debtors, Equity Investors and the Prepetition Investors copies of invoices evidencing the fees and expenses incurred by the Old Convertible Note Indenture Trustee during the Chapter 11 Cases through the Effective Date; provided, further, that the Bankruptcy Court shall retain jurisdiction over any disputes regarding the reasonableness of the Allowed Old Convertible Note Indenture Trustee Fee Claim. Upon payment of the Old Convertible Note Indenture Trustee Fee Claim, the Old Convertible Note Indenture Trustee shall forever release, waive and discharge its “charging” lien with respect to any distribution that is made to any holder of Old Convertible Notes.

ARTICLE X
CREDITORS’ TRUST
     10.1 Appointment of Trustee.
          (a) The Trustee for the Creditors’ Trust shall be designated by the Creditors’ Committee. Specifically, the Creditors’ Committee shall file a notice on a date which is at least ten days prior to the date the Bankruptcy Court establishes for the commencement of the Confirmation Hearing designating the Person who it has selected as the Trustee and seeking approval of such designation. The Person designated as the Trustee shall file an affidavit contemporaneously with the Creditors’ Committee’s motion demonstrating that such Person is disinterested. The Person so designated by the Creditors’ Committee shall become the Trustee as of the Effective Date upon the Bankruptcy Court entering an order granting the motion after consideration of the same and any objections thereto at the Confirmation Hearing.
          (b) The Trustee shall have and perform all of the duties, responsibilities, rights and obligations set forth in this Plan and the Trust Agreement.
     10.2 Assignment of Trust Assets to the Creditors’ Trust. On the Effective Date, the Trust Assets shall be transferred to the Creditors’ Trust, for and on behalf of the Trust Beneficiaries. Beneficial interests in the Creditors’ Trust shall be non-transferable, except by death or operation of law, and will not be evidenced by certificates. Only cash proceeds of Trust Assets may be distributed to Trust Beneficiaries and “in-kind” distributions are not permitted.
     10.3 The Creditors’ Trust.
          (a) Without any further action of the directors, officers or shareholders of the Debtors or the Reorganized Debtors, on the Effective Date, the Trust Agreement, substantially in the form of Exhibit K to this Plan, shall become effective. The Trustee shall accept the Creditors’ Trust and sign the Trust Agreement on that date and the Creditors’ Trust will then be deemed created and effective.
          (b) The duration of the Creditors’ Trust will be limited to an initial term of five years, subject to further extension solely for the purpose of permitting the Creditors’ Trust to liquidate the Trust Assets and distribute the proceeds thereof to the Trust Beneficiaries.
          (c) The Trustee shall have full authority to take any steps necessary to administer the Trust Agreement, including, without limitation, the duty and obligation to liquidate the Trust Assets (having first obtained such approvals from the Trust Advisory Board as may be necessary, if any), as applicable, and, if authorized by majority vote of those members of the Trust Advisory Board authorized to vote, to prosecute and settle Trust Claims, in such a manner so as reasonably to maximize the value of the Trust Assets.
          (d) All fees, costs and expenses associated with the administration of the Creditors’ Trust and distribution to Trust Beneficiaries shall be the responsibility of and be paid by the Creditors’ Trust from the Trust Assets. The Reorganized Debtors will provide information and assistance to the Creditors’ Trust to the extent reasonably required to assist the Creditors’ Trust in the investigation and prosecution of Trust Claims; provided, however, the Reorganized Debtors shall not have an obligation to provide information and assistance to the Creditors’ Trust until the Reorganized Debtors and the Creditors’ Trust have entered into an agreement, the terms of which were negotiated in good faith, for the Creditors’ Trust to compensate the Reorganized Debtors for their reasonable costs and expenses (including reasonably attorneys’ fees) associated with the Reorganized Debtors’ resources used in connection with such requested assistance.
          (e) The Trustee may retain such law firms, accounting firms, experts, advisors, consultants, investigators, appraisers, auctioneers or other professionals as it may deem necessary (collectively, the “Trustee Professionals”), in its sole discretion, to aid in the performance of its responsibilities pursuant to the terms of this Plan including, without limitation, the liquidation of Trust Assets, as applicable. The Trustee Professionals shall continue to prepare monthly statements in the same manner and in the same detail as required pursuant to the Professional Fee Order, and the Trustee Professionals shall serve such statements on each member of the Trust Advisory Board. In the event two or more members of the Trust Advisory Board object to the reasonableness of such fees and expenses, the matter shall be submitted to the Bankruptcy Court for approval of the reasonableness of such fees and expenses.
          (f) For U.S. federal income tax purposes, it is intended that the Creditors’ Trust be classified as a liquidating trust under section 301.7701-4 of the Treasury regulations and that such trust be owned by the Trust Beneficiaries.
          (g) The Trustee shall be responsible for filing all U.S. federal, state and local tax returns for the Creditors’ Trust.
          (h) To the extent that there is an inconsistency or conflict between the description of the Creditors’ Trust provided herein and the Trust Agreement, the Trust Agreement shall control.
     10.4 The Trust Advisory Board.
          (a) The Trust Advisory Board shall be comprised of three (3) members as designated by the Creditors’ Committee. The Creditors’ Committee shall give written notice of the identities of such members and file and serve such notice with the Bankruptcy Court, on a date that is not less than ten (10) days prior to the Confirmation Hearing; provided, however, that if and to the extent the Creditors’ Committee fails to file and serve such notice, the Debtors shall designate the members of the Trust Advisory Board by announcing their identities at the Confirmation Hearing. The Trust Advisory Board shall adopt such bylaws as it may deem appropriate. The Trustee shall consult regularly with the Trust Advisory Board when carrying out the purpose and intent of the Creditors’ Trust. Members of the Trust Advisory Board shall be entitled to compensation from the Creditors’ Trust in accordance with the Trust Agreement and to reimbursement from the Creditors’ Trust of the reasonable and necessary expenses incurred by them in carrying out the purpose of the Trust Advisory Board. Any compensation paid to members of the Trust Advisory Board or reimbursement of their reasonable and necessary expenses shall be payable solely by the Creditors’ Trust from the Trust Assets.
          (b) In the case of an inability or unwillingness of any member of the Trust Advisory Board to serve, such member shall be replaced by designation of the remaining members of the Trust Advisory Board. If any position on the Trust Advisory Board remains vacant for more than thirty (30) days, such vacancy shall be filled within fifteen (15) days thereafter by the designation of the Trustee without the requirement of a vote by the other members of the Trust Advisory Board.
          (c) Upon the certification by the Trustee that all assets transferred into Trust have been distributed, abandoned or otherwise disposed of, the members of the Trust Advisory Board shall resign their positions, whereupon they shall be discharged from further duties and responsibilities.
          (d) The Trust Advisory Board may, by majority vote, approve all settlements of Trust Claims which the Trustee may propose; provided, however, that the Trustee may seek Bankruptcy Court approval of a settlement of a Trust Claim if the Trust Advisory Board fails to act on a proposed settlement of such Trust Claim within thirty (30) days of receiving notice of such proposed settlement by the Trustee.
          (e) The Trust Advisory Board may, by majority vote, authorize the Trustee to invest the corpus of the Trust in prudent investments other than those described in section 345 of the Bankruptcy Code.
          (f) The Trust Advisory Board may remove the Trustee in the event of gross negligence or willful misconduct. In the event the requisite approval is not obtained, the Trustee may be removed by the Bankruptcy Court for cause shown. In the event of the resignation or removal of the Trustee, the Trust Advisory Board shall, by majority vote, designate a person to serve as successor Trustee.
          (g) The Trust Advisory Board shall require a fidelity bond from the Trustee in such reasonable amount as may be agreed to by majority vote of the Trust Advisory Board.

          (h) The Trust Advisory Board shall govern its proceedings through the adoption of bylaws, which the Trust Advisory Board may adopt by majority vote. No provision of such bylaws shall supersede any provision of this Plan.
     10.5 Distributions to Beneficiaries of the Creditors’ Trust Under the Trust Agreement. Notwithstanding Section 4.1(i) herein, and as part of the Intercreditor Settlement, holders of Allowed General Unsecured Claims shall be entitled to participate in the Intercreditor Settlement, to the extent provided in and subject to the terms set forth in the Intercreditor Settlement Order and the Trust Agreement. The procedures for distributions to the Trust Beneficiaries shall be in accordance with the terms set forth in the Trust Agreement. The procedures for resolving Disputed Claims of the Trust Beneficiaries are set forth herein and in the Trust Agreement.
ARTICLE XI
EFFECT OF THE PLAN ON CLAIMS AND INTERESTS
     11.1 Revesting of Assets. Except as otherwise explicitly provided in this Plan, on the Effective Date all property comprising the Estates (including Retained Actions) shall revest in each of the Debtors and, ultimately, in the Reorganized Debtors, free and clear of all Claims, Liens and Interests of creditors and equity security holders (other than as expressly provided herein). As of the Effective Date, each of the Reorganized Debtors may operate its business and use, acquire, and dispose of property and settle and compromise Claims without supervision of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by this Plan and the Confirmation Order.
     11.2 Discharge of the Debtors. Pursuant to section 1141(d) of the Bankruptcy Code, except as otherwise specifically provided in this Plan or in the Confirmation Order, Confirmation of this Plan shall satisfy, discharge, and release, effective as of the Confirmation Date (but subject to the occurrence of the Effective Date), the Debtors, the Reorganized Debtors and the Estates of Claims and Causes of Action, whether known or unknown, against, liabilities of, liens on, obligations of, rights against, and Interests in the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to this Plan on account of such Claims, rights, and Interests, including, but not limited to, demands and liabilities that arose before the Confirmation Date, any liability (including withdrawal liability) to the extent such Claims relate to services performed by employees of the Debtors prior to the Petition Date and that arise from a termination of employment or a termination of any employee or retiree benefit program regardless of whether such termination occurred prior to or after the Confirmation Date, and all debts of the kind specified in sections 502(g), 502(h) or

502(i) of the Bankruptcy Code, in each case whether or not (a) a proof of claim or interest based upon such debt, right, or Interest is filed or deemed filed under section 501 of the Bankruptcy Code, (b) a Claim or Interest based upon such debt, right, or Interest is allowed under section 502 of the Bankruptcy Code, or (c) the holder of such a Claim, right, or Interest accepted this Plan. The Confirmation Order shall be a judicial determination of the discharge of all liabilities of and Interests in the Debtors, subject to the Effective Date occurring.
     As of the Effective Date, except as provided in this Plan or in the Confirmation Order (including with respect to the indemnification obligations referenced in the last sentence of Section 6.4 herein) or under the terms of the documents evidencing and orders approving the New Credit Facilities, the Investment Agreement, the Commitment Letter, the New Third Lien Term Loan Credit Facility, the New Convertible Secured Note Indenture and the Trust Stock Appreciation Rights, all Persons shall be precluded from asserting against the Debtors or the Reorganized Debtors any other or further claims, debts, rights, causes of action, claims for relief, liabilities, or equity interests relating to the Debtors based upon any act, omission, transaction, occurrence, or other activity of any nature that occurred prior to the Effective Date. In accordance with the foregoing, except as provided in this Plan or the Confirmation Order, the Confirmation Order shall be a judicial determination of discharge of all such Claims and other debts and liabilities against the Debtors and termination of all Interests in IBC, and in the Brands Preferred Stock, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment obtained against the Debtors at any time, to the extent that such judgment relates to a discharged Claim or terminated Interest.
     11.3 Compromises and Settlements. Pursuant to Bankruptcy Rule 9019(a), the Debtors may compromise and settle various Claims (a) against them and (b) that they have against other Persons. The Debtors expressly reserve the right (with Bankruptcy Court approval, following appropriate notice and opportunity for a hearing) to compromise and settle Claims against them and claims that they may have against other Persons up to and including the Effective Date. After the Effective Date, such right shall pass to the Reorganized Debtors as contemplated in Section 11.1 of this Plan, without any need for Bankruptcy Court approval.
     Pursuant to the Intercreditor Settlement and Bankruptcy Rule 9019, the Debtors, the Prepetition Lenders and the Creditors’ Committee agree to (a) the creation of the Creditors’ Trust pursuant to Article X of this Plan, the transfer of the Trust Assets thereto, the allowance and payment of the Old Convertible Note Indenture Trustee Fee Claim and other good and valuable consideration and (b) the full and complete release and satisfaction of any and all claims of the Debtors (and those claiming derivatively through the Debtors) against the Prepetition Lenders, in their capacities as such, including, but not limited to: (i) claims against the Prepetition Lenders asserted or that could have been asserted by the Debtors in the Prepetition

Lender Actions, (ii) challenges with respect to the extent, amount, validity and priority of the Prepetition Lenders’ liens and security interests, and (iii) allegations or claims that the adequate protection payments made to the Prepetition Lenders during the Chapter 11 Cases should be “recharacterized” as principal payments and applied to reduce the Prepetition Lenders’ secured claims. For the avoidance of doubt, the foregoing shall not release the obligations of the Term Loan Facility Commitment Parties for the Term Loan Facility pursuant to the Term Loan Facility Commitment Papers or the obligations of the parties to the Intercreditor Settlement.
     In addition, pursuant to the Intercreditor Settlement and Bankruptcy Rule 9019, the Debtors, the Prepetition Lenders, the Creditors’ Committee and the Old Convertible Note Indenture Trustee agree that the transfer of the Trust Assets to the Creditors’ Trust and the satisfaction of the Old Convertible Note Indenture Trustee Fee Claim shall also be in full and complete release and satisfaction of any and all claims that could be prosecuted by any party in interest in the Chapter 11 Cases including the Debtors, the Creditors’ Committee, its members, the Prepetition Lenders and the Old Convertible Note Indenture Trustee with respect to the non-substantive consolidation of the Debtors’ bankruptcy estates pursuant to this Plan.
     Finally, pursuant to the Intercreditor Settlement and Bankruptcy Rule 9019, the Debtors, the Prepetition Lenders, the Creditors’ Committee and the Old Convertible Note Indenture Trustee agree that any provision contained in the Old Convertible Note Indenture purporting to subordinate the right of payment of holders of Old Convertible Notes to the rights of Prepetition Lenders shall be null and void and all Prepetition Lenders shall waive any right to enforce such a provision solely for purposes of the settlement described therein.
     All documents implementing the terms of the Intercreditor Settlement, including the Trust Stock Appreciation Rights, shall be in form and substance reasonably satisfactory to Equity Investors, the Creditors’ Committee and the Prepetition Investors.
     11.4 Release of Certain Parties. As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtors, the Reorganized Debtors and any Person seeking to exercise the rights of the Estates, including, without limitation, any successor to the Debtors or any estate representative appointed or selected pursuant to section 1123(b)(3) of the Bankruptcy Code shall be deemed to forever release, waive, and discharge the Released Parties of all claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, including the Prepetition Lender Actions, and liabilities which the Debtors or the Estates are entitled to assert, whether known or unknown, liquidated or unliquidated, fixed or contingent, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, or otherwise, based in whole or in part upon any act or omission, transaction, or occurrence taking place on or prior to the

Effective Date in any way relating to the Debtors, the Estates, the conduct of the Debtors’ businesses, the Chapter 11 Cases, this Plan or the Reorganized Debtors with respect to each of the Released Parties; provided, however, that nothing contained herein is intended to operate as a release of any potential claims by the Debtors and their Estates against parties who have executed Tolling Agreements with the Debtors during the Chapter 11 Cases, but only with respect to Claims covered by such Tolling Agreements and only to the extent that such Tolling Agreements continue to be in full force and effect and the tolling periods contemplated thereby have not expired as of the Effective Date. Notwithstanding anything to the contrary contained herein, nothing in this Plan shall be deemed to release any of the Debtors, Equity Investors, the Term Loan Facility Commitment Parties or any of their Affiliates from their obligations under this Plan, the New Credit Facilities, the Investment Agreement, the Commitment Letter, the New Third Lien Term Loan Credit Facility, the Trust Stock Appreciation Rights or the New Convertible Secured Note Indenture and the transactions contemplated thereby.
     11.5 Releases by Holders of Claims. As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, each holder of a Claim that affirmatively votes in favor of this Plan hereby forever releases, waives, and discharges all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action, and liabilities, including the Prepetition Lender Actions, whatsoever against the Released Parties, arising under or in connection with or related to the Debtors, the Estates, the conduct of the Debtors’ business, the Chapter 11 Cases, this Plan (other than the rights under this Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered hereunder) or the Reorganized Debtors, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereunder arising, in law, equity, or otherwise, that are based in whole or part on any act, omission, transaction, event, or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Estates, the conduct of the Debtors’ businesses, the Chapter 11 Cases, this Plan or the Reorganized Debtors; provided, however, that nothing contained herein is intended to operate as a release of any potential claims by third parties against any parties that have signed Tolling Agreements with a third party, but only with respect to Claims covered by such Tolling Agreements and only to the extent that such Tolling Agreements continue to be in full force and effect and the tolling periods contemplated thereby have not expired as of the Effective Date. Notwithstanding anything to the contrary herein, this Plan shall not discharge, enjoin or restrain the assertion, institution or enforcement of any claims against any non-debtor parties (a) that may be held by the Securities and Exchange Commission or (b) with respect to the Pension Plans, including any claim for breach of fiduciary duty or any claim asserted by the Pension Benefit Guaranty Corporation.

     11.6 Setoffs. Except with respect to Claims specifically Allowed under the Plan, including the Prepetition Lender Claims, the Debtors may, but shall not be required to, set off against any Claim, and the payments or other distributions to be made pursuant to this Plan in respect of such Claim, claims of any nature whatsoever that the Debtors may have against such Claimholder; but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any such claim that the Debtors or the Reorganized Debtors may have against such Claimholder.
     11.7 Exculpation and Limitation of Liability. Except as otherwise specifically provided in this Plan, the Released Parties, any of such parties’ respective present officers, directors, managing members, employees, advisors, attorneys, representatives, financial advisors, investment bankers, or agents and any of such parties’ successors and assigns, shall not have or incur, and are hereby released from, any claim, obligation, right, Cause of Action and liability to one another or to any Claimholder or Interestholder, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, investment bankers, attorneys or Affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of (i) the filing and prosecution of the Chapter 11 Cases, (ii) the negotiation and execution of the exit facility commitment letter by and among Silver Point, IBC and Brands dated October 18, 2007 as amended and restated as of November 6, 2007, the Commitment Letter, the Term Loan Facility Commitment Papers, the ABL Facility Commitment Papers, the New Credit Facility Documents, the Investment Agreement, the New Convertible Secured Note Indenture, the New Convertible Secured Notes and the New Third Lien Term Loan Credit Facility, (iii) the negotiation and filing of this Plan, (iv) the pursuit of confirmation of this Plan, (iv) the negotiation and pursuit of approval of the Disclosure Statement, (v) the consummation of this Plan, and (vi) the administration of this Plan or the property to be distributed under this Plan, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under this Plan. Notwithstanding anything to the contrary contained herein, this Section 11.7 shall not release any party from any claim, obligation, right, Cause of Action or liability arising from any act or omission committed in bad faith, gross negligence or willful misconduct.
     11.8 Indemnification Obligations. Except as specifically provided in Sections 6.4 and 6.7 of this Plan, in satisfaction and compromise of the Indemnitees’ Indemnification Rights: (a) all Indemnification Rights except those held by (i) Persons included in either the definition of “Insured Persons” or the “Insureds” in any of the policies providing the D&O Insurance, and (ii) Professionals, but only to the extent that they have expressly been granted Indemnification Rights in the documents filed with the Bankruptcy Court and only to the extent that such Indemnification Rights are determined to be valid and enforceable, shall be released and discharged on and as of the Effective Date; provided that the Indemnification Rights excepted from the release and discharge shall remain in full force and effect on and after the Effective Date and shall not be modified, reduced, discharged, or otherwise affected in any way by the Chapter 11 Cases; (b) the Debtors or Reorganized Debtors, as the case may be, covenant to use commercially reasonable efforts to purchase and maintain D&O Insurance providing coverage for those Persons described in subsection (a)(i) of this Section 11.8 whose Indemnification Rights are not being released and discharged on and as of the Effective Date, for a period of six years after the Effective Date insuring such parties in respect of any claims, demands, suits, Causes of Action, or proceedings against such Persons based upon any act or omission related to such Person’s service with, for, or on behalf of the Debtors or the Reorganized Debtors in at least the scope and amount as currently maintained by the Debtors (the “Insurance Coverage”); and (c) the Debtors or the Reorganized Debtors, as the case may be, hereby indemnify such Persons referred to in subclause (b) above to the extent of, and agree to pay for, any deductible or retention amount that may be payable in connection with any claim covered by either under the foregoing Insurance Coverage or any prior similar policy.
     11.9 Injunction. The satisfaction, release, and discharge pursuant to this Article XI of this Plan shall also act as an injunction against any Person commencing or continuing any action, employment of process, or act to collect, offset, or recover any Claim or Cause of Action satisfied, released, or discharged under this Plan to the fullest extent authorized or provided by the Bankruptcy Code, including, without limitation, to the extent provided for or authorized by sections 524 and 1141 thereof.
     11.10 Central States Settlement. Notwithstanding anything to the contrary contained in this Plan and assuming that no complete withdrawal as contemplated pursuant to 29 U.S.C. §§ 1383 and 1385 occurs prior to or in connection with this Plan (all as previously agreed to in the Settlement Agreement dated November 14, 2006 (as approved by the Bankruptcy Court on November 13, 2006)), any claim against or liability of (including, without limitation, any liability or claim for withdrawal liability under 29 U.S.C. §§ 1383 and 1385) any of the Debtors or any third-party to the Central States Fund, a multi-employer plan as that term is defined by 29 U.S.C. § 1301(a)(3) (the “Central States Plan”), specifically including Claim Nos. 9205, 9206, 9207, 9208, 9209, 9214, 9215, 9216 and 9217, is left unimpaired under this Plan, shall not be discharged and shall continue unaltered as if the Chapter 11 Cases had not been commenced, nor shall any third-party be released from any liability or claim that the Central States Plan may have against that third-party as a result of any one of the Debtor’s participation in the Central States Plan. The Debtors shall seek inclusion of the foregoing in the Confirmation Order. In light of the foregoing provisions, the Central States Plan shall have no right to receive any distribution on account of the Complete Withdrawal Claim (as such term is defined in the Settlement Agreement referred to in this Section 11.10) and shall not be permitted to vote on or object to this Plan on account of such contingent claim. Nothing contained herein is intended to alter the terms of the Settlement Agreement referred to this Section 11.10.
     11.11 Other Pension Plans. Notwithstanding anything to the contrary contained in this Plan, to the extent the withdrawal liability under 29 U.S.C. §§ 1383 and 1385 as asserted or assertable by the New York State Teamsters Conference Pension and Retirement Fund, Western Pennsylvania Teamsters and Employers Pension Fund and New England Teamsters and Trucking Industry Pension Fund has not yet been incurred and remains a potential withdrawal liability of the Debtors as of the Effective Date, then such withdrawal liability claim shall continue unaltered as if the Chapter 11 Cases had not been commenced, nor shall any third-party be released from any potential withdrawal liability claim that the New York State Teamsters Conference Pension and Retirement Fund, Western Pennsylvania Teamsters and Employers Pension Fund and New England Teamsters and Trucking Industry Pension Fund may have against a third-party as a result of the Debtors’ participation in the New York State Teamsters Conference Pension and Retirement Fund, Western Pennsylvania Teamsters and Employers Pension Fund and New England Teamsters and Trucking Industry Pension Fund. None of the foregoing shall have a right to receive any distribution on account of a withdrawal liability claim that has not yet been incurred and remains a potential withdrawal liability claim and shall not be permitted to vote on or object to this Plan on account of such withdrawal liability claim.
ARTICLE XII
CONDITIONS PRECEDENT
     12.1 Conditions to Confirmation. The following are conditions precedent to confirmation of this Plan that must be satisfied unless waived in accordance with Section 12.3 of this Plan:
          (a) The Bankruptcy Court shall have approved a disclosure statement with respect to this Plan in form and substance reasonably satisfactory to the Debtors, the Prepetition Investors and Equity Investors.
          (b) The Confirmation Order, this Plan, and all exhibits and annexes to each of this Plan and the Confirmation Order shall be in form and substance reasonably satisfactory to the Debtors, the Prepetition Investors and Equity Investors.
     12.2 Conditions to Consummation. The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied unless waived in accordance with Section 12.3 of this Plan:

          (a) The Bankruptcy Court shall have entered one or more orders (which may include the Confirmation Order) authorizing the rejection of unexpired leases and executory contracts by the Debtors as contemplated by Section 7.2 hereof.
          (b) The Debtors shall have entered into the New Credit Facilities, the New Convertible Secured Note Indenture and the New Third Lien Term Loan Credit Facility and all conditions precedent to the consummation thereof shall have been waived (subject to any applicable consent requirements) or satisfied in accordance with the terms thereof.
          (c) All conditions precedent in the Investment Agreement shall have been waived (subject to any applicable consent requirements) or satisfied in accordance with the terms thereof.
          (d) The Confirmation Order, with the Plan and all exhibits and annexes to each, in form and substance reasonably acceptable to the Debtors, the Prepetition Investors and Equity Investors, shall have been entered by the Bankruptcy Court on or before January 15, 2009, and shall be a Final Order, and no request for revocation of the Confirmation Order under section 1144 of the Bankruptcy Code shall have been made, or, if made, shall remain pending; provided, however, that if the Confirmation Order has not become a Final Order because a notice of appeal has been timely filed and the parties are not stayed or enjoined from consummating the Investment or the Transaction, this Section 12.2(c) shall be deemed satisfied unless the effect of the appeal could reasonably be expected to be adverse to the business, operations, property, condition (financial or otherwise) or prospects of the Reorganized Debtors and their direct and indirect subsidiaries, taken as a whole, or adverse to Equity Investors or the Prepetition Investors, in each case as determined by Equity Investors or the Prepetition Investors, respectively.
          (e) The Bankruptcy Court shall have entered the Intercreditor Settlement Order.
          (f) All actions, documents and agreements necessary to implement this Plan shall be in form and substance reasonably satisfactory to the Debtors, Equity Investors and the Prepetition Investors and shall have been effected or executed as applicable.
          (g) The Confirmation Date shall have occurred and the Confirmation Order shall, among other things, provide that:
          (i) the provisions of the Confirmation Order and this Plan are nonseverable and mutually dependent;
          (ii) all executory contracts or unexpired leases assumed by the Debtors during the Chapter 11 Cases or under this Plan shall be assigned and transferred to, and remain in full force and effect for the benefit of, the Reorganized Debtors, notwithstanding any provision in such contract or lease (including those described in sections 365(b)(2) and 365(f) of the Bankruptcy Code) that prohibits such assignment or transfer or that enables or requires termination of such contract or lease;
          (iii) the transfers of property by the Debtors (A) to the Reorganized Debtors (1) are or shall be legal, valid, and effective transfers of property, (2) vest or shall vest the Reorganized Debtors with good title to such property free and clear of all liens, charges, Claims, encumbrances, or Interests, except as expressly provided in this Plan or Confirmation Order, (3) do not and shall not constitute avoidable transfers under the Bankruptcy Code or under applicable non-bankruptcy law, and (4) do not and shall not subject the Reorganized Debtors to any liability by reason of such transfer under the Bankruptcy Code or under applicable non-bankruptcy law, including, without limitation, any laws affecting successor or transferee liability, and (B) to Claimholders under this Plan are for good consideration and value;
          (iv) except as expressly provided in this Plan or the Confirmation Order, the Debtors are discharged effective upon the Effective Date from any “debt” (as that term is defined in section 101(12) of the Bankruptcy Code), and the Debtors’ liability in respect thereof is extinguished completely, whether reduced to judgment or not, liquidated or unliquidated, contingent or noncontingent, asserted or unasserted, fixed or unfixed, matured or unmatured, disputed or undisputed, legal or equitable, known or unknown, or that arose from any agreement of the Debtors entered into or obligation of the Debtors incurred before the Effective Date, or from any conduct of the Debtors prior to the Effective Date, or that otherwise arose before the Effective Date, including, without limitation, all interest, if any, on any such debts, whether such interest accrued before or after the Petition Date;
          (v) the applicable provisions of the Reconstitution Order are incorporated into this Plan and or the Confirmation Order, as required by the Reconstitution Order;
          (vi) this Plan does not provide for the liquidation of all or substantially all of the property of the Debtors and its confirmation is not likely to be followed by the liquidation of the Reorganized Debtors or the need for further financial reorganization;
          (vii) all Interests (except Subsidiary Interests, but including the Brands Preferred Stock) are terminated effective upon the Effective Date;
          (viii) the issuance to the Prepetition Lenders of the New Convertible Secured Notes (including the New Common Stock into which such New Convertible Secured Notes are convertible) and the distribution thereof shall be exempt from registration under applicable securities laws pursuant to section 1145(a) of the Bankruptcy Code; and
          (ix) the Prepetition Lender Actions, and any adversary proceedings filed in connection therewith, are dismissed with prejudice.
          (h) The Trust Assets shall have been transferred to the Creditors’ Trust and the Allowed Amount of the Old Convertible Note Indenture Trustee Fee Claim shall have been paid in Cash to the Old Convertible Note Indenture Trustee in accordance with Section 9.7(a) of this Plan.
          (i) All documents implementing the terms of the Intercreditor Settlement, including the Trust Stock Appreciation Rights, shall be in form and substance reasonably satisfactory to Equity Investors and the Prepetition Investors.
          (j) All documents implementing the terms of the Intercreditor Settlement, including the Trust Stock Appreciation Rights, shall be in form and substance reasonably satisfactory to the Creditors’ Committee.
     12.3 Waiver of Conditions to Confirmation or Consummation. The conditions set forth in Sections 12.1 and 12.2 (other than the condition set forth in Section 12.2(e), 12.2(h) and 12.2(j)) of this Plan may be waived by the Debtors subject to such waiver being reasonably satisfactory to Equity Investors and the Prepetition Investors, without any notice to any other parties-in-interest or the Bankruptcy Court and without a hearing. The failure to satisfy or waive any conditions to the Confirmation Date or the Effective Date may be asserted by the Debtors in their sole discretion regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by the Debtors in their sole discretion). The failure of the Debtors in their sole discretion to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time. The conditions set forth in Section 12.2(e), 12.2(h) and 12.2(j) may be waived by the Debtors subject to such waiver being acceptable to the Creditors’ Committee.
ARTICLE XIII
RETENTION OF JURISDICTION
     Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases and this Plan (except in the case of the New Credit Facility Documents, the New Convertible Secured Notes, the New Third Lien Term Loan, the Warrants, the New Common Stock and the Stockholders’ Agreement, which shall be subject to the jurisdiction indicated in the definitive documentation thereof), including, among others, the following matters:
          (a) to hear and determine pending motions for (i) the assumption or rejection or (ii) the assumption and assignment of executory contracts or unexpired leases to which the Debtors are a party or with respect to which the Debtors may be liable, and to hear and determine the allowance of Claims resulting therefrom including the amount of Cure, if any, required to be paid;
          (b) to adjudicate any and all adversary proceedings, applications, and contested matters that may be commenced or maintained pursuant to the Chapter 11 Cases or this Plan, or the Trust Agreement, proceedings to adjudicate the allowance of Disputed Claims, and all controversies and issues arising from or relating to any of the foregoing;
          (c) to adjudicate any and all disputes arising from the distribution of the New Convertible Secured Notes, the New Common Stock and the Warrants;
          (d) to ensure that distributions to Allowed Claimholders are accomplished as provided herein and in the Trust Agreement;
          (e) to hear and determine any and all objections to the allowance of Claims and the estimation of Claims, both before and after the Confirmation Date, including any objections to the classification of any Claim, and to allow or disallow any Claim, in whole or in part;
          (f) to enter and implement such orders as may be appropriate if the Confirmation Order is for any reason stayed, revoked, modified, or vacated;
          (g) to issue orders in aid of execution, implementation, or consummation of this Plan;
          (h) to enter such orders as may be necessary for the Trustee to satisfy its obligations pursuant to the Trust Agreement;
          (i) to consider any modifications of this Plan, to cure any defect or omission, or to reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;
          (j) to hear and determine all applications for compensation and reimbursement of Professional Claims under this Plan or under sections 330, 331, 503(b), 1103, and 1129(a)(4) of the Bankruptcy Code;

          (k) to determine requests for the payment of Claims entitled to priority under section 507(a)(1) of the Bankruptcy Code, including compensation of and reimbursement of expenses of parties entitled thereto;
          (l) to hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of this Plan, the Confirmation Order or the Trust Agreement, including disputes arising under agreements, documents, or instruments executed in connection with this Plan;
          (m) to hear and determine all suits or adversary proceedings to recover assets of the Debtors and property of its Estates, wherever located;
          (n) to hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;
          (o) to hear any other matter not inconsistent with the Bankruptcy Code;
          (p) to hear and determine all disputes involving the existence, nature, or scope of the Debtors’ discharge, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date;
          (q) to hear and determine all disputes involving the releases and exculpations granted herein and the injunctions established herein;
          (r) to enter a final decree closing the Chapter 11 Cases; and
          (s) to enforce all orders previously entered by the Bankruptcy Court.
Unless otherwise specifically provided herein or in a prior order of the Bankruptcy Court, the Bankruptcy Court shall have exclusive jurisdiction to hear and determine disputes concerning Claims, Interests, Retained Actions, the Trust Agreement, the Trust Assets and the Trust Claims and any motions to compromise or settle such disputes.

ARTICLE XIV
MISCELLANEOUS PROVISIONS
     14.1 Binding Effect. As of the Effective Date, this Plan shall be binding upon and inure to the benefit of the Debtors, the Reorganized Debtors, all present and former Claimholders, all present and former Interestholders, other parties-in-interest and their respective heirs, successors, and assigns.
     14.2 Modification and Amendments. The Debtors may alter, amend, or modify this Plan or any Exhibits hereto under section 1127(a) of the Bankruptcy Code, in a form that is reasonably satisfactory to Equity Investors and the Prepetition Investors, at any time prior to the Confirmation Hearing. After the Confirmation Date and prior to substantial consummation of this Plan as defined in section 1101(2) of the Bankruptcy Code, the Debtors may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in this Plan, the Disclosure Statement, or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of this Plan.
     14.3 Withholding and Reporting Requirements. In connection with this Plan and all instruments issued in connection therewith and distributions thereunder, the Debtors shall comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements.
     14.4 Allocation of Plan Distributions Between Principal and Interest. To the extent that any Allowed Claim entitled to a distribution under this Plan is composed of indebtedness and accrued but unpaid interest thereon, such distribution shall, for United States federal income tax purposes, be allocated to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to accrued but unpaid interest.
     14.5 Creditors’ Committee. Effective on the Effective Date, the Creditors’ Committee shall dissolve automatically, whereupon its members, professionals, and agents shall be released from any further duties and responsibilities in the Chapter 11 Cases and under the Bankruptcy Code, except with respect to applications for Professional Claims. The professionals retained by the Creditors’ Committee shall not be entitled to compensation and reimbursement of expenses for services rendered after the Effective Date, except for services rendered in connection with (a) the implementation of the transactions contemplated to occur on the Effective Date hereunder and (b) applications for allowance of compensation and reimbursement of expenses pending on the Effective Date or filed after the Effective Date pursuant to Section 9.2 hereof.

     14.6 Payment of Statutory Fees. All fees payable pursuant to section 1930 of title 28 of the United States Code, as of the entry of the Confirmation Order as determined by the Bankruptcy Court at the Confirmation hearing, shall be paid on the Effective Date. The Reorganized Debtors will continue to pay fees pursuant to section 1930 of title 28 of the United States Code as required by that section.
     14.7 Revocation, Withdrawal, or Non-Consummation.
          (a) Right to Revoke or Withdraw. Each Debtor reserves the right to revoke or withdraw this Plan at any time prior to the Effective Date.
          (b) Effect of Withdrawal, Revocation, or Non-Consummation. If the Debtors revoke or withdraw this Plan prior to the Effective Date, or if the Confirmation Date or the Effective Date does not occur, then this Plan, any settlement, or compromise embodied in this Plan (including the fixing or limiting to an amount certain any Claim or Interest or Class of Claims or Interests), the assumption or rejection of executory contracts or unexpired leases effected by this Plan, and any document or agreement executed pursuant to this Plan shall be null and void. In such event, nothing contained herein, and no acts taken in preparation for consummation of this Plan, shall be deemed to constitute a waiver or release of any Claims by or against or Interests in the Debtors or any other Person, to prejudice in any manner the rights of the Debtors or any other Person in any further proceedings involving the Debtors, or to constitute an admission of any sort by the Debtors or any other Person.
     14.8 Notices. Any notice required or permitted to be provided to the Debtors, the Creditors’ Committee, the Prepetition Agent, the DIP Agent, the Prepetition Investors or Equity Investors under this Plan shall be in writing and served by (a) certified mail, return receipt requested, (b) hand delivery, or (c) overnight delivery service, to be addressed as follows:
          If to the Debtors:
INTERSTATE BAKERIES CORPORATION
12 E Armour Blvd
Kansas City, Missouri 64111
Attn: General Counsel
          with copies to:
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
333 West Wacker Drive, Suite 2100
Chicago, Illinois 60606-1285
Attn: J. Eric Ivester
– and –

STINSON MORRISON HECKER LLP
1201 Walnut, Suite 2900
Kansas City, Missouri 64106-2150
Attn: Paul M. Hoffmann (Missouri Bar No. 31922)
          If to the Creditors’ Committee:
LOWENSTEIN SANDLER PC
65 Livingston Avenue
Roseland, New Jersey 07068
Attn: Kenneth Rosen
– and –
SHUGART THOMASON & KILROY PC
120 West 12th Street
Kansas City, Missouri 64105
Attn:Paul Sinclair
          If to the Prepetition Agent:
SIMPSON THACHER & BARTLETT LLP
425 Lexington Avenue, 27th Floor
New York, New York 10017
Attn: Kenneth Ziman
– and –

SPENCER FANE BRITT & BROWNE LLP
1000 Walnut, Suite 1400
Kansas City, Missouri 64106
Attn: Scott Goldstein
          If to the DIP Agent:
BRYAN CAVE, LLP
One Metropolitan Square
211 North Broadway, Suite 3600
St. Louis, Missouri 64106
Attn: Gregory D. Willard

          If to Silver Point:
SILVER POINT FINANCE, LLC
2 Greenwich Plaza, 1st FL
Greenwich, Connecticut 06830
Attn: Fred Fogel
with a copy to:
PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP
1285 Avenue of the Americas
New York, New York 10019-6064
Attn: Alan W. Kornberg
          If to Monarch Alternative Capital L.P.:
MONARCH ALTERNATIVE CAPITAL L.P.
535 Madison Avenue
17th Floor
New York, New York 10022
Attn:Robert G. Burns
          If to McDonnell Investment Management LLC:
MCDONNELL INVESTMENT MANAGEMENT LLC
Alternative Credit Strategies Group
1515 West 22nd Street, 11th Floor
Oak Brook, Illinois 60523
Attn: Zoltan Donovan
with a copy to:
WINSTON & STRAWN LLP
Winston & Strawn LLP
35 W. Wacker Drive
Chicago, Illinois 60601-9703
Attn: Jai S. Khanna
          If to Equity Investors:
IBC INVESTORS I, LLC
c/o Ripplewood Holdings L.L.C.
One Rockefeller Plaza, 32nd Floor
New York, New York 10020
Attn: Christopher Minnetian, Esq.

with a copy to:
CRAVATH, SWAINE & MOORE LLP
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019-7475
Attn: Richard Levin, Esq.
     14.9 Term of Injunctions or Stays. Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code or otherwise, and extant on the Confirmation Date, shall remain in full force and effect until the Effective Date.
     14.10 Governing Law. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated herein or in the relevant governing agreement, document or instrument, the laws of the State of New York shall govern the construction and implementation of this Plan, any agreements, documents, and instruments executed in connection with this Plan.
     14.11 Waiver and Estoppel. Each Claimholder or Interestholder shall be deemed to have waived any right to assert that its Claim or Interest should be Allowed in a certain amount, in a certain priority, secured or not subordinated by virtue of an agreement made with the Debtors and/or their counsel, the Creditors’ Committee and/or its counsel, or any other Person, if such agreement was not disclosed in this Plan, the Disclosure Statement, or papers filed with the Bankruptcy Court prior to the Confirmation Date.
     14.12 Rights of Equity Investors. Notwithstanding anything herein to the contrary or an affirmative vote to accept this Plan, nothing contained in this Plan shall alter, amend, or modify the rights of Equity Investors under the Commitment Letter or the Investment Agreement unless such alteration, amendment, or modification has been agreed to in writing by Equity Investors in accordance with the terms of the Commitment Letter or the Investment Agreement, as applicable.
     14.13 Rights of the Prepetition Investors. Notwithstanding anything herein to the contrary or an affirmative vote to accept this Plan, nothing contained in this Plan shall alter, amend, or modify the rights of the Prepetition Investors under the New Credit Facility Documents, the Commitment Letter or the Term Loan Facility Commitment Papers unless such alteration, amendment, or modification has been agreed to in writing by the Prepetition Investors.

     14.14 Allowance of Old Convertible Notes Claim. The Old Convertible Notes Claim shall be Allowed in the amount of $100,649,000. The Allowed Old Convertible Notes Claim shall not be reduced on account of payment of the Old Convertible Note Indenture Trustee Fee Claim.

Dated: Kansas City, Missouri
           October 31, 2008
INTERSTATE BAKERIES CORPORATION AND ITS AFFILIATES AND SUBSIDIARIES THAT ARE ALSO DEBTORS AND DEBTORS-IN-POSSESSION IN THE CHAPTER 11 CASES

By:	/s/ Craig D. Jung
Craig D. Jung
Chief Executive Officer of Interstate Bakeries Corporation

SKADDEN, ARPS, SLATE,
MEAGHER & FLOM LLP
333 West Wacker Drive
Chicago, Illinois 60606-1285
Attn: J. Eric Ivester
                Samuel S. Ory
           – and –
SKADDEN, ARPS, SLATE,
MEAGHER & FLOM LLP
Four Times Square
New York, New York 10036-6522
Attn: J. Gregory Milmoe (JM 0919)
           – and –
STINSON MORRISON HECKER LLP
1201 Walnut, Suite 2900
Kansas City, MO 64106-2150
Attn: Paul M. Hoffmann (Missouri Bar No. 31922)
ATTORNEYS FOR INTERSTATE BAKERIES
CORPORATION AND ITS SUBSIDIARIES AND
AFFILIATES THAT ARE ALSO DEBTORS AND
DEBTORS-IN-POSSESSION IN THE CHAPTER 11
CASES

PLAN EXHIBIT A-1
NONEXCLUSIVE LIST OF
RETAINED ACTIONS AND AVOIDANCE CLAIMS
To be furnished to the Commission upon request.

PLAN EXHIBIT A-2
TRUST AVOIDANCE CLAIMS
To be furnished to the Commission upon request.

PLAN EXHIBIT B
SCHEDULE OF CAPITAL LEASES
To be furnished to the Commission upon request.

PLAN EXHIBIT C
INTERCREDITOR SETTLEMENT ORDER

IN THE UNITED STATES BANKRUPTCY COURT
WESTERN DISTRICT OF MISSOURI
KANSAS CITY DIVISION

In re:	Chapter 11

INTERSTATE BAKERIES	Case No. 04-45814 (JWV)
CORPORATION, et al.,
Jointly Administered
Debtors.

ORDER PURSUANT TO 11 U.S.C. §§ 363(b) AND FED. R. BANK. P. 9019
APPROVING COMPROMISE OF CONTROVERSIES AND DISPUTES AMONG
VARIOUS PARTIES INCLUDING THE DEBTORS, THE PRE-PETITION
LENDERS AND THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS
(Related to Docket No. [•])
     This matter having come before the Court on the motion (the “Motion”)1 of Interstate Bakeries Corporation and eight2 of its subsidiaries and affiliates, debtors and debtors-in-possession in the above-captioned cases (collectively, “Interstate Bakeries,” the “Company,” or the “Debtors”), for an order, pursuant to 11 U.S.C. §§ 363(b) and Rule 9019 of the Federal Rules of Bankruptcy Procedure (a) approving the Compromise of Controversies by and among the Compromising Parties and (b) authorizing the Debtors to take such actions as are reasonably necessary to fulfill the terms of the Compromise of Controversies. The Court, having determined that (i) it has jurisdiction over the matters raised in the Motion pursuant to 28 U.S.C.

1	Unless otherwise defined, capitalized terms used herein shall have the meanings ascribed to them in the Motion and the Plan.

2	The following subsidiaries’ and affiliates’ chapter 11 cases are jointly administered with Interstate Bakeries’ chapter 11 case: Armour and Main Redevelopment Corporation; Baker’s Inn Quality Baked Goods, LLC; IBC Sales Corporation; IBC Services, LLC; IBC Trucking, LLC; Interstate Brands Corporation; New England Bakery Distributors, L.L.C.; and Mrs. Cubbison’s Foods, Inc.

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§§ 157 and 1334; (ii) this is a core proceeding pursuant to 28 U.S.C. § 157(b)(2); (iii) the relief requested in the Motion is in the best interests of the Debtors, their estates and their creditors and the Debtors’ decision to enter into the Compromise of Controversies is reasonable and appropriate under the circumstances; (iv) proper and adequate notice of the Motion and the hearing thereon having been given and that no other or further notice is necessary; and (v) upon the record herein and after due deliberation thereon; and the Creditors’ Committee having supported confirmation of the Plan; and good cause having been shown that the Court should grant the relief as set forth herein;
     IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:
     1. The Motion is GRANTED and the Compromise of Controversies as set forth herein is hereby approved.
     2. Establishment of the Creditors’ Trust. On the Effective Date, the Creditors’ Trust will be established for the benefit of holders of Allowed General Unsecured Claims, including the holders of Old Convertible Note Claims. The Trust Agreement that shall govern the terms of the Creditors’ Trust shall be in a form reasonably acceptable to the Creditors’ Committee, Equity Investors, Pre-Petition Investors, and Reorganized Debtors and shall provide, among other things, that (w) beneficial interests in the Creditors’ Trust shall be non-transferable, except by death or operation of law, and will not be evidenced by certificates, (x) the purposes of the Creditors’ Trust will be limited to the rights and powers set forth in the Trust Agreement and the duration of the Creditors’ Trust will be limited to an initial term of five years, subject to further extension as the circumstances may warrant solely for the purposes of the administration of claim objections, the realization of the TSARs (defined below) and the pursuit of Trust Claims, (y) the Creditors’ Trust will be responsible for making distributions to Trust

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Beneficiaries of the Creditors’ Trust and shall bear the responsibility for any fees, costs, expenses or other liabilities related thereto, and (z) distributions to Trust Beneficiaries from the Creditors’ Trust shall be on a pro rata basis without regard to multiple obligors; provided, however, that any Pre-Petition Lender that holds an allowed General Unsecured Claim on account of claims arising under the Pre-Petition Credit Agreement shall not be a Trust Beneficiary and shall not share in any distributions made by the Trustee pursuant to the Creditors’ Trust.
     3. Documents Implementing Intercreditor Settlement. All documents implementing the terms of the Intercreditor Settlement, including the TSARs, shall be in form and substance reasonably satisfactory to Equity Investors, the Creditors’ Committee and the Prepetition Investors.
     4. Administration of Claims: The Reorganized Debtors will have sole and absolute discretion in administering, disputing, objecting to, compromising or otherwise resolving all Claims against the Debtors (the “Claims Administration”); provided, however, that before the Reorganized Debtors agree to allow a General Unsecured Claim in an amount greater than $1,000,000, the Reorganized Debtors shall give at least three (3) Business Days notice (the “Settlement Notice”) to the Creditors’ Trust of their intended agreement and the basis for the proposed resolution. If the Creditors’ Trust does not elect to assume responsibility for the Claims Administration of such claim within three (3) Business Days after the Reorganized Debtors deliver the Settlement Notice, the General Unsecured Claim shall be disposed of in the manner proposed by the Reorganized Debtors. In the event the Creditors’ Trust elects to assume responsibility for the Claims Administration of a particular General Unsecured Claim within three (3) Business Days of receiving the Settlement Notice, (a) the Creditors’ Trust shall assume

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and pay from the Trust Assets any fees, costs, expenses or other liabilities incurred by the Creditors’ Trust in connection with its Claims Administration of such General Unsecured Claim and (b) the Reorganized Debtors shall provide reasonable cooperation and assistance to the Trustee and its representatives with respect to the Claims Administration process relating to such claim.
     5. Cooperation Agreement. The Reorganized Debtors shall have no responsibility to cooperate hereunder unless the Trustee shall have negotiated in good faith the terms of and executed by the Effective Date, an agreement (the “Cooperation Agreement”) for the Creditors’ Trust to compensate the Reorganized Debtors for (i) their reasonable costs and expenses (excluding attorneys’ fees) associated with the Reorganized Debtors’ resources used to assist the Creditors’ Trust with respect to Claims Administration of any General Unsecured Claims that the Creditors’ Trust elects to assume responsibility for, and (ii) the Reorganized Debtors’ reasonable costs and expenses (including attorney’s fees) associated with the Reorganized Debtors’ resources used to assist the Creditors’ Trust in the prosecution of the Trust Claims (defined below). In the event that the Reorganized Debtors and the Trustee cannot agree upon the terms of the Cooperation Agreement, the Court shall resolve such dispute.
     6. Allowance of Old Convertible Note Claim. The Allowed General Unsecured Claim for the Old Convertible Notes Claim shall be $100,649,000 (i.e., principal and interest on the Old Convertible Notes as of the Petition Date).
     7. Transfer to the Creditors’ Trust. On the Effective Date, the Creditors’ Trust shall be established and the Trust Assets described below shall be transferred to the Creditors’ Trust for, and on behalf of, the Trust Beneficiaries:
     (a) a cash payment in the amount of $5,000,000;

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          (b) documents evidencing cash-settled stock appreciation rights (“TSARs”) (i) with respect to three percent (3%) of the fully diluted equity interests of the Reorganized Company as of the Effective Date, (ii) which shall have a strike price equal to $15 per share, and (iii) which shall otherwise have the same terms as the stock appreciation rights to be received by the representatives of certain of the Debtors’ unionized work force; and
          (c) (i) those avoidance claims or causes of action described on Exhibit A-2 to the Plan (collectively, the “Trust Avoidance Claims”) and (ii) claims or causes of action arising out of, or related directly or indirectly to, a person’s relationship to the Debtors as a director of certain of the Debtors (and/or their predecessors) and/or their employment as an officer of the Debtors to the extent such claims or causes of action have not been previously released or as to which applicable statutes of limitations have not yet expired (collectively, “D&O Claims” and, together with the Trust Avoidance Claims, the “Trust Claims”); provided, however, D&O Claims shall not include claims as to which any present or former director, officer or managing member of any Debtor would have a right of indemnification against the Reorganized Debtors unless (x) such D&O Claims are 100% covered by directors and officers’ liability insurance (“D&O Insurance”) or (y) the applicable indemnitees are otherwise prohibited from prosecuting such indemnification rights against the Reorganized Debtors; provided, further, that in connection with the transfer of D&O Claims as contemplated hereby, the Creditors’ Trust must agree, in a notice to be delivered to the Reorganized Company on the Effective Date, that the Creditors’ Trust will seek satisfaction of any judgment received by it with respect to D&O Claims solely from available D&O Insurance and shall not seek satisfaction of any such judgment from the assets of any defendant.
          8. Structure of the TSARs: The TSARs will contain such terms and/or otherwise be structured in such a manner so as to assure that neither the Company nor the Creditors’ Trust will be required to comply with SEC reporting requirements subsequent to the Effective Date.
          9. Payment of Old Convertible Notes Indenture Trustee Fee Claim: On the Effective Date, the Debtors or the Reorganized Debtors shall pay the Old Convertible Note Indenture Trustee Fee Claim in cash; provided, however, that no later than five (5) days prior to the Confirmation Hearing, the Old Convertible Note Indenture Trustee shall have provided to the Debtors, Equity Investors and the Prepetition Investors copies of invoices evidencing the fees and expenses incurred by the Old Convertible Note Indenture Trustee during the Chapter 11 Cases through the Effective Date; provided, further, that the Bankruptcy Court shall retain

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jurisdiction over any disputes regarding the reasonableness of the Allowed Old Convertible Note Indenture Trustee Fee Claim. Upon payment of the Old Convertible Note Indenture Trustee Fee Claim, the Old Convertible Note Indenture Trustee shall forever release, waive and discharge its “charging” lien with respect to any distribution that may be made to any holder of Old Convertible Notes pursuant to the Creditors’ Trust.
     10. Release of Claims: On the Effective Date, pursuant to this Agreement and the Plan, and upon the transfer of the Trust Assets to the Creditors’ Trust, the Lien Avoidance Action shall be dismissed with prejudice and any and all claims of the Debtors (and those claiming derivatively through the Debtors) against the Pre-Petition Lenders including, but not limited to, (a) claims against the Pre-Petition Lenders asserted or that could have been asserted by the Debtors in the Lien Avoidance Action, (b) the Preserved Claims, (c) challenges with respect to the extent, amount, validity and priority of the Pre-Petition Lenders’ liens and security interests and (d) claims that the adequate protection payments made to the Pre-Petition Lenders during the Bankruptcy Cases should be recharacterized as principal payments and applied to reduce the Prepetition Lenders’ secured claims, shall be fully and forever released. The transfer of Trust Assets to be made to the Creditors’ Trust and the payment of the Old Convertible Note Indenture Trustee Fee Claim shall also be in full and complete release and satisfaction of any and all claims that could be prosecuted by any party in interest in the Bankruptcy Cases including the Debtors, the Creditors’ Committee, its members and the Prepetition Lenders with respect to substantive consolidation of the Debtors’ estates. All distributions to the Old Convertible Notes Indenture Trustee or to the holders of Old Convertible Notes Claims pursuant to this Agreement, including distributions from the Creditors’ Trust, shall be free and clear of any contractual rights of subordination set forth in the Old Convertible Notes Indenture.

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     11. Other Matters.
          (a) Prior to the Effective Date, the Debtors will use their reasonable best efforts to provide to the Creditors’ Committee the information necessary (including payment history, correspondence, files, bank statements, proof of payment, invoices and delivery documents relating to any new value defense, and related documents) for the Creditors’ Trust to prosecute the Trust Avoidance Claims.
          (b) Prior to the Effective Date, the Creditors’ Committee may give notice to the Pre-Petition Investors of those holders of General Unsecured Claims who may be interested in participating in the New Term Loan (“Creditor Participants”), provided, however, the Creditors Committee shall be under no obligation to actively solicit or recommend any Creditor Participants. The Debtors, the Pre-Petition Investors and the Creditors’ Committee shall agree to a process whereby qualified parties will be notified of the opportunity to participate in the New Term Loan. The Pre-Petition Investors shall offer the Creditor Participants the right to participate in the New Term Loan in an amount collectively not to exceed ten (10%) percent of the aggregate principal amount thereof provided that such participation by a Creditor Participant shall not require the Reorganized Debtors to register any securities with the United States Securities and Exchange Commission and subject in all respects to Equity Investors’ right to approve lenders participating in the New Term Loan.
     12. Conditions Precedent to Compromise of Controversies. The Compromise of Controversies as set forth in this Order shall be effective upon confirmation of the Plan and occurrence of the Effective Date.
     13. No Admission. The Compromise of Controversies set forth in this Order is the result of a compromise and accord and nothing contained herein shall be construed as an admission of liability or wrongdoing on the part of any party or their respective affiliates, shareholders, directors, trustees, officers, agents, representatives, employees, members, successors or assigns.
     14. Reporting Requirements: The Trustee shall provide, either by mail or through access to a website, annual status reports to the Trust Beneficiaries. Each annual status report shall contain a comprehensive summary of all activity by the reporting party during the previous year, a summary of the professional fees sought and obtained in the prior year and a summary of cash receipts and disbursements of the Trustee, a summary of cash receipts and

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disbursements of the Creditors’ Trust, a summary of the distributions made to the Trust Beneficiaries and such other information as the Trustee deems appropriate for inclusion or as reasonably requested by the parties to whom such reports are to be submitted.
     15. The Debtors are hereby authorized to take such actions as are reasonably necessary to fulfill the terms of the Compromise of Controversies as set forth in this Order.
     16. This Court shall retain jurisdiction over all matters arising from or related to the implementation of this Order.
Dated: Kansas City, Missouri

December ___, 2008

UNITED STATES BANKRUPTCY JUDGE

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PLAN EXHIBIT D
INVESTMENT AGREEMENT
[TO BE FILED NOT LATER THAN THE EXHIBIT FILING DATE]

PLAN EXHIBIT E
SUMMARY DESCRIPTION OF LONG TERM INCENTIVE PLAN
[TO BE FILED NOT LATER THAN THE EXHIBIT FILING DATE]

PLAN EXHIBIT F
INTERSTATE BAKERIES CORPORATION
NEW COMMON STOCK
Summary of Principal Terms and Conditions
Unless otherwise provided herein, capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Commitment Letter.

Issuer:	The Reorganized Company.

New Common Stock:	On the Effective Date, the Reorganized Company will issue New Common Stock to (1) Investors and (2) the Term Loan Facility Lenders (or their Permitted Affiliates).

On the Effective Date, the Reorganized Company will also issue restricted stock to Craig Jung in accordance with the terms of his employment agreement.

Amount:	There will be 8,840,000 shares of New Common Stock issued and outstanding as of the Effective Date (before giving effect to any dilution from the conversion of New Convertible Debt or the exercise of Warrants or stock options, restricted stock or stock appreciation rights issued to directors, officers or other employees of the Reorganized Company and the Creditors’ Trust for the benefit of holders of General Unsecured Claims), with (1) 4,420,000 shares of New Common Stock to be purchased by Investors for cash at an aggregate purchase price of $44,200,000 and (2) 4,420,000 shares of New Common Stock to be distributed to the Term Loan Facility Lenders (or their Permitted Affiliates), pro rata in accordance with the relative amounts of their loans funded under the Term Loan Facility.

Stockholders’ Agreement:	As a condition to receiving shares of New Common Stock, holders of New Common Stock will be required to enter into a Stockholders’ Agreement reflecting the terms set forth on Exhibit E to the Commitment Letter.

State of Incorporation:	State of Delaware.

PLAN EXHIBIT G
INTERSTATE BAKERIES CORPORATION
NEW CONVERTIBLE DEBT
Summary of Principal Terms and Conditions
Unless otherwise provided herein, capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Commitment Letter to which this Exhibit C is attached.

Issuer:	The Reorganized Company.

New Convertible Debt:	Pursuant to the Plan, on the Effective Date the Reorganized Company will issue New Convertible Debt to Investors and the Senior Secured Creditors.

Principal Amount:	$171,600,000 in aggregate principal amount, to be allocated as follows:
•	$85,800,000 to Investors, to be purchased by Investors for cash at an aggregate purchase price of $85,800,000 (“Tranche A”); and

•	$85,800,000 to the Senior Secured Creditors, in partial satisfaction and discharge of the Prepetition Debt and allocated pro rata among the Senior Secured Creditors in accordance with the relative amounts of their Prepetition Debt (“Tranche B”).

Term:	10 years, bullet.

Interest:	Interest on the New Convertible Debt will be at the rate of 5.0% per annum, payable semi-annually by the Reorganized Company. Interest payments will be made at each interest payment date by the Reorganized Company, at its election, either (1) in cash

(to the extent permitted under other debt facilities, if any) or (2) in the form of “PIK” notes representing additional New Convertible Debt in the amount of interest payable at such interest payment date.

Conversion Price:	Holders of New Convertible Debt may at any time and at each holder’s option convert all or a portion of such New Convertible Debt into shares of New Common Stock at the conversion price of (i) one share of New Common Stock for each $10.00 principal amount of Tranche A New Convertible Debt and (ii) one share of New Common Stock for each $10.84715 principal amount of Tranche B New Convertible Debt (in each case, the “Conversion Price”).

Additional Interest Payments	Holders of New Convertible Debt will receive additional interest payments equal to all dividends and distributions payable to holders of the Company’s common stock in addition to stated interest payments, except for dividends and distributions that adjust the Conversion Price as set forth under Anti-Dilution provisions below.

Additional Liquidation Payments	In the event of any liquidation, dissolution or winding up of the Company and in addition to any recovery of principal, premium and accrued and unpaid interest with respect to the New Convertible Debt, Holders will receive payments equal to any distributions to holders of the Company’s common stock out of assets legally available for distribution to stockholders on a pro rata as if converted basis, but only to the extent that such distributions exceed the amount of any recovery with respect to the New Convertible Debt.

Mandatory Conversion:	Upon an initial public offering of the Reorganized Company, the Reorganized Company may, at its option, convert all New Convertible Debt then outstanding into shares of New Common Stock at the Conversion Price.

In the event Investors exercises its Drag-Along Rights under the Stockholders’ Agreement, all New Convertible Debt then outstanding held by all holders will automatically convert into shares of New Common Stock at the Conversion Price.

Anti-Dilution:	Subject to the right of the holders of New Convertible Debt to exercise preemptive rights as provided in the Stockholders’ Agreement on an as-converted basis, customary proportional anti-dilution adjustments in the event of a combination, subdivision or reclassification of shares of New Common Stock or any dividend payment with respect to New Common Stock in the form of additional shares of New Common Stock.

Change of Control Put:	The Reorganized Company shall be required to make an offer to purchase all outstanding New Convertible Debt at par within 30 days after the occurrence of a Change in Control (to be defined).

Security:	Guaranteed by the direct and indirect, existing and future, wholly owned domestic subsidiaries of the Reorganized Company and Interstate Brands Corporation (subject to exceptions for immaterial subsidiaries to be agreed) and secured by a perfected fourth priority security interest in the Term Priority Collateral and the Borrowing Base Assets (each as defined in Exhibit G to the Commitment Letter as in effect on the date hereof).

Optional Prepayment:	The Reorganized Company may prepay all or any portion of New Convertible Debt at any time at a price of (1) prior to the first anniversary of the Effective Date, 102.5% of the principal amount to be prepaid and (2) on and after the first anniversary of the Effective Date, 101% of the principal amount to be prepaid. Any such optional prepayment of New Convertible Debt shall be made on a pro rata basis among all holders of New Convertible Debt. Upon notice of a proposed optional prepayment, holders of New Convertible Debt may convert the portion of New Convertible Debt proposed to be prepaid prior to the date set forth for such optional prepayment.

Voting Rights:	None.

Stockholders’ Agreement:	Each holder of New Convertible Debt will be required to enter into the Stockholders’ Agreement as a condition to receiving shares of New Common Stock issuable upon conversion of such holder’s New Convertible Debt (unless such holder is already a party thereto).

Registration Rights:	None.

Indenture:	To contain customary provisions consistent with the terms of the Commitment Letter.

Transfer Restrictions:	So long as the Stockholders’ Agreement has not been terminated in accordance with the terms thereof, all transfers of New Convertible Debt are subject to the prior consent of Investors in its sole discretion; provided, however, that the New Convertible Debt shall be freely transferable among the Senior Secured Creditors and their affiliates (with the transferability to affiliates subject to the prior consent of Investors, which consent shall not be unreasonably withheld), subject to (a) the Reorganized Company being provided advance written notice of the consummation and terms of such transfer and (b) absolute written assurances of confidentiality among the parties to such transfer and the Reorganized Company (subject to disclosure required by law).

Governing Law:	State of New York.

PLAN EXHIBIT H
INTERSTATE BAKERIES CORPORATION
NEW THIRD LIEN TERM LOANS
Summary of Principal Terms and Conditions
Unless otherwise provided herein, capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Commitment Letter.
Article I. Parties

Borrowers:	Reorganized IBC and Reorganized Brands (the “Borrowers”).

Guarantors:	Each of the Borrowers’ direct and indirect, existing and future, wholly owned domestic subsidiaries, subject to exceptions for immaterial subsidiaries to be agreed (each a “Guarantor” and collectively the “Guarantors,” and, together with the Borrowers, the “Loan Parties”).

Administrative Agent:	TBD (the “Administrative Agent”).

Collateral Agent:	A collateral trustee reasonably satisfactory to the Administrative Agent and the Borrowers.

Initial Lenders:	The Senior Secured Creditors (together with their permitted assignees, the “Lenders”).
Article II. Third Lien Term Loan Facility

A six-year term loan facility (the “Third Lien Term Loan Facility”) in an aggregate principal amount equal to $142.3 million (which amount may be decreased in accordance with Exhibit J to the Commitment Letter as in effect on the date hereof and/or on a dollar for dollar basis to the extent that the amount of the Senior Lien Term Loan Facility (as defined below) is increased to effect the satisfaction of condition 15(b) of the Commitment Letter as in effect on the date hereof) (the loans thereunder, the “Third Lien Term Loans”). The principal amount of the Third Lien Term Loans shall be repayable on the sixth anniversary of the Effective Date (the “Maturity Date”) on which date the unpaid balance of the Third Lien Term Loan Facility and any accrued interest shall be due and payable in full.

Availability	The Third Lien Term Loans shall be made in a single drawing on the Effective Date.

Purpose	The Third Lien Term Loans shall be issued to the Senior Secured Creditors pursuant to the Plan on the Effective Date to satisfy, in part, the Prepetition Debt.
Article III. Certain Payment Provisions

Fees, Early Termination Fees and Interest Rates	As set forth on Annex A and in the Fee Letter.

Optional Prepayments and Commitment Reductions	Subject to the terms of the Intercreditor Agreement (as defined below), the Borrowers may, upon prior written notice, prepay the Third Lien Term Loans, in whole at any time or in part from time to time. Any optional prepayments shall be subject to the Early Termination Fees described in Annex A, including, during the first year after the Effective Date, the make-whole amount referred to therein for any optional prepayments.

Mandatory Prepayment	Subject to the terms of the Intercreditor Agreement and after the obligations under the Term Loan Facility (including any permitted refinancing or replacement thereof, the “Senior Lien Term Loan Facility”) have been paid in full (except in the case of clause (iii) below), an amount equal to (i) 100% of the net cash proceeds received by the Borrowers or any of their subsidiaries from the issuance of indebtedness after the Effective Date, other than customary exceptions for indebtedness permitted to be incurred under the definitive documentation with respect to the Third Lien Term Loan Facility (the “Credit Documentation”), (ii) 100% of the net cash proceeds received from the sale or other disposition of all or any part of the assets of the Borrowers or any other Loan Party after the Effective Date (other than (w) sales of real estate owned in Southern California as of the Effective Date, (x) sales of inventory in the ordinary course of business, (y) sales of other assets in the ordinary course of business subject to a cap to be agreed and (z) other exceptions to be agreed), up to $100.0 million (less the aggregate amount of such net cash proceeds that were reinvested while the Senior Term Loan Facility was outstanding) of which shall be deposited in a segregated cash collateral account, subject to a control agreement in favor of the Collateral Agent (subject to the proviso at the end of this sentence) and shall be subject to full withdrawal and reinvestment rights (so long as no payment Default or bankruptcy Event of Default then exists) for amounts reinvested within 365 days after receipt in long term (as determined in accordance with GAAP) assets useful in a permitted business of the Borrowers or the other Loan Parties, provided that to the extent such amounts are committed pursuant to a written agreement to be so reinvested within such 365 day period, such reinvestment period for such amounts shall be extended for 180 days, (iii) 100% of the net cash proceeds in excess of $20,000,000 in the aggregate from the sale or other disposition of sales of real estate owned in Southern California as of the Effective Date and (iv) 100% of all casualty and condemnation proceeds received by the Borrowers or any other Loan Party after the Effective Date, subject to exceptions to be agreed and full reinvestment rights (so long as no payment Default or bankruptcy Event of Default then exists) for amounts reinvested within 365 days after receipt in long term (as determined in accordance with GAAP) assets useful in a permitted business of the Borrowers or the other Loan Parties, provided that (A) to the extent such amounts are committed pursuant to a written agreement to be so reinvested within such 365 day period, such reinvestment period for such amounts shall be extended for 180 days and (B) casualty and condemnation proceeds that exceed $10 million in the aggregate shall be deposited in a segregated cash collateral account to be established within a reasonable period after the Effective Date to be agreed, subject to a control agreement in favor of the Collateral Agent (subject to the proviso at the end of this sentence), and shall be subject to full withdrawal and reinvestment rights (so long as no payment Default or bankruptcy Event of Default then exists); provided that if the Borrowers are unable to obtain a control agreement for a cash collateral account as described in clause (ii) or (iv) above after using commercially reasonable efforts (which commercially reasonable efforts shall include initiating discussions and negotiating with the banks where the blocked accounts under the ABL Facility are to be established to obtain control agreements on substantially similar terms in favor of the Collateral Agent) to do so, it shall not be a Default or Event of Default so long as such funds are held in a segregated securities account in which the Collateral Agent has a third priority security interest that is perfected by filing of a UCC-1 financing statement. Application of such mandatory prepayments shall be as set forth in the Credit Documentation. Mandatory prepayments pursuant to clauses (ii), (iii) and (iv) above shall be applied without prepayment penalty. Mandatory prepayments pursuant to clause (i) above shall be subject to the Early Termination Fees described in Annex A.

Article IV. Collateral

The obligations of each Loan Party in respect of the Third Lien Term Loan Facility shall be secured by (a) a perfected third priority (subject to first priority liens securing the Senior Lien Term Loan Facility and second priority liens securing the ABL Facility) security interest in the Term Priority Collateral (as defined in Exhibit G to the Commitment Letter as in effect on the date hereof) and (b) a perfected third priority (subject to first priority liens securing the ABL Facility and second priority liens securing the Senior Lien Term Loan Facility) security interest in the Borrowing Base Assets (as defined in Exhibit G to the Commitment Letter as in effect on the date hereof).

Intercreditor Agreement:	The lien priority, relative rights and other creditors’ rights issues in respect of the Collateral will be set forth in one or more intercreditor agreements on terms and conditions reasonably satisfactory to the Administrative Agent.

Article V. Certain Conditions
The availability of the Third Lien Term Loan Facility is subject to the satisfaction or waiver of the conditions set forth in the Commitment Letter and the following conditions (the date of such satisfaction or waiver of all such conditions and the initial funding of the Third Lien Term Loans on the effective date of the Plan, the “Effective Date”):
(a) The effective date of the Plan shall have occurred (and all conditions precedent thereto as set forth in the Plan shall have been satisfied or waived, provided that if such waiver could reasonably be expected to be adverse in any material respect to the interests of the Lenders, the Administrative Agent shall have provided its prior written consent to such waiver).
(b) As of the Effective Date, the representations and warranties contained in the Credit Documentation shall be true and correct in all material respects.
(c) As of the Effective Date, no event shall have occurred and be continuing or would result from the extension of Third Lien Term Loans that would constitute a Default or an Event of Default.
(d) Each of the Borrowers shall have provided the documentation and other information to the Lenders that the Lenders are required to obtain under the Patriot Act.
(e) Negotiation, execution and delivery of definitive Credit Documentation, including, without limitation, guarantees, security documents, mortgages, evidence of insurance, customary opinions, certificates and other closing documentation and deliveries as the Administrative Agent shall reasonably request with respect to the Third Lien Term Loan Facility, in each case, reflecting and consistent with the terms and conditions set forth herein, as applicable, and otherwise in form and substance reasonably satisfactory to the Administrative Agent.

Article VI. Certain Documentation Matters

The Credit Documentation shall contain the following representations, warranties, affirmative and negative covenants, and events of default relating to the Loan Parties and their subsidiaries (subject to exceptions, materiality thresholds, baskets, grace periods and carve-outs to be agreed upon):

Representations and Warranties	Valid existence, organization, requisite power and authority, good standing, qualification to do business, compliance with law and regulations (including terrorism laws and FCPA), power to execute, due authorization, execution and enforceability of the Credit Documentation (no conflict with organizational documents, material agreements or material applicable law), capital stock and ownership of the subsidiaries, necessary consents obtained, binding obligation, accuracy of financial statements, projections, payment of taxes, accuracy in all material respects of disclosure taken as a whole, solvency of the Loan Parties on a consolidated basis on the Effective Date, absence of material litigation, compliance with margin regulations, no defaults (other than in respect of indebtedness), schedule of collective bargaining agreements in effect on the Effective Date, perfected security interest in collateral upon Effective Date, inapplicability of Investment Company Act, insurance, labor matters, ERISA and employee benefit plans, permits and licenses, environmental matters, ownership of real and personal property, intellectual property, and Regulation H.

Affirmative Covenants	Delivery of quarterly financial statements and compliance certificates within 45 days after the end of each fiscal quarter; annual audited financial statements for fiscal year ending May 2009 to be provided on or before the date that is 365 days after the end of fiscal year ending May 2009, and thereafter, annual audited financial statements to be delivered within 270 days of fiscal year end; delivery of monthly financial data generated by the Borrowers’ internal accounting systems for use by senior and financial management of the Borrowers within 30 days after the end of each fiscal month; delivery of compliance certificates; delivery of an annual budget within 90 days after the beginning of each fiscal year; delivery of all reports provided under the ABL Facility and the Senior Lien Term Loan Facility; delivery of copies of amendments, modifications and waivers to, notices of default under, and certain other information and reports delivered under, the ABL Facility and other indebtedness secured by senior and subordinated liens on the Collateral; written notices with respect to known defaults, ERISA events, material environmental matters and material litigation; written notices of termination, material amendment or entry into collective bargaining agreements; written notice of any change in any Loan Party’s corporate name, identity, corporate structure or federal taxpayer identification number; written notice of knowledge of (a) any lien against any material portion of the Collateral (other than permitted liens) and (b) any loss, damage or destruction of any material portion of the Collateral; delivery of all periodic reports, proxy statements and registration statements publicly filed with the Securities and Exchange Commission (notice of EDGAR filing shall be sufficient for delivery of applicable reports); preservation of corporate existence, compliance with material applicable laws and regulations (including environmental laws and regulations); payment of taxes and other obligations (other than indebtedness); maintenance of properties, permits and customary insurance; access to books and records and inspection rights for the Administrative Agent (and Lenders during an Event of Default); further assurances (including delivery of information requested by a Lender to comply with the Patriot Act and provision of additional collateral and guaranties consistent with the paragraph above entitled “Collateral”).

The Borrowers shall use commercially reasonable efforts to obtain, within 365 days following the Effective Date, interest rate protection agreements on terms reasonably satisfactory to the Borrowers in effect for the three years following the Effective Date covering a notional amount that results in at least 50% of the aggregate principal amount of the Borrowers’ consolidated long-term indebtedness (other than the ABL Facility) being effectively subject to a fixed rate or maximum interest rate.

Negative Covenants	Limitations on indebtedness (including guaranties and speculative hedging transactions), liens, negative pledge clauses, investments (including loans), asset dispositions, restricted junior payments in respect of capital stock (including dividends, redemptions and repurchases), prepayments, redemptions or repurchases of subordinated or junior indebtedness (in right of payment or lien priority)(for the avoidance of doubt, subject to the provisions of the Intercreditor Agreement with regard to Term Priority Collateral and the proceeds thereof, there shall be no limitation on prepayments of indebtedness under the ABL Facility), fundamental changes (including mergers, consolidations, disposition of assets or acquisitions), changes in nature of business, sales and lease backs, transactions with shareholders and affiliates, third party restrictions on subsidiary distributions, amendments or waivers with respect to subordinated indebtedness, the ABL Facility, the Senior Lien Term Loan Facility and other indebtedness secured by senior and subordinated liens on the Collateral and organizational documents (in each case in a manner that is adverse in any material respect to the Lenders), changes in fiscal year, compliance with margin regulations and issuance of disqualified capital stock.

The negative covenants will permit, among other things, (i) payment of management fees (which will accrue from the Effective Date and may be payable quarterly in advance) in an amount of up to $1,000,000 per quarter, provided no payment Default or other Event of Default has occurred and is continuing (but which may accrue and be payable when such Default or Event of Default is cured), and payments of out-of-pocket expenses incurred by Ripplewood Holdings L.L.C. or its affiliates in connection with the provision of such management services, (ii) payment of financial advisory fees and reasonable out-of-pocket expenses relating to acquisitions in amounts to be agreed, provided no Default or Event of Default has occurred and is continuing, (iii) repurchases of equity securities from employees up to an amount to be agreed, (iv) payment of amounts to be agreed to IBC Investors I, LLC necessary to pay taxes or tax distributions, operating expenses and other specified obligations to be agreed, provided no payment Default or other Event of Default has occurred and is continuing, and (v) making of restricted payments, investments and prepayments of subordinated debt in each case with the proceeds of equity issuances by, or capital contributions to, Reorganized IBC, which proceeds have not been previously so applied or applied to an equity cure and provided that no payment Default or other Event of Default has occurred and is continuing.

Financial Covenants	To but excluding the last day of the first full fiscal quarter ending after the third anniversary of the Effective Date, incurrence covenants tested to the extent of incurrence of additional indebtedness (with carve outs to allow for (i) loans borrowed and letters of credit issued pursuant to the ABL Facility, and any refinancing or replacement thereof, in an aggregate amount not to exceed the inventory and receivables borrowing base (before application of advance rates or blocks) in effect from time to time, (ii) any refinancings, renewals or replacements of the Outstanding L/Cs and (iii) other additional exceptions to be agreed). Commencing with the end of the first full fiscal quarter after the third anniversary of the Effective Date, maximum secured debt (excluding the New Convertible Debt (as defined in the Equity Commitment Letter)) to EBITDA ratio (to be tested quarterly on a consolidated basis) and, commencing with the end of the first full fiscal year after the third anniversary of the Effective Date, maximum capital expenditures, financial covenants shall apply, in each case, tested at a cushion of 20% to IBC’s five-year business plan (as determined by IBC Investors I, LLC and subject to review and agreement by the Administrative Agent) from the end of the first full fiscal quarter after the third anniversary of the Effective Date through the fourth anniversary of the Effective Date and, thereafter tested at cushion of 15% to IBC’s five-year business plan (with benchmark amounts for the sixth year to be mutually agreed).

For purposes of determining compliance with the financial covenants, if equity contributions are made to Reorganized IBC during a fiscal quarter or on or prior to the date that is 20 days after the date financial statements are required to be delivered for such fiscal period, the proceeds of which are promptly applied to prepay loans under the Third Lien Term Loan Facility, then such prepayment of indebtedness shall be deemed to have occurred prior to the end of such fiscal period. In addition, equity contributions made to Reorganized IBC during a fiscal quarter or on or prior to the day that is 20 days after the day on which financial statements are required to be delivered for such fiscal quarter will, at the request of the Borrowers, be included in the calculation of consolidated EBITDA for the purposes of determining compliance with financial covenants at the end of such fiscal quarter and applicable subsequent periods (any such equity contribution so included in the calculation of consolidated EBITDA, a “Specified Equity Contribution”), provided that (a) the amount of any Specified Equity Contribution shall not be greater than the amount required to cause the Borrowers to be in compliance with the financial covenants, (b) Specified Equity Contributions shall be disregarded for purposes of determining availability under baskets dependent on equity issuances or contributions, (c) a Specified Equity Contribution may be made with respect to only one fiscal quarter in each four fiscal quarter period and (d) any prepayment of indebtedness made with a Specified Equity Contribution shall be disregarded for purposes of compliance with the financial covenants at any time such Specified Equity Contribution is included in the calculation of consolidated EBITDA.

Events of Default	Nonpayment of principal when due; nonpayment of interest, fees or other amounts after a grace period of 30 days; material inaccuracy of a representation or warranty when made; violation of financial covenants, negative covenants and the following affirmative covenants: use of proceeds, delivery of notices of known defaults and maintenance of existence of the Loan Parties; violation of other affirmative covenants after grace period of 30 days after notice thereof from the Administrative Agent (provided that if the Borrowers shall fail to provide notice of a known default, the 30 day grace period with respect to the underlying default shall commence upon the earlier to occur of a responsible officer of any Borrower obtaining knowledge of such underlying default and notice thereof from the Administrative Agent); cross default to material indebtedness; bankruptcy events; certain ERISA events (with exceptions to be agreed); material unsatisfied and unstayed judgments (in excess of insurance); actual or asserted invalidity of any guarantee or any material provision of any intercreditor agreement, or security document with respect to a material portion of the Collateral (in each case, other than by reason of the action or inaction of the Administrative Agent or the Lenders); and a change of control (the definition of which is to be agreed upon).

Requisite Lenders	Amendments and waivers with respect to the Credit Documentation shall require the approval of Lenders holding more than 50% of the aggregate principal amount of the Third Lien Term Loans (the “Required Lenders”), except that (a) the consent of each Lender directly affected thereby shall be required with respect to (i) reductions in the amount or extensions of the final maturity of any Third Lien Term Loan, (ii) reductions in the stated rate of interest or any fee or extensions of any due date thereof and (iii) increases in the amount or extensions of the expiry date of any Lender’s commitment; (b) the consent of 100% of the Lenders shall be required with respect to (i) reductions of any of the voting percentages, changes to pro rata sharing provisions or changes to application of repayments or prepayments (it being understood that waivers of mandatory prepayments shall be permitted with the consent of the Required Lenders) and (ii) releases of all or substantially all of the Guarantors or all or substantially all of the Collateral; and (c) the consent of the Administrative Agent and the Collateral Agent, as applicable, for changes to the agency provisions.

The Credit Documentation will include customary provisions for replacing non-consenting Lenders in connection with amendments and waivers requiring the consent of all Lenders or of all Lenders directly affected thereby so long as Lenders holding more than 50% of the aggregate principal amount of the Third Lien Term Loans shall have consented thereto.

Assignments and Participations	Lenders will be permitted to make assignments in a minimum amount of $1 million (unless such assignment is of a Lender’s entire interest in the Third Lien Term Loan Facility) to other financial institutions acceptable to the Administrative Agent and, so long as no payment Default or other Event of Default has occurred and is continuing, the Borrowers, which acceptances shall not be unreasonably withheld or delayed; provided however, that the approval of the Administrative Agent and the Borrowers shall not be required in connection with assignments to other Lenders (or to affiliates or approved funds of Lenders). Each Lender shall be permitted to grant participations in its rights and obligations under the Third Lien Term Loan Facility, or any part thereof, to any person or entity without the consent of the Administrative Agent or the Loan Parties. Participants shall have the same benefits as the Lenders with respect to yield protection and increased cost provisions (except a participant shall not be entitled to any greater amount than the relevant Lender would have received if no participation had been sold). Voting rights of participants shall be limited to certain matters with respect to which the affirmative vote of all Lenders would be required as described under “Requisite Lenders” above. Pledges of Third Lien Term Loans in accordance with applicable law shall be permitted without restriction. Promissory notes shall be issued under the Third Lien Term Loan Facility only upon request.

Expenses and Indemnification	The Borrowers shall pay (i) all reasonable out-of-pocket expenses of the Administrative Agent associated with the syndication of the Third Lien Term Loan Facility and the preparation, negotiation, execution, delivery and administration of the Credit Documentation and any amendment or waiver with respect thereto (including, without limitation, the reasonable fees, disbursements and other charges of a single counsel for the Administrative Agent, plus, if necessary, one local counsel in each applicable jurisdiction), (ii) reasonable out-of-pocket expenses of having the Third Lien Term Loans rated by one or more rating agencies in an aggregate amount of up to $25,000, and (iii) all out-of-pocket expenses of the Administrative Agent and the Lenders (including, without limitation, the fees, disbursements and other charges of a single counsel for the Administrative Agent and the Lenders, plus, if necessary, one local counsel in each applicable jurisdiction, except in the case of an actual or reasonably likely conflict of interest) in connection with the enforcement of the Credit Documentation.

The Administrative Agent and the Lenders (and their affiliates and their respective officers, directors, employees, advisors and agents) will be indemnified and held harmless against, any loss, liability or related reasonable out-of-pocket cost or expense (including, without limitation, reasonable fees and disbursements of counsel), in each case arising out of or in connection with or relating to the financing contemplated hereby or the use or the proposed use of proceeds thereof (except to the extent resulting from the bad faith, gross negligence or willful misconduct of the indemnified party or any of its affiliates or its or any of its affiliates’ officers, directors, employees, advisors or agents).

If any indemnified party shall receive an indemnification payment in respect of any loss, liability, cost or expense pursuant to the preceding paragraph and such loss, liability, cost or expense is found by a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such indemnified party or any of its affiliates or any of its or its affiliates’ respective officers, directors, employees, advisors or agents, then such indemnified party shall refund the amount received by it in respect of such indemnification in excess of that amount to which it is entitled under the terms of the preceding paragraph

Yield Protection, Taxes and Other Deductions	The Credit Documentation shall contain customary provisions protecting the Lenders against changes in reserve, tax, capital adequacy and other requirements of law and from changes in withholding taxes or imposition of or changes in other taxes (subject in each case to a 180 day limit on claims and a right of the Borrowers to replace any Lender making such a claim). All payments are to be free and clear of any present or future taxes, withholdings or other deductions whatsoever unless withholding taxes arise under current law to a non-US Lender.

Governing Law and Forum	State of New York.

Annex A
Interest and Certain Fees

Interest Rate	The Third Lien Term Loans shall bear interest at a rate per annum equal to the rate set forth in the table below for the applicable loan year:

Loan Year	1-3 8.0%
Interest Rate
4 11.0% if paid in kind
or
10.0% if paid in cash

5 13.0% if paid in kind
or
12.0% if paid in cash

6 13.3724%

Interest Payments	Interest on the Third Lien Term Loans (i) for years 1 through 3, shall be capitalized as principal quarterly in arrears, (ii) for years 4 and 5, shall either be paid in cash or capitalized as principal, in each case quarterly in arrears, as elected by the Borrowers prior to the commencement of the applicable quarterly period and (iii) for year 6, shall be paid in cash at the end of the annual accrual period for such year.

Default Rate	At any time when a payment Event of Default or a bankruptcy Event of Default has occurred and is continuing,, all amounts outstanding under the Third Lien Term Loan Facility shall bear interest at 2.0% above the rate for paid in kind interest otherwise then applicable thereto, payable in cash.

Rate and Fee Basis	All per annum rates shall be calculated on the basis of a year of 365/366 days, and the actual number of days elapsed.

Early Termination Fees	All optional prepayments and the mandatory prepayment described in clause (i) of Section III herein of the Third Lien Term Loans shall, in addition to the principal being prepaid, include the payment of (a) the make-whole amount (to be defined) for any prepayments made prior to the first anniversary of the Effective Date and (b) the product of all Third Lien Term Loans repaid multiplied by (i) 3.0% for all such prepayments made on or after the first anniversary of the Effective Date and prior to the second anniversary of the Effective Date; and (ii) 1.0% for all such prepayments made on or after the second anniversary of the Effective Date and prior to the third anniversary of the Effective Date.

PLAN EXHIBIT I
SUMMARY DESCRIPTION OF RESTRUCTURING TRANSACTIONS
[TO BE FILED NOT LATER THAN THE EXHIBIT FILING DATE]

PLAN EXHIBIT J
INTERSTATE BAKERIES CORPORATION
FORM OF STOCKHOLDERS’ AGREEMENT

STOCKHOLDERS’ AGREEMENT
Dated as of [     ]
with respect to
Interstate Bakeries Corporation

i

STOCKHOLDERS’ AGREEMENT
     THIS AGREEMENT (this “Agreement”) is made as of [     ] by and among Interstate Bakeries Corporation, a corporation organized under the laws of the State of Delaware (the “Company”), IBC Investors I, LLC, a limited liability company organized under the laws of the State of Delaware (“Investors I”), IBC Investors II, LLC, a limited liability company organized under the laws of the State of Delaware (together with Investors I, “Investors”)1, [NAMES OF OTHER ORIGINAL STOCKHOLDERS]2 (together with Investors, the “Original Stockholders”), and the other Stockholders of the Company party hereto from time to time.
W I T N E S S E T H:
     WHEREAS, the Company and its direct and indirect subsidiaries (collectively, the “Debtors”) commenced voluntary cases under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the Western District of Missouri to effectuate a reorganization of the Debtors (the “Reorganization”) pursuant to a joint plan of reorganization (the “Plan”);
     WHEREAS, in connection with the Reorganization, the Company and Investors entered into an Investment Agreement dated as of September [ ], 2008 (as such agreement may be amended, supplemented or otherwise modified from time to time, the “Investment Agreement”), pursuant to which the Company, at the Closing and subject to the terms and conditions set forth in the Investment Agreement, will issue to each of Investors, among other things, the number of shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) set forth in Schedule I next to its name;
     WHEREAS, in connection with the Reorganization, the Company, upon the effectiveness of and subject to the terms and conditions set forth in the Plan, will issue to [Names of other Original Stockholders], among other things, the number of shares of Common Stock set forth in Schedule I next to the name of such Stockholder;
     WHEREAS, the parties hereto deem it to be in their best interests to enter into an agreement establishing and setting forth their agreement with respect to certain rights and obligations associated with ownership of Stock; and
     WHEREAS, this Agreement shall become effective immediately following the Closing.
     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

[1]	Definition of “Investors” may be further modified to take into account co-investment arrangements, if any.

[2]	To also include management members that receive stock.

1

     Section 1. Certain Definitions.
     As used herein, the following terms shall have the following meanings:
     “1940 Act”: The United States Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.
     “Affiliate”: With respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such first Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that no Stockholder shall be deemed to be an Affiliate of any other Stockholder solely as a result of being a party to this Agreement or the transactions contemplated hereby; provided further, however, that none of the Company or any of its subsidiaries shall be deemed to be an Affiliate of any Stockholder and no Stockholder or any of its Affiliates shall be deemed to be an Affiliate of the Company or any of its subsidiaries.
     “Affiliate Transferee”: As defined in Section 3(a).
     “Agreement”: As defined in the preamble.
     “Assignee”: As defined in Section 3(a).
     “Assumption Agreement”: A writing substantially in the form attached hereto as Annex A whereby a Person becomes a party to this Agreement.
     “Board”: As defined in Section 7(a).
     “Business Day”: A day which is not a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close.
     “Closing”: As defined in the Investment Agreement.
     “Closing Date”: As defined in the Investment Agreement.
     “Common Stock”: As defined in the recitals.
     “Company”: As defined in the preamble.
     “Debtors”: As defined in the recitals.
     “Demand Notice”: As defined in Section 9.1(a).
     “Director” and “Directors”: As defined in Section 7(a).
     “Drag-Along Notice”: As defined in Section 5(a).
     “Drag-Along Sale”: As defined in Section 5(a).

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     “Drag-Along Stockholders”: As defined in Section 5(a).
     “Exchange Act”: The United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     “First Offer Acceptance”: As defined in Section 3(c)(i).
     “First Offer Marketing Period”: As defined in Section 3(c)(ii).
     “First Offer Notice”: As defined in Section 3(c)(i).
     “First Offer Offeree”: As defined in Section 3(c)(i).
     “First Offer Transferor”: As defined in Section 3(c)(i).
     “HSR Act”: As defined in Section 3(c)(i).
     “Indemnified Party”: As defined in Section 10(a).
     “Initial Public Offering”: The initial bona fide underwritten public offering and sale of Common Stock pursuant to an effective registration statement under the Securities Act that results in (i) aggregate proceeds to the Stockholders and the Company of at least $50 million and (ii) the listing of the Common Stock on a United States national securities exchange or the quotation of such Common Stock on a United States inter-dealer quotation system.
     “Investment Agreement”: As defined in the recitals.
     “Investors”: As defined in the preamble.
     “Management Services Agreement”: The Management Services Agreement to be entered into as of the Closing Date by and among the Company and Investors (or its designees) in the form attached hereto as Annex B.
     “New Convertible Debt”: As defined in the Investment Agreement.
     “New Stock”: Any Stock that is issued or otherwise created by the Company subsequent to the Closing Date; provided, however, that the term “New Stock” does not include Stock (i) issued pursuant to the acquisition of, or investment in, another Person by the Company or any of its subsidiaries, whether by merger, consolidation, purchase or exchange of stock or assets or reorganization or otherwise; (ii) issued in connection with any stock dividend, stock split or any other pro-rata subdivision or combination of any Stock of the Company; (iii) issued to the financing sources of any refinancing of the Financing (as defined in the Investment Agreement); (iv) issued upon the conversion of any New Convertible Debt or the exercise of any Warrant; (v) issued pursuant to any registered public offering; (vi) issued as pay-in-kind interest on the New Convertible Debt or (vii) issued to officers, directors or employees of the Company or any of its subsidiaries under any incentive plan or upon exercise of options granted under any incentive stock option plan.

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     “New Stockholder”: Any Person (other than Investors or its Affiliates and other than senior management and other employees and directors of the Company who receive Common Stock at the Closing) (i) who is issued Common Stock at the Closing or (ii) who becomes, or would become, a holder of Common Stock upon the conversion of any New Convertible Debt or the exercise of any Warrant.
     “New Stockholders Representative”: As defined in Section 9.1(a).
     “Offer Date”: As defined in Section 3(c)(i).
     “Offer Price”: As defined in Section 3(c)(i).
     “Offered Stock”: As defined in Section 3(c)(i).
     “Original Stockholders”: As defined in the preamble.
     “Other Stockholders”: The Stockholders other than Investors.
     “Person”: Any individual, partnership, corporation, limited liability company, limited company, unincorporated organization or association, trust (including the trustees thereof, in their capacity as such), joint venture, joint-stock company or other entity or organization, including a government or governmental agency.
     “Plan”: As defined in the recitals.
     “Prepetition Investors”: Silver Point Finance, LLC, Monarch Alternative Capital L.P. and McDonnell Investment Management LLC, and their respective Affiliates.
     “Registrable Securities”: At any time, (a) any shares of Stock (other than Stock Equivalents) held by a Stockholder, (b) any shares of Stock issuable upon conversion, exchange or exercise of any Stock Equivalent of the Company held by a Stockholder (whether or not so converted, exchanged or exercised, provided that the conversion, exchange or exercise occurs not later than the effectiveness of the registration) and (c) any securities of the Company issued in exchange for or in respect of any of the foregoing, whether pursuant to a merger or consolidation, as a result of any stock split or reclassification of, or share dividend on, any of the foregoing or otherwise. For purposes of this Agreement, any Registrable Securities shall cease to be Registrable Securities when (i) a registration statement covering such Registrable Securities has been declared effective and such Registrable Securities have been disposed of pursuant to such effective registration statement, (ii) such Registrable Securities shall have been disposed of pursuant to Rule 144, (iii) such Registrable Securities are sold by a Person in a transaction in which the rights under the provisions of this Agreement relating to registration are not assigned or (iv) such Registrable Securities shall cease to be outstanding.
     “Registration Expenses”: As defined in Section 9.4(c).
     “Registration Indemnified Party”: As defined in Section 9.6(c).
     “Registration Indemnifying Party”: As defined in Section 9.6(c).

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     “Requesting Demand Stockholder”: As defined in Section 9.1(a).
     “Reorganization”: As defined in the recitals.
     “Required Interest”: As defined in Section 16(f).
     “Rule 144”: Rule 144 promulgated under the Securities Act.
     “SEC”: The United States Securities and Exchange Commission.
     “Securities Act”: The United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
     “Senior Secured Creditors”: Holders of Prepetition Debt (as defined in the Investment Agreement).
     “Stock”: (i) any Common Stock, (ii) any other capital stock of the Company that (x) has voting rights generally and not only in limited circumstances, (y) shares in the proceeds of a liquidation or dissolution of the Company on a basis that is tied to the proceeds payable with respect to Common Stock or (z) shares in distributions of the Company on a basis that is tied to distributions payable with respect to Common Stock and (iii) any Stock Equivalents of the Company, in each case, whether owned on the date hereof or acquired hereafter.
     “Stock Equivalents”: Securities, including options, that are, or may become, convertible into or exchangeable or exercisable for Stock, including any options, warrants or rights to acquire Stock.
     “Stockholder” or “Stockholders”: The Original Stockholders and any other subsequent holder of Stock who agrees to be bound by the terms of this Agreement.
     “Tag-Along Notice”: As defined in Section 4(a)(i).
     “Tag-Along Sale”: As defined in Section 4(a)(i).
     “Tag-Along Seller”: As defined in Section 4(a)(i).
     “Tagging Stockholder”: As defined in Section 4(a)(ii).
     “Term Loan Facility”: As defined in the Investment Agreement.
     “Transfer”: To sell, transfer, assign, distribute, pledge, encumber or otherwise dispose of any Stock, either voluntarily or involuntarily. Any sale, transfer, assignment, distribution, pledge, encumbrance or other disposition of any ownership interests in any entity that is a direct or indirect beneficial or record owner of any Stock, or any other transaction that has the economic effect of Transferring Stock, shall be deemed to be a Transfer of Stock by the Stockholder directly owning such Stock. Notwithstanding the foregoing, it is understood and agreed that a Transfer shall not include (a) any Transfer of any ownership interests in Ripplewood Partners II, L.P. (or in any of its partners) or in

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any entity that owns, beneficially or of record, Stock among a diverse group of other assets, (b) any distribution of Stock to any direct or indirect holders of ownership interests in Investors or any such entity that owns Stock among a diverse group of other assets, so long as the transferee is a Stockholder (or agrees to become a Stockholder in connection therewith), or (c) any indirect Transfer which the Company determines should not under the circumstances be treated as a Transfer.
     “United States” or “U.S.”: The United States of America, its territories and possessions, any State of the United States of America and the District of Columbia, as the context requires.
     “Unwinding Event”: As defined in Section 3(a).
     “VCOC Stockholder”: A Stockholder or any Affiliate thereof that is intended to qualify as a “venture capital operating company” within the meaning of 29 C.F.R. § 2510.3-101(d).
     “Warrants”: As defined in the Investment Agreement.
     Section 2. Methodology for Calculations. For all purposes of this Agreement, the proposed Transfer or the Transfer of a Stock Equivalent shall be treated as the proposed Transfer or the Transfer of the shares of Stock into which such Stock Equivalent can be converted, exchanged or exercised. All holdings of Stock by Persons who are Affiliates of each other shall be aggregated for purposes of meeting any threshold tests under this Agreement; provided, however, that equitable adjustment to the calculation of such holdings shall be made in the event that more than one class of Stock of the Company is issued.
     Section 3. Restrictions on Transfers of Stock; Right of First Offer.
     (a) Subject to the last sentence of Section 9.5(b), without the consent of Investors acting in its sole discretion, no Stockholder may Transfer its Stock in whole or in part to any Person (an “Assignee”); provided, however, that a Stockholder may at any time and from time to time (A) Transfer all or a portion of its Stock to one or more Affiliates of such Stockholder (an “Affiliate Transferee”) with the consent of Investors (not to be unreasonably withheld), (B) Transfer all or a portion of its Stock to one or more Senior Secured Creditors without the consent of Investors, and (C) Transfer its Common Stock in accordance with Section 4 as a Tagging Stockholder, Section 5 as a Drag-Along Stockholder, Section 9.1 pursuant to an exercise of demand registration rights or Section 9.2 pursuant to an exercise of piggyback registration rights, without the consent of Investors. In the event a transaction or event is contemplated in which any such Affiliate Transferee will cease to qualify as an Affiliate Transferee (an “Unwinding Event”), then (i) such Affiliate Transferee will promptly notify the Company of the pending occurrence of such Unwinding Event and (ii) prior to such Unwinding Event, such Affiliate Transferee will take all actions necessary to effect a transfer of all of the Stock held by such Affiliate Transferee either back to the Person who originally transferred such Stock to it or to another Affiliate of such original transferor. In the event of any purported Transfer by a Stockholder of any Stock in violation of the provisions of this Agreement, such

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purported Transfer will be void and of no effect, and the Company or the applicable Stockholder, as the case may be, will not give effect to such Transfer.
     (b) No Transfer shall be made pursuant to Section 3(a) unless:
   (i) such Transfer would not violate the Securities Act or other securities laws applicable to the Company or the Stock to be Transferred;
   (ii) such Transfer would not cause the Company to become subject to the 1940 Act;
   (iii) such Transfer would not require the Company to register a class of equity securities under Section 12 of the Exchange Act or any similar provision of any applicable foreign securities laws;
   (iv) in the case of a Transfer to an Affiliate Transferee or an Original Stockholder, (A) the Company has received prior written notice of the terms of such Transfer and (B) the transferor and transferee to such Transfer have provided the Company with absolute written assurance that the terms of such Transfer would remain strictly confidential among such transferor, transferee and the Company (subject only to disclosure required by applicable law); and
   (v) any transferee of Stock (including Affiliate Transferees, but excluding transferees who acquire shares of Stock pursuant to Section 5 or in a registered offering pursuant to Section 9 or, following the Initial Public Offering, in a bona fide widely distributed sale either to the public or pursuant to Rule 144), at the time of and as a condition to such Transfer, becomes a party to this Agreement by executing and delivering to the Company an Assumption Agreement.
     Upon executing and delivering an Assumption Agreement, the transferee will be treated as a Stockholder for all purposes hereof and shall succeed to the rights of the transferring Stockholder hereunder, except as otherwise provided in this Agreement or the Assumption Agreement.
     In its reasonable discretion, the Company may condition any Transfer to be made pursuant to this Section 3 upon receipt of an opinion of counsel to the effect that such Transfer complies with clauses (i), (ii) and (iii) of this Section 3(b), which opinion and counsel shall be reasonably satisfactory to the Company.
     (c) Right of First Offer. (i) Subject to the provisions of Section 9.5(b), if at any time any or all of the Stock held by any Other Stockholder (each such Other Stockholder, a “First Offer Transferor”) is proposed to be Transferred to any Person in a Transfer permitted pursuant to Section 3(a) (other than to an Affiliate of such First Offer Transferor or to an Original Stockholder, or in accordance with Section 4 as a Tagging Stockholder or Section 5 as a Drag-Along Stockholder), the First Offer Transferor shall give Investors (the “First Offer Offeree”) written notice (the “First Offer Notice”) of its bona fide intention to Transfer such Stock indicating the number of shares of Stock to be offered for Transfer (the “Offered Stock”), the price in cash at which the First Offer Transferor proposes to Transfer the Offered Stock (the “Offer Price”) and all other

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material terms and conditions on which the First Offer Transferor proposes to Transfer the Offered Stock (including the identity of the proposed transferee if a proposed transferee has been identified). Delivery of a First Offer Notice shall constitute an offer by the First Offer Transferor, irrevocable through and including the Offer Date (as defined below) to Transfer to the First Offer Offeree, subject to the terms of this Section 3(c), all (but not less than all) of the Offered Stock at the Offer Price. During the 15 days following the receipt of such First Offer Notice (such 15th day, for the purposes of this Section 3(c), the “Offer Date”), the First Offer Offeree shall have the right to exercise the right to purchase, at the Offer Price, the Offered Stock by delivery of a reply notice (a “First Offer Acceptance”) to the First Offer Transferor setting forth (x) its irrevocable election to purchase from the First Offer Transferor all of the Offered Stock, (y) closing arrangements and (z) a closing date not less than 20 nor more than 45 days following the Offer Date (unless a longer period of time is necessary to comply with the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), or to obtain any other consent required to effect such purchase and sale, in which case such longer period). The First Offer Acceptance shall constitute a binding commitment of the First Offer Offeree to purchase, and a binding commitment of the First Offer Transferor to Transfer, all of the Offered Stock at the Offer Price. The First Offer Transferor shall transfer to the First Offer Offeree the Offered Stock, free and clear of all liens, and shall deliver to the First Offer Offeree such other documents and instruments of transfer as the First Offer Offeree reasonably may request.
   (ii) In the event there has not been a timely election by the First Offer Offeree to purchase the Offered Stock in accordance with Section 3(c)(i), then for a period of 60 days immediately following the Offer Date (unless a longer period of time is necessary to comply with the requirements of the HSR Act or to obtain any other consent required to effect such purchase and sale, in which case such longer period) (the “First Offer Marketing Period”), the First Offer Transferor may Transfer, subject to the terms and provisions of this Agreement (including the consent of Investors under Section 3(a)), the Offered Stock at a price not less than the Offer Price and on the same terms and conditions as provided in the First Offer Notice to the First Offer Offeree. If such Transfer is not made within the First Offer Marketing Period or is proposed to be made at a price that is less than the Offer Price or not on the same terms and conditions as provided in the First Offer Notice to the First Offer Offeree, (x) no Transfer of Stock shall be made unless and until a further application of the procedure set forth in Section 3(c)(i) shall have been made with respect to any such prospective Transfer of Stock and (y) the First Offer Transferor may not offer to Transfer its Stock to any Person (including the First Offer Offeree pursuant to this Section 3(c)) until the date that is six months after the last day of the First Offer Marketing Period.
     Section 4. Tag-Along Rights.
     (a) Transfer of Stock. (i) Subject to the provisions of Section 9.5(b), if at any time Stock held by Investors (the “Tag-Along Seller”) is proposed to be Transferred to any Person (other than to an Affiliate or pursuant to a Drag-Along Sale, an exercise of demand registration rights under Section 9.1 or an exercise of piggyback registration rights under Section 9.2) in an amount (based on the proposed Transfer price) that, together with any related Transfers of Stock by such Tag-Along Seller and any of its Affiliates, either

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(A) exceeds $10 million, or (B)(1) exceeds $1 million and (2) when added together with all prior Transfers (other than to an Affiliate or pursuant to a Drag-Along Sale, an exercise of demand registration rights under Section 9.1 or an exercise of piggyback registration rights under Section 9.2) by Investors that were excluded from clause (A) because the amount of such Transfer was less than $10 million, exceeds $12.5 million, and if such Transfer shall otherwise be permitted in accordance with Section 3 (each a “Tag-Along Sale”), then at least 20 days prior to the date proposed for such Tag-Along Sale, the Tag-Along Seller shall (x) provide to all other Stockholders a notice (the “Tag-Along Notice”) stating the material terms and conditions of such proposed Tag-Along Sale (including the amount of Stock to be Transferred, the consideration to be paid for such Stock and the name of the proposed purchaser) and copies of all agreements (which may be provided in draft form to the extent not yet finalized) to be executed by Tagging Stockholders in connection with such proposed Tag-Along Sale, to the extent available, and (y) offer to all other Stockholders the opportunity to participate in such Tag-Along Sale in accordance with this Section 4 on the same terms and conditions as the Tag-Along Seller (with appropriate adjustments as may be determined by the Company in the case of an indirect Transfer of Stock); provided, however, that any indemnities shall be made by the Stockholders severally and not jointly.
   (ii) Within 10 Business Days of its receipt of the Tag-Along Notice, each Stockholder that has elected (each such electing Stockholder, a “Tagging Stockholder”) to participate in the Tag-Along Sale shall notify the Tag-Along Seller and the Company of its election. Each Tagging Stockholder shall have the right (without the consent of Investors) to Transfer to the proposed purchaser its pro rata share (based on its relative Stock ownership as compared to all other Stockholders) of the Stock being sold in the Tag-Along Sale. Notwithstanding the foregoing, with respect to any Tag-Along Sale of (i) Common Stock, only sales of Common Stock shall be effected, (ii) Warrants, only sales of Warrants shall be effected, with the Warrants having a lower exercise price than the Warrants being sold by Investors or their Affiliates in the Tag-Along Sale being sold at a price based on the price paid for the Warrants being sold by Investors or their Affiliates plus the difference in exercise prices (provided, however, that a Tagging Stockholder may not sell Warrants having a lower exercise price than the Warrants being sold by Investors or their Affiliates in the Tag-Along Sale unless such Tagging Stockholder no longer holds any Warrants having the same exercise price as the Warrants being sold by Investors or their Affiliates), and (iii) New Convertible Debt, only sales of New Convertible Debt shall be effected.
     (b) Any notification by a Tagging Stockholder pursuant to Section 4(a) shall be a final and binding commitment of such Tagging Stockholder to participate in such Tag-Along Sale; provided, however, that in the event there is a material change in the terms and conditions (including the consideration) of such Tag-Along Sale, the Tag-Along Seller shall give written notice of such change to each Stockholder, and (x) each Stockholder that is then a Tagging Stockholder shall thereafter have the right to revoke its election to participate in such Tag-Along Sale by providing written notice to the Tag-Along Seller within two Business Days of receiving the notice of such change and (y) each Stockholder that is not then a Tagging Stockholder shall have the right to elect to participate in such Tag-Along Sale by providing written notice to the Tag-Along Seller within two Business Days of receiving the notice of such change.

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     (c) Notwithstanding anything contained in this Section 4, there shall be no liability on the part of the Tag-Along Seller to the Tagging Stockholders if the transfer of the Stock of the Tag-Along Seller pursuant to this Section 4 is not consummated for any reason. Whether to effect a transfer of Stock, or to terminate any such transaction prior to its consummation, is in the sole discretion of such Tag-Along Seller.
     Section 5. Drag-Along Rights.
     (a) If at any time Investors and/or any of its Affiliates proposes to Transfer at least 50% of the Common Stock then held by Investors and its Affiliates to any Person (other than Affiliates of Investors) (a “Drag-Along Sale”), then Investors may cause each Other Stockholder (a “Drag-Along Stockholder”) to Transfer, as part of the Drag-Along Sale, the same percentage of the Common Stock held by such Drag-Along Stockholder (including the Common Stock to be issued upon mandatory conversion of the New Convertible Debt and automatic exercise of the Warrants in connection with such Drag-Along Sale) as the percentage of the Common Stock being Transferred in the Drag-Along Sale by Investors and/or any of its Affiliates of the total Common Stock then held by Investors and its Affiliates, and shall provide notice at least 15 days prior to the date proposed for such Drag-Along Sale (the “Drag-Along Notice”) to the Drag-Along Stockholders stating the material terms and conditions of such Drag-Along Sale (including the kind and amount of consideration to be paid for such Common Stock and the name of the proposed purchaser) and providing copies of all agreements (which may be provided in draft form to the extent not yet finalized) to be executed by the Drag-Along Stockholders in connection with such Drag-Along Sale, to the extent available. In the event that Investors decline to exercise their rights under this Section 5 in connection with a Transfer that qualifies as a Drag-Along Sale, the Other Stockholders may thereafter exercise their rights under Section 4 to the extent that such Transfer qualifies as a Tag-Along Sale.
     (b) In the event Investors provides a Drag-Along Notice in accordance with this Section 5, each Drag-Along Stockholder shall (i) be obligated to Transfer to the proposed purchaser its Common Stock (including the Common Stock to be issued upon mandatory conversion of the New Convertible Debt and automatic exercise of the Warrants in connection with such Drag-Along Sale) for the same consideration per share of Common Stock and otherwise on the same terms and conditions as Investors and/or its Affiliates, as applicable (with appropriate adjustments as may be determined by Investors in the case of an indirect Transfer of Common Stock), as such terms and conditions are set forth in such Drag-Along Notice and (ii) execute and deliver such instruments of conveyance and transfer and take such other actions as Investors or the proposed purchaser may reasonably require in order to carry out the terms of this Section 5. If the Drag-Along Sale occurs after an Initial Public Offering and pursuant to the acquisition agreement for the Drag-Along Sale stockholders are given an option as to the form or amount of consideration to be received pursuant to the Drag-Along Sale, each Drag-Along Stockholder shall be given the same option.
     (c) The instruments of conveyance and transfer for a Drag-Along Sale shall not include any representations and warranties of any Drag-Along Stockholder except such representations and warranties as are ordinarily given by a seller of securities, including with respect to such seller’s authority to sell, enforceability of agreements against such

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seller, such seller’s good title in such securities and good title in such securities to be acquired by the purchaser at the closing of such sale; provided, however, that all representations and warranties, covenants, indemnities and agreements shall be made by Investors and/or its Affiliates, on the one hand, and each Drag-Along Stockholder, on the other hand, thereunder severally and not jointly and that any liability of Investors and/or its Affiliates, as the case may be, and each Drag-Along Stockholder thereunder shall be borne by each of them on a pro rata basis based on the relative number of shares of Common Stock being sold by it.
     Section 6. New Securities.
     When and to the extent the Company determines that it will issue shares of New Stock, the Company shall offer to each Stockholder its pro rata share of the New Stock to be issued (based on its pro rata Stock ownership as compared to all Stock issued and outstanding prior to the issuance of such New Stock), which offer shall be made by written notice from the Company to the Stockholders. Within 10 Business Days of its receipt of such notice, each Stockholder shall notify the Company of the number of shares of New Stock the Stockholder requests to purchase, subject to a maximum of such Stockholder’s pro rata share of such New Stock as described in the immediately preceding sentence (it being understood and agreed that the Company may make provision for Stockholders (on a pro rata basis) to request to purchase more than their respective pro rata shares of such New Stock, to the extent other Stockholders decline to purchase such New Stock). Any request by a Stockholder pursuant to the immediately preceding sentence shall be a final and binding commitment by such Stockholder to purchase the shares of New Stock so requested.
     Section 7. Corporate Governance; Management.
     (a) The Board of Directors of the Company (the “Board”) shall be composed of the number of directors (each a “Director” and collectively the “Directors”) determined by Investors in its discretion from time to time, which shall be at least three Directors. Immediately following the Closing, the Board shall be composed of eight Directors. Investors shall be entitled to appoint the Directors (including the Chairman of the Board); provided, however, that (x) immediately following the Closing one of the Directors shall be the chief executive officer of the Company and (y) so long as the Prepetition Investors collectively hold more than 10 percent of the Common Stock then outstanding, the Prepetition Investors holding a majority in interest of the Common Stock then held by all Prepetition Investors shall have the right to collectively appoint a total of two Directors, which Director appointees shall be reasonably satisfactory to Investors. The Company and each of the Stockholders hereby agree to take all action necessary to effect the appointment to the Board of each Director appointee as described in this Section 7(a).
     (b) Any Director (i) may resign upon delivery of written notice from such Director to the Company, (ii) may be removed by written request of the Stockholder(s) that appointed such Director pursuant to Section 7(a), or (iii) may be removed at the written request of Investors; provided, however, that any removal requested by Investors of a Director appointed pursuant to clause (y) of Section 7(a) may only be effected if such

11

Director ceases to be reasonably satisfactory to Investors. A vacancy in the Board shall be filled promptly by an appointee of the Stockholders entitled to appoint such Director pursuant to Section 7(a).
     (c) Except as otherwise required by law or regulation, the Company and each of the Stockholders shall use commercially reasonable best efforts to cause the charter, by-laws or other comparable organizational documents of the Company (and, to the extent necessary, the charter, by-laws or other comparable organizational documents of any subsidiary of the Company) to contain limitations on the liability of Directors to the fullest extent permissible under the laws of the State of Delaware.
     (d) The Company shall use commercially reasonable best efforts to procure and maintain during the term of this Agreement directors’ and officers’ liability insurance for each of the Directors (at the Company’s reasonable expense) which is comparable to that provided by other companies similar to the Company.
     Section 8. Voting; Major Transactions. (a) Notwithstanding anything to the contrary contained in this Agreement, each Stockholder of the Company shall vote its respective shares of Stock, on all matters presented to the Stockholders for their approval (other than matters requiring a Stockholder’s approval pursuant to Section 8(b)), in such manner as such Stockholder is directed by Investors I. Upon becoming a Stockholder, each Stockholder other than Investors I hereby makes, constitutes and appoints Investors I, with full power of substitution and resubstitution, its true and lawful attorney, for it and in its name, place and stead and for its use and benefit, to act as its proxy in respect of any vote or approval of Stockholders (other than matters requiring a Stockholder’s approval pursuant to Section 8(b)). The proxy granted pursuant to this Section 8(a) is a special proxy coupled with an interest and is irrevocable.
     (b) Without the affirmative vote or consent of Investors I and the affirmative vote or consent of a majority in interest of the Other Stockholders, the Company shall not, and shall not permit its subsidiaries to (i) enter into any transaction between the Company or any of its subsidiaries, on the one hand, and Investors or any of its Affiliates, on the other hand, other than (A) the Management Services Agreement (including the payment of fees, costs and expenses thereunder, but not any amendment or supplement thereof) and any transaction contemplated by the Investment Agreement or the Plan and (B) any transaction in which all Stockholders are entitled to participate (including transactions pursuant to Section 6), or (ii) make any amendment to the certificate of incorporation or by-laws of the Company that would materially adversely affect the rights of the Other Stockholders.
     Section 9. Registration Rights.
     9.1 Demand Registration.
     (a) At any time and from time to time, Investors (on behalf of themselves and their respective Affiliates) and, after 180 days (or earlier if permitted by Investors and

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the underwriter(s) in the Initial Public Offering) following the consummation of the Initial Public Offering, a representative (the “New Stockholders Representative”)3 appointed by the New Stockholders and their respective permitted transferees holding a majority in interest of the Registrable Securities held by all New Stockholders and their respective permitted transferees at such time (each, a “Requesting Demand Stockholder”) may, in a written notice (a “Demand Notice”) to the Company, request that the Company file a registration statement on any Form that is available to the Company for the registration of securities (other than a registration statement on Form S-4 or Form S-8 or any successor or similar forms and, in the case of requests by the New Stockholders Representative, other than a shelf registration statement) under the Securities Act covering the registration of all or a portion of such Requesting Demand Stockholder’s Registrable Securities, as specified in the Demand Notice. In order to be valid, any Demand Notice after the Initial Public Offering must provide the information described in Section 9.3(a) or be followed by such information, when requested as contemplated by Section 9.3(a). Following receipt of a valid Demand Notice, the Company shall use commercially reasonable efforts, in accordance with Section 9.4, to effect the registration of the Registrable Securities covered by such Demand Notice, subject to any “cutbacks” imposed in accordance with Section 9.3(d).
     (b) The maximum number of registrations that the Company is required to effect in response to Demand Notices given by the New Stockholders Representative is two; provided, however, that the New Stockholders Representative shall not give a Demand Notice to the Company (and the Company shall not accept Demand Notices from the New Stockholders Representative) within the 12-month period following the effectiveness of a registration statement filed by the Company pursuant to a Demand Notice delivered by the New Stockholders Representative. A registration requested by a Demand Notice shall not be deemed to have been effected on behalf of a Requesting Demand Stockholder unless (i) the related registration statement has been declared effective by the SEC, (ii) such registration statement has remained effective for the period set forth in Section 9.4(b) plus such longer period as, in the opinion of counsel for the underwriter or underwriters, a prospectus is required by law to be delivered in connection with the sale of Registrable Securities by an underwriter or dealer, (iii) the offering of Registrable Securities pursuant to such registration is not subject to any stop order, injunction or other similar order or requirement of the SEC during such period and (iv) in the event of an underwritten offering, the conditions to closing specified in the underwriting agreement entered into in connection with such registration are satisfied pursuant to the terms of such underwriting agreement. However, notwithstanding the requirement of clause (i), if the Requesting Demand Stockholder withdraws its request prior to the related registration statement being declared effective by the SEC, then such registration will be deemed to have been effected for purposes of this Section 9.1(b) unless (A) the Requesting Demand Stockholder pays the Registration Expenses incurred by the Company through the date of such withdrawal or (B) the withdrawal is due to the disclosure of material adverse information relating specifically to the Company that the Requesting

[3]	Silver Point to be the initial New Stockholders Representative. Mechanics for appointment, removal, resignation, exculpation and reliance to be set forth in separate agreement.

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Demand Stockholder did not know prior to submitting its Demand Notice (and in each case of (A) and (B), the Requesting Demand Stockholder shall not be deemed to have used a “demand right”). Furthermore, if in a registered offering requested by a Requesting Demand Stockholder such Requesting Demand Stockholder is subject to a cutback imposed in accordance with Section 9.3(d) of more than 50% of the Registrable Securities as to which it has requested registration, such Requesting Demand Stockholder shall not be deemed to have used a “demand right” in connection with such offering.
     (c) As soon as reasonably practicable, but in no event later than 30 days, after receiving a valid Demand Notice, the Company shall file with the SEC a registration statement covering all of the Registrable Securities covered by such Demand Notice as well as any other Registrable Securities as to which registration is properly requested in accordance with Section 9.2 (which other Registrable Securities may be included by means of a pre-effective amendment), but subject in both cases to any cutbacks imposed in accordance with Section 9.3(d). However, if this filing deadline would otherwise occur within 120 days following the effective date of any other registration statement with respect to which the Stockholders have been entitled to join pursuant to Section 9.2 (180 days in the case of the registration statement for the Initial Public Offering), then the Company may defer the filing date until after such 120th day (or 180th day in the case of the registration statement for the Initial Public Offering).
     (d) In the case of a shelf registration statement, the Company shall not be required to keep such registration statement effective for longer than (i) one year following the effectiveness of the registration statement or, if earlier, (ii) the date on which (x) all of the Registrable Securities covered by the registration statement have been sold pursuant thereto and (y) the date on which all Registrable Securities held by the Requesting Demand Stockholder are eligible for sale without volume restrictions pursuant to Rule 144.
     (e) In the event that, following the receipt of a Demand Notice, (i) the Company is in possession of material non-public information the disclosure of which the Board determines, in its reasonable judgment and in good faith, would be materially adverse to the Company and would not otherwise be required under any applicable law to be publicly disclosed and (ii) the Company gives the Requesting Demand Stockholder written notice of such determination, the Company shall, notwithstanding the provisions of Section 9.1 hereof, be entitled to postpone for up to an aggregate of 120 days in any 12-month period the filing of any registration statement otherwise required to be prepared and filed by it pursuant to Section 9.1 hereof. In the event the Company postpones the filing of any registration statement pursuant to the preceding sentence, the Requesting Demand stockholder may withdraw its Demand Notice prior to the filing of the registration statement and shall not be deemed to have used a “demand right”.
     9.2 Piggyback Registration.
     (a) If at any time following the consummation of the Initial Public Offering the Company intends to file a registration statement under the Securities Act (other than a registration statement on Form S-4 or S-8 or any successor or similar forms) covering a primary or secondary offering of any Stock, whether in response to a valid Demand Notice or otherwise, the Company shall promptly give each Stockholder written notice specifying

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the date on which the Company anticipates filing such registration statement and advising each such party of its right to have its Registrable Securities included in such registration in accordance with this Section 9. Each Stockholder will then have the opportunity, by written notice received by the Company no later than 10 Business Days after such Stockholder’s receipt of the Company’s notice of such proposed filing, to request that all or a portion of such Stockholder’s Registrable Securities be included in such registration statement.
     (b) Following receipt of any such timely request, the Company shall include in such registration statement (including by means of a pre-effective amendment if the registration statement has already been filed) all of the Registrable Securities that such Stockholder requests for inclusion in such registration statement, subject to any cutbacks imposed in accordance with Section 9.3(d), and the Company shall use commercially reasonable efforts in accordance with Section 9.4 to effect the registration of all such Registrable Securities. However, if at any time after giving written notice of its intention to file such a registration statement and prior to the effective date of such registration statement, the Company decides for any reason not to proceed with the proposed registration (including because the Requesting Demand Stockholder withdraws its request pursuant to Section 9.1), then the Company shall give written notice of such decision to the parties holding Registrable Securities, at which point the Company will be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the related Registration Expenses); provided, however, that this right on the part of the Company shall not affect the Company’s obligation to proceed with a registration validly requested under Section 9.1 and to include in such registration the Registrable Securities requested for inclusion by any Stockholder pursuant to this Section 9.2.
     (c) In connection with any underwritten offering, the Company shall not be required under Section 9.2 to include Registrable Securities in such underwritten offering unless the holders intending to sell Registrable Securities accept the terms of the underwriting of such offering that have been reasonably agreed upon between the Company, the Requesting Demand Stockholder (if any) and the underwriters selected in accordance with this Agreement, but no Stockholder will be required to make representations or warranties to the underwriters or other purchasers or to provide indemnities other than as specified in this Agreement, and all such representations and warranties shall be on a several and not joint basis.
9.3	Rights and Obligations of Holders in Connection with a Registration.
     (a) The Stockholders participating in a registration in accordance with this Section 9 shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition and plan of distribution of such securities as the Company may reasonably request and as may reasonably be required in connection with the registration to be effected by the Company.
     (b) The Stockholders participating in a registered offering in accordance with this Section 9 will, if it is an underwritten offering, enter into an underwriting

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agreement, to be negotiated by the Company and its counsel, in customary form, which agreement will contain such representations and warranties by and obligations of the Company as are customarily contained in underwriting agreements generally, including, without limitation, customary indemnification and contribution provisions. Customary representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of the Stockholders participating in such offering in a manner customary for such transaction. No Stockholder of Registrable Securities shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than those representations, warranties and agreements (including limited indemnification with respect to written information supplied by such Stockholder with respect to itself) regarding such Stockholder as are customarily given by non-controlling stockholders seeking to sell shares in an underwritten secondary offering; provided, however, that if any Stockholder of Registrable Securities disapproves of the terms of the underwriting, such Stockholder’s sole remedy shall be to elect to withdraw all of its Registrable Securities by written notice to the Company, the managing underwriter and, if applicable, the Requesting Demand Stockholder. The Registrable Securities so withdrawn shall also be withdrawn from registration and the corresponding Demand Notice of such Requesting Demand Stockholder, if any, shall also be deemed to have been withdrawn.
     (c) The Company will have the right to select the underwriters in connection with any registered offering in accordance with this Section 9.
     (d) If the managing underwriter or underwriters determine in their reasonable business judgment that the total amount of Registrable Securities and other securities of the Company proposed to be included in an offering to which Section 9.1 or Section 9.2 applies is such as to materially adversely affect the success of such offering, then the Company shall only be obligated to include in such registered offering the amount of securities which the Company is so advised can be sold in such offering, as follows:
   (i) if such registration includes a registration of shares of securities to be offered for sale by the Company (other than in connection with a registration in response to a Demand Notice), the Company shall include in such registration, to the extent of available capacity, first, all such securities that the Company proposes to be included in such registration, and second, the Registrable Securities requested to be included in such registration by the Stockholders, pro rata among them in the proportion that the number of Registrable Securities sought to be registered by each of them bears to the total number of Registrable Securities sought to be registered by all of them; and
   (ii) if such registration is a registration of Registrable Securities in response to a Demand Notice, then the Company shall include in such registration, to the extent of available capacity, first, the Registrable Securities requested to be included in such registration by the Stockholders pro rata among them in the proportion that the number of Registrable Securities sought to be registered by each of them bears to the total number of Registrable Securities sought to be registered by all of them, and second, such securities that the Company proposes to be included in such registration.

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     (e) Each Stockholder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 9.4(a)(viii), such Stockholder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Stockholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 9.4(a)(viii) and, if so directed by the Company, such Stockholder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Stockholder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice; provided, however, that any period of time during which a Stockholder must discontinue disposition of Registrable Securities shall not be included in the determination of a period of distribution for purposes of Section 9.4(b).
9.4	Obligations of the Company in Connection with a Registration.
     (a) Whenever required under Section 9.1 or Section 9.2 to use commercially reasonable efforts to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably practicable (but subject to Section 9.1(d), Section 9.1(e) and any other applicable provisions in this Section 9):
   (i) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby determined as provided in Section 9.4(b);
   (ii) before filing a registration statement, prospectus or issuer free writing prospectus or any amendments or supplements thereto, furnish to counsel of the holders of such Registrable Securities copies of all such documents proposed to be filed, which documents will be subject to the reasonable review and comment of such counsel, and such other documents reasonably requested by such counsel, including any comment letter from the SEC, and provide such counsel reasonable opportunity to participate in the preparation of such registration statement, each prospectus included therein and each issuer free writing prospectus related thereto (including any amendments and supplements thereto) and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company’s books and records, officers, accountants and other advisors;
   (iii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith (A) reasonably requested by any Stockholder of such Registrable Securities (to the extent such request relates to information relating to such Stockholder) and (B) as may be necessary to keep such registration statement effective for the period of distribution contemplated thereby determined as provided in Section 9.4(b) and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement, and furnish to the Stockholders of such Registrable Securities copies of any such amendments and supplements prior to their being used or filed with the SEC;

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   (iv) furnish to the selling Stockholders of Registrable Securities such numbers of copies of the registration statement, the prospectus included therein (including each preliminary prospectus), any other prospectus filed under Rule 424 under the Securities Act relating to such Registrable Securities and any issuer free writing prospectus (and any amendments or supplements thereto in conformity with the requirements of the Securities Act, and, in each case including all exhibits thereto and all documents incorporated by reference therein) and such other documents and information as they may reasonably request and make available for inspection by the parties referred to in Section 9.4(a)(xv) such financial and other information and books and records of the Company, and cause the officers, Directors, employees, counsel and independent certified public accountants of the Company to respond to such inquiries, as shall be reasonably necessary, in the judgment of the respective counsel referred to in Section 9.4(a)(xv), to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act;
   (v) use commercially reasonable efforts to register or qualify the Registrable Securities covered by such registration statement under such securities or blue sky laws of such jurisdictions as any selling Stockholder or underwriter of Registrable Securities reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Stockholder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Stockholder; provided, however, that the Company will not be required in connection therewith or as a condition thereto to (A) register or qualify to do business in or file a general consent to service of process in any jurisdiction wherein it would not, but for the requirements of this Section 9.4(a)(v), be obligated to do so, or (B) take any action that would subject it to more than de minimis taxation in a jurisdiction where it is not already subject to tax but for the requirements of this paragraph;
   (vi) promptly notify in writing each selling Stockholder of Registrable Securities, their counsel, the sales or placement agent, if any, therefor and the managing underwriter or underwriters, if any, thereof (A) when such registration statement, the prospectus included therein, any prospectus amendment or supplement or post-effective amendment or any issuer free writing prospectus has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (B) of any comments by the SEC or by any blue sky or securities commissioner or regulator of any state with respect thereto or any request by the SEC for amendments or supplements to such registration statement, prospectus or issuer free writing prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or the initiation or threatening of any proceedings for that purpose, (D) if at any time the representations and warranties of the Company contained in any underwriting agreement or other customary agreement cease to be true and correct in all material respects or (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;
   (vii) use commercially reasonable efforts to prevent the entry of and obtain the withdrawal of any order suspending the effectiveness of such registration statement or any post-effective amendment thereto at the earliest practicable date;

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   (viii) promptly notify in writing each selling Stockholder of Registrable Securities, at any time when a prospectus relating to such Registrable Securities is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act) and when any issuer free writing prospectus includes information that may conflict with the information contained in such registration statement (including any document incorporated by reference therein that has not been superseded or modified), of the happening of any event as a result of which the prospectus included or incorporated by reference in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make, in light of the circumstances under which they were made, the statements therein not misleading, and at the request of any such Stockholder promptly prepare and furnish to such Stockholder a reasonable number of copies of a supplement to or an amendment of such prospectus or an issuer free writing prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make, in light of the circumstances under which they were made, the statements therein not misleading;
   (ix) furnish, at the request of any selling Stockholder of Registrable Securities, if the method of distribution is by means of an underwriting, on the date that the Registrable Securities are delivered to the underwriters for sale pursuant to such registration, or if such Registrable Securities are not being sold through underwriters, on the date that the registration statement with respect to such Registrable Securities becomes effective, (A) a signed opinion, dated such date, of the independent legal counsel representing the Company for the purpose of such registration, addressed to the underwriters, if any, and to the Stockholders making such request, as to such matters as such underwriters or the Stockholders including Registrable Securities in such registration, as the case may be, may reasonably request and as would be customary in such a transaction; and (B) letters, dated such date and the date the offering is priced, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and to the Stockholders making such request and, if such accountants refuse to deliver such letters to such Stockholders, then to the Company (x) stating that they are independent certified public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements and other financial data of the Company included or incorporated by reference in the registration statement, the prospectus or any issuer free writing prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and (y) covering such other financial matters (including information as to the period ending not more than five Business Days prior to the date of such letters) with respect to the registration in respect of which such letter is being given as such underwriters or the Stockholders holding a majority of the Registrable Securities included in such registration, as the case may be, may reasonably request and as would be customary in such a transaction;
   (x) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration;

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   (xi) enter into customary agreements (including if the method of distribution is by means of an underwriting, an underwriting agreement in customary form, including customary indemnification provisions substantially consistent with Section 9.6 and, to the extent required by the underwriters, customary lock-up provisions substantially consistent with Section 9.7) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities to be so included in the registration statement;
   (xii) use commercially reasonable efforts to obtain the governmental and self regulatory organization authorizations which may be required to effect such registration or the offering or sale in connection therewith or to enable the selling Stockholders to offer, or to consummate the disposition of, their Registrable Securities;
   (xiii) use commercially reasonable efforts to cause all Registrable Securities covered by the registration statement to be approved for listing on a U.S. national securities exchange or approved for trading on a national interdealer quotation system, and cooperate with the selling Stockholders of Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing such Registrable Securities to be sold, which certificates shall conform to the requirements of such national securities exchange or interdealer quotation system and shall not bear any restrictive legends, and, in the case of an underwritten offering, enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter or underwriters may request at least two Business Days prior to any sale of such Registrable Securities;
   (xiv) otherwise comply in all material respects with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, but not later than 18 months after the effective date of the registration statement, an earnings statement covering the period of at least 12 months beginning with the first full month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;
   (xv) make available for inspection by any selling Stockholder of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such Stockholder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, Directors, employees and independent accountants to supply all information reasonably requested by any such Stockholder, underwriter, attorney, accountant or agent in connection with such registration statement;
   (xvi) permit any selling Stockholder of Registrable Securities that, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling Person of the Company to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of the Stockholder and its counsel should be included;

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   (xvii) if requested by the managing underwriter or agent or any selling Stockholder of Registrable Securities covered by the registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or agent or such Stockholder reasonably requests to be included therein, including, with respect to the number of Registrable Securities being sold by such Stockholder to such underwriter or agent, the purchase price being paid therefor by such underwriter or agent and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering, and make all required filings of such prospectus supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;
   (xviii) cause the Company’s executive officers to use, in accordance with customary practice, their commercially reasonable best efforts to support the marketing of the Registrable Securities, which may include participating in a so-called “road show” if requested and deemed advisable by the managing underwriter or underwriters; and
   (xix) use commercially reasonable efforts to take all other steps customary or necessary to effect the registration and sale of the Registrable Securities as contemplated hereby.
     (b) For purposes of Section 9.4(a), and with respect to registration required pursuant to Section 9.1, (i) the period of distribution of Registrable Securities in a firm commitment underwritten public offering will be deemed to extend until each underwriter has completed the distribution of all securities purchased by it (or such shorter period as may be required in the underwriting agreement) and (ii) the period of distribution of Registrable Securities in any other registration will be deemed to extend until the earlier of the sale of all Registrable Securities covered thereby and 60 days after the effective date thereof.
     (c) All fees, costs and expenses incurred in connection with each registration or attempted registration pursuant to Section 9.1 or 9.2, including all registration, filing and qualification fees, word processing, duplicating, printers’ and accounting costs and fees (including the expenses of any special audits or “cold comfort” letters required by or incident to the Company’s performance of its obligations under Section 9.4), fees of the National Association of Securities Dealers, Inc., listing fees, fees and expenses of complying with state securities or blue sky laws, fees and disbursements of counsel for the Company, fees and disbursements of underwriters customarily paid by the issuers or sellers of securities and fees and expenses of the counsel to the Stockholders participating therein), but excluding any underwriting discounts or commissions (“Registration Expenses”), shall be paid by the Company. However, the Company will not be required to pay the fees and expenses of more than one counsel for Investors and one other counsel for all other Stockholders of Registrable Securities participating therein.
     9.5 Rule 144.
     (a) With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public

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without registration, the Company agrees that, after such time as the Company shall have consummated its Initial Public Offering, it will:
     (i) make and keep current public information available, as those terms are understood and defined in Rule 144;
     (ii) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required to be filed by the Company under the Securities Act and the Exchange Act; and
     (iii) furnish to each Stockholder forthwith upon written request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents so filed by the Company as such Stockholder may reasonably request in availing itself of Rule 144.
          (b) After such time as the Company shall have consummated its Initial Public Offering, any Transfer pursuant to and in accordance with the provisions of Rule 144 shall not be subject to the provisions or procedures set forth in Section 3(c) or Section 4 above (but, for the avoidance of doubt, shall be subject to the remaining provisions of Section 3 above). Notwithstanding the foregoing, to the extent that Investors effects a Transfer of a portion of its Stock pursuant to and in accordance with the provisions of Rule 144, each of the Other Stockholders shall be able to Transfer a pro rata portion of its Stock pursuant to and in accordance with the provisions of Rule 144 without the consent of Investors under Section 3(a).
9.6	Indemnification. In the event the Company files any registration statement under the Securities Act or the Exchange Act, this Section 9.6 shall apply.
          (a) The Company shall indemnify and hold harmless Investors, each Stockholder requesting or joining in the registration under such registration statement and each such Stockholder’s directors, officers and each Person, if any, who controls such Stockholder, as the case may be, within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) to which they may become subject under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof, whether or not such indemnified person is a party thereto) arise out of or are based on any untrue or alleged untrue statement of a material fact contained in such registration statement, preliminary prospectus, final prospectus, issuer free writing prospectus or amendments or supplements thereto or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make, in light of the circumstances under which they were made, the statements therein not misleading; provided, however, that the Company shall not be liable to any Stockholder or such Stockholder’s directors or officers or controlling Persons, in any such case, for any such

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loss, claim, damage or liability (or action or proceeding in respect thereof, whether or not such indemnified person is a party thereto) to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus, issuer free writing prospectus or amendments or supplements thereto, in conformity with written information relating to such Stockholder furnished to the Company by such Stockholder expressly for inclusion therein in connection with such registration; provided further, however, that as to any preliminary prospectus or any final prospectus, this indemnity agreement shall not inure to the benefit of any Stockholder or any such Stockholder’s directors or officers or controlling Persons, on account of any loss, claim, damage or liability arising from the sale of Registrable Securities to any Person by such Stockholder, if such Stockholder or its representatives failed to send or give a copy of the final prospectus, prospectus supplement or issuer free writing prospectus, as the case may be (excluding documents incorporated by reference therein), as the same may be amended or supplemented, to that Person within the time required by the Securities Act, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such preliminary prospectus or final prospectus was corrected in the final prospectus, such prospectus supplement or such issuer free writing prospectus, as the case may be (excluding documents incorporated by reference therein), unless such failure resulted from the non-compliance by the Company with Section 9.4(a)(viii). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Stockholder or any such Stockholder’s directors or officers or controlling Persons and shall survive the transfer of such securities by such Stockholder.
          (b) Each Stockholder requesting or joining in a registration, severally and not jointly, shall indemnify and hold harmless the Company, each of its Directors and officers and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Stockholders but only with reference to written information relating to such Stockholder furnished to the Company by such Stockholder expressly for inclusion in connection with such registration; provided, however, that the liability of each Stockholder hereunder shall not exceed the net proceeds received by such Stockholder from the sale of Registrable Securities covered by such registration.
          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to either Section 9.6(a) or (b), such Person (the “Registration Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Registration Indemnifying Party”) in writing and the Registration Indemnifying Party, upon request of the Registration Indemnified Party, shall retain counsel reasonably satisfactory to the Registration Indemnified Party to represent the Registration Indemnified Party and any others the Registration Indemnifying Party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding, and the Registration Indemnifying Party shall, at its election and at the expense of the Registration Indemnifying Party, assume the defense thereof. In any such proceeding, any Registration Indemnified Party shall have the right to retain its own counsel, but the fees and expenses

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of such counsel shall be at the expense of such Registration Indemnified Party unless (i) the Registration Indemnifying Party and the Registration Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Registration Indemnifying Party and the Registration Indemnified Party and representation of both parties by the same counsel would be, in the reasonable opinion of counsel to the Registration Indemnified Party, inappropriate due to actual or potential differing interests between them, in which event the fees and expenses of such counsel shall be borne by the Registration Indemnifying Party. It is understood that the Registration Indemnifying Party shall not, in respect of the legal expenses of any Registration Indemnified Party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the affected Stockholder(s), in the case of parties indemnified pursuant to Section 9.6(a), and by the Company, in the case of parties indemnified pursuant to Section 9.6(b). The Registration Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld or delayed), but if settled with such consent or if there shall be a final judgment for the plaintiff, the Registration Indemnifying Party agrees to indemnify the Registration Indemnified Party from and against any loss or liability by reason of such settlement or judgment. No Registration Indemnifying Party shall, without the prior written consent of the Registration Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Registration Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Registration Indemnified Party, unless such settlement includes an unconditional release of such Registration Indemnified Party from all liability on claims that are the subject matter of such proceeding.
          (d) If the indemnification provided for in this Section 9.6 is held by a court of competent jurisdiction to be unavailable to any Person entitled to indemnification hereunder with respect to any losses, claims, damages, liabilities and expenses referred to herein, then the Registration Indemnifying Party, in lieu of indemnifying such Registration Indemnified Party hereunder, shall contribute to the amount paid or payable by such Registration Indemnified Party as a result of such loss, claim, damage, liability or expense (i) in such proportion as is appropriate to reflect the relative benefits received by the Registration Indemnifying Party and the Registration Indemnified Party from the distribution of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Registration Indemnifying Party and of the Registration Indemnified Party in connection with the statements or omissions which resulted in such loss, claim, damage, liability or expense, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the selling Stockholder of Registrable Securities or underwriter, as the case may be, on the other hand, in connection with the distribution of the Registrable Securities shall be deemed to be in the same proportion as the total net proceeds received by the Company from the offering bear to the total net proceeds received by such Stockholder from the offering or the underwriting discounts and commissions received by the underwriter in such offering, as the case may be. The

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relative fault of the Registration Indemnifying Party and of the Registration Indemnified Party shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Registration Indemnifying Party, the Registration Indemnified Party or the underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that the foregoing contribution agreement shall not inure to the benefit of any Registration Indemnified Party if indemnification would be unavailable to such Registration Indemnified Party by reason of the provisions of Sections 9.6(a) or (b), and in no event shall the obligation of any Registration Indemnifying Party to contribute under this clause (d) exceed the amount that such Registration Indemnifying Party would have been obligated to pay by way of indemnification if the indemnification provided for under Sections 9.6(a) or (b) had been available under the circumstances.
9.7	Lock-up.
          (a) Each Stockholder that holds Registrable Securities that could be included in a registration statement pursuant to Section 9.2 shall, in connection with any registration by the Company of any Stock (including Registrable Securities), at the request of the Company, promptly cease to effect any sale, disposition or distribution of any Stock (other than any included in the registration) without the prior written consent of the Company for a period beginning from the time the Company gives notice to each Stockholder of its intention to file a registration statement and ending upon the earlier of the expiration of the “lock-up” period imposed on the Company under the underwriting agreement (if any) relating to an underwritten offering covered by such registration statement, the date such registration statement is withdrawn or abandoned, or 60 days after the effective date of such registration statement in the case of a registration that is not an underwritten offering, except to the extent the Company and the underwriter or underwriters each conclude that Stockholders holding less than a minimum ownership percentage of outstanding Stock need not be subject to the “lock-up” period.
          (b) The Company agrees (i) not to effect any public offer, sale or distribution of Stock for a period beginning from the time the Company gives notice to each Stockholder pursuant to this Section 9 of its intention to file a registration statement to which Section 9.1 or 9.2 applies and 90 days after the effective date of such registration statement (180 days after such effective date in the case of the Initial Public Offering), and (ii) to use commercially reasonable efforts to cause each Stockholder to agree not to effect any sale, disposition or distribution of any Stock during such period (other than any included in the registration) without the prior written consent of the Company for a period beginning from the time the Company gives notice to each Stockholder of its intention to file a registration statement and ending upon the earlier of the expiration of the “lock-up” period imposed on the Company under the underwriting agreement (if any) relating to an underwritten offering covered by such registration statement, the date such registration statement is withdrawn or abandoned, or 60 days after the effective date of such registration statement in the case of an registration that is not an underwritten offering.

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          Section 10. Indemnification.
          (a) To the fullest extent permitted by law, none of the Stockholders, their respective Affiliates, nor any of their respective partners, members, shareholders, directors, officers, employees, agents, consultants, legal or other advisors, nor the Directors (each, an “Indemnified Party”), shall be liable to the Company or to any Stockholder for (i) any act or omission by such Indemnified Party in connection with the conduct of the affairs of the Company or otherwise in connection with this Agreement or the matters contemplated herein, unless such act or omission resulted from gross negligence or willful misconduct by such Indemnified Party or (ii) any act or omission of any broker or other agent or representative of the Company.
          (b) No Stockholder shall have any personal liability whatsoever in its capacity as a Stockholder, whether to the Company, to any of the other Stockholders or to the creditors of the Company, including, without limitation, for the debts, liabilities, contracts or other obligations of the Company or for any losses of the Company.
          (c) To the fullest extent permitted by law, the Company shall indemnify and save harmless each Indemnified Party from and against any and all claims, liabilities, damages, losses, costs and expenses (including amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and reasonable expenses of investigating or defending against any claim or alleged claim) of any nature whatsoever, known or unknown, liquidated or unliquidated, that are incurred by any Indemnified Party and arise out of or in connection with the affairs of the Company, including acting as a Director or the equivalent of the Company, or the performance by such Indemnified Party of any of the Board’s responsibilities hereunder or otherwise in connection with the matters contemplated herein; provided, however, that each Indemnified Party shall be entitled to indemnification hereunder only to the extent that such Indemnified Party’s conduct did not constitute gross negligence or willful misconduct.
The satisfaction of any indemnification and any saving harmless pursuant to this Section 10 shall be from and limited to the Company’s assets, and no Stockholder shall have any personal liability on account thereof.
          (d) Expenses reasonably incurred by an Indemnified Party in defense or settlement of any claim that may be subject to a right of indemnification hereunder shall be advanced by the Company prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the Indemnified Party to repay such amount to the extent that it shall be determined ultimately that such Indemnified Party is not entitled to be indemnified hereunder.
          (e) The right of any Indemnified Party to the indemnification provided herein shall be cumulative of, and in addition to, any and all rights to which such Indemnified Party may otherwise be entitled by contract or as a matter of law or equity and shall extend to such Indemnified Party’s successors, assigns and legal representatives.

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          (f) Any Indemnified Party shall be deemed to be a creditor of the Company with respect to any amounts payable to such Indemnified Party pursuant to this Section 10.
          Section 11. Legend. Each Stockholder and the Company shall take all action necessary to cause each certificate representing outstanding shares of Stock owned by a Stockholder to bear legends containing substantially the following words:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS.
THE SALE, TRANSFER, ASSIGNMENT, DISTRIBUTION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION (EACH A “TRANSFER”) AND VOTING OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF A STOCKHOLDERS’ AGREEMENT DATED AS OF [ ] (THE “STOCKHOLDERS’ AGREEMENT”) AMONG THE COMPANY AND THE STOCKHOLDERS NAMED THEREIN, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE STOCKHOLDERS’ AGREEMENT.
          The requirement that the above securities legend be placed upon certificates evidencing shares of Stock shall terminate upon the earliest of the following events: (i) when such shares of Stock are Transferred pursuant to an effective registration statement under the Securities Act or (ii) when such shares of Stock are Transferred in any other transaction if the seller delivers to the Company an opinion of its counsel, which counsel and opinion shall be reasonably satisfactory to the Company, or a “no-action” letter from the staff of the SEC, in either case to the effect that such legend is no longer necessary in order to protect the Company against a violation by it of the Securities Act upon any sale or other disposition of such shares of Stock without registration thereunder. The requirement that the above stockholder’s agreement legend be placed upon certificates evidencing

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shares of Stock shall terminate upon a Transfer of Stock to a Transferee that is not required to become party to this Agreement. Upon the consummation of any event requiring the removal of a legend hereunder, the Company, upon the surrender of certificates containing such legend, shall, at its own expense, deliver to the Stockholder of any such shares of Stock as to which the requirement for such legend shall have terminated, one or more new certificates evidencing such shares of Stock not bearing such legend.
     Section 12. Representations and Warranties. Each of the Stockholders, severally and not jointly, hereby represents and warrants to the other Stockholders and to the Company as follows:
     (a) Authorization. The Stockholder has the power and authority to enter into this Agreement and all other documents and instruments executed or to be executed by the Stockholder pursuant to this Agreement. The execution and delivery of this Agreement and all other documents and instruments executed or to be executed by the Stockholder pursuant to this Agreement, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action on the part of the Stockholder. This Agreement and all other documents and instruments executed or to be executed by the Stockholder pursuant to this Agreement have been, or will have been, at the time of their respective execution and delivery, duly executed and delivered by a Person duly authorized to execute and deliver this Agreement and such other documents and instruments on behalf of the Stockholder.
     (b) Compliance with Other Instruments and Laws. The execution and delivery of this Agreement and all other documents and instruments executed or to be executed by the Stockholder pursuant to this Agreement, and the consummation of the transactions contemplated hereby and thereby, will not conflict with or result in any violation of or default under any provision of (i) the organizational documents of the Stockholder or (ii) any mortgage, indenture, trust, lease, partnership or other agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Stockholder or any of its properties or assets except in the case of clause (ii) for any such conflicts, violations or defaults which would not have a material adverse effect on the validity or enforceability of this Agreement.
     (c) Authorizations and Consents. No consent, approval or authorization is required to be obtained or made by the Stockholder in connection with its execution, delivery or performance of this Agreement or the validity and enforceability of this Agreement, other than under circumstances where the failure to obtain such consent, approval or authorization would not have a material adverse effect on the validity or enforceability of this Agreement.
     (d) Litigation. No action, suit, proceeding or governmental investigation is pending against the Stockholder at law or in equity or before any governmental authority that seeks to question, delay or prevent the consummation of the transactions contemplated hereby.

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     (e) Information and Experience. The Stockholder has made detailed inquiry concerning the Company and has received any and all written information which it has requested and all questions and inquiries have been answered to its satisfaction. The Stockholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Stock, is able to bear the risks of an investment in the Stock and understands the risks of, and other considerations relating to, a purchase of the Stock. Other than as set forth in the Agreement, the Stockholder is not relying upon any other information, representation or warranty by Ripplewood, the Company or any agent of either of them in determining to invest in the Company. The Stockholder has consulted with its own advisers as to the financial, tax, legal and related matters concerning an investment in the Stock and, on that basis, believes that an investment in the Stock is suitable and appropriate for the Stockholder. The Stockholder has no need for immediate liquidity in the Stockholder’s investment in the Stock.
     (f) Interests Acquired for Investment Purposes. The Stock to be acquired hereunder is being acquired by the Stockholder for its own account for investment purposes only and not with a view to resale or distribution. The Stockholder understands that the Stock has not been registered under the Securities Act, the securities laws of any U.S. state or the securities laws of any other jurisdiction, nor is such registration contemplated. The Stockholder understands and agrees further that shares of the Stock must be held indefinitely unless they are subsequently registered under the Securities Act and such laws or an exemption from registration under the Securities Act and such laws covering the sale of the Stock is available and that even if such an exemption is available, the assignability and transferability of the Stock will be governed by this Agreement, which imposes substantial restrictions on transfer. The Stockholder understands that legends as set forth in Section 11 will be placed on all documents evidencing the Stock.
     (g) Accredited Investor. The Stockholder is an “accredited investor” as defined in Rule 501(a) promulgated under Regulation D of the Securities Act.
     (h) Financial Capability. The Stockholder and its Affiliates, after making any requisite capital calls, will have the financial capacity to complete the transactions contemplated by this Agreement.
     (i) Brokers. The Stockholder has not retained any finder, broker, agent, financial advisor, “purchaser representative” (as defined in Rule 501(h) promulgated under Regulation D of the Securities Act) or other intermediary in connection with the transactions contemplated by this Agreement. No agent, broker or other Person acting on behalf of the Stockholder is, or will be, entitled to any commission or broker’s or finder’s fees from the Stockholder, or from any Affiliate of the Stockholder, in connection with any of the transactions contemplated herein.
     (j) The Stockholder hereby agrees to indemnify and hold harmless the Company from any liability for any compensation or other fees or expenses of any such intermediary, agent, broker or other Person described in Section 12(i) retained by such Stockholder and the fees and expenses of defending against such liability or alleged liability.

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     Section 13. Management Rights.
     (a) With respect to each VCOC Stockholder, the Company hereby agrees that for so long as such VCOC Stockholder continues to hold any Stock, the Company shall, with respect to such VCOC Stockholder:
     (b) provide the VCOC Stockholder or a designated representative thereof with (A) upon reasonable notice, at reasonable times, from time to time, the right to inspect and copy the books and records of the Company and its subsidiaries, (B) upon reasonable notice, at reasonable times, from time to time, the right to visit and inspect the properties of the Company and its subsidiaries, (C) copies of all audited financial statements of the Company and its subsidiaries and (D) copies of all materials provided to the Board;
     (c) make appropriate officers and/or Directors of the Company available periodically for consultation with the VCOC Stockholder or a designated representative thereof with respect to matters relating to the business and affairs of the Company and its subsidiaries, including significant changes in management personnel and compensation of employees, introduction of new products or new lines of business, important acquisitions or dispositions of plants and equipment, significant research and development programs, the purchasing or selling of important trademarks, licenses or concessions or the proposed commencement or compromise of significant litigation;
     (d) inform the VCOC Stockholder or a designated representative thereof in advance with respect to any significant corporate actions, including extraordinary dividends, mergers, acquisitions or dispositions of assets, issuances of significant amounts of debt or equity and material amendments to the certificate of incorporation or bylaws of the Company and upon reasonable notice, at reasonable times, from time to time, provide the VCOC Stockholder or a designated representative thereof with the right to consult with the Company with respect to such actions; and
     (e) provide the VCOC Stockholder or a designated representative thereof with such other rights of consultation as may be reasonably necessary to qualify its investment in the Company as a “venture capital investment” for purposes of the United States Department of Labor Regulation published at 29 C.F.R. Section 2510.3-101(d)(3)(i).
The Company agrees to consider, in good faith, the recommendations of each VCOC Stockholder or its designated representative in connection with the matters on which it is consulted as described above, it being understood that the ultimate discretion with respect to such matters shall be retained by the Company.
          Section 14. Reports to Stockholders.
          (a) Books, Records and Accounts. Appropriate books, records and accounts shall be kept by the Company at the principal place of business of the Company or such other place as the Board shall determine in its discretion. Except as otherwise expressly provided herein, such books and records shall be maintained on a basis that allows the proper preparation of the financial statements and tax returns of the Company.

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Upon furnishing reasonable advance notice to the Company, each Stockholder or its duly authorized representative shall have access to all books, records and accounts of the Company and its subsidiaries and the right to make copies thereof for any purpose reasonably related to the Stockholder’s interest as a Stockholder of the Company at any reasonable time during normal business hours of the Company, in each case, under such conditions and restrictions as the Board may reasonably prescribe.
          (b) Reports to Stockholders. (i) As soon as practicable after the audited consolidated financial statements of the Company and its subsidiaries are available for each fiscal year of the Company, the Company shall send to each Stockholder:
     (A) copies of such information as may be required for applicable income tax reporting purposes arising by reason of the Stockholder’s investment in the Company;
     (B) the following annual audited consolidated financial statements of the Company and its subsidiaries prepared on the basis of generally accepted accounting principles in the United States:
(1)	a balance sheet as of the end of such period,

(2)	a statement of income or loss for such period, and

(3)	a statement of cash flows for such period; and
     (C) in the case of the financial statements for the Company with respect to any fiscal year, an opinion of the independent auditors of the Company based upon their audit of the financial statements referred to in clause (B) above.
     (ii) As soon as practicable after the unaudited consolidated financial statements of the Company and its subsidiaries are available for each fiscal quarter of the Company, the Company shall send to each Stockholder the following unaudited quarterly consolidated financial statements of the Company and its subsidiaries prepared on the basis of generally accepted accounting principles in the United States:
(A)	a balance sheet as of the end of such period,

(B)	a statement of income or loss for such period, and

(C)	a statement of cash flows for such period.
     (iii) As soon as practicable after the end of each calendar month, the Company shall send to each Stockholder any management reports, key performance indicators and financial reports for banks lending funds to the Company or any of its subsidiaries prepared by the Company or any such subsidiary for such period; provided that neither the Company nor any subsidiary thereof shall be deemed to be required to prepare any of the foregoing solely as a result of this Section 14(b)(iii).

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     (iv) The financial statements referenced in this Section 14(b) shall be expressed in U.S. dollars.
     (v) In addition, so long as the Term Loan Facility remains in effect, the Company shall also provide to each Stockholder all reports that the Company provides to the lenders under the Term Loan Facility pursuant to the definitive documentation for the Term Loan Facility at the same time that the Company provides such reports to the lenders under the Term Loan Facility.
          (c) This Section 14 shall terminate upon an Initial Public Offering and, with respect to any Stockholder, when such Stockholder and its Affiliates cease to own at least 2% of the issued and outstanding Stock.
          Section 15. Expenses and Fees.
          (a) Other Expenses. The Company shall pay any and all fees and expenses incurred by Investors and the Company in connection with the transactions contemplated hereby and the Investment Agreement (including expenses incurred in connection with the Reorganization).
          (b) Management Services Agreement. The Stockholders acknowledge that the Company shall annually pay to Investors or its designees (i) the management fee and (ii) the out-of-pocket costs and expenses incurred by Investors or its Affiliates in connection with the services provide by Investors or its Affiliates under the Management Services Agreement, in each case as required pursuant to the Management Services Agreement.
          Section 16. Miscellaneous.
          (a) Consent to Jurisdiction. Each party hereto irrevocably submits to the exclusive jurisdiction of (i) the Court of Chancery of the State of Delaware and (ii) the United States District Court for the District of Delaware for purposes of any suit, action or other proceeding arising out of this Agreement. Each party agrees to commence any such suit, action or proceeding either in the Court of Chancery of the State of Delaware or the United States District Court for the District of Delaware. Each party hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any suit, action or proceeding with respect to this Agreement, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 16(a), that its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable law, that the suit, action or proceeding in any such court is brought in an inconvenient forum, or that this Agreement, or the subject matter hereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the party is entitled pursuant to the final judgment of any court having

32

jurisdiction. Each party irrevocably consents to the service of process out of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered airmail, postage prepaid, to such party at its address set forth in this Agreement, such service of process to be effective upon acknowledgement of receipt of such registered mail. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the other party in any other jurisdiction in which the other party may be subject to suit.
          (b) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed entirely within such State, without regard to conflict of laws principles of such State.
          (c) Successor and Assigns. This Agreement and the rights and duties of the parties hereto shall be binding upon and shall inure to the benefit of the parties hereto and their respective executors, administrators, heirs, successors and permitted assigns; provided, however, that no Person (other than an Affiliate Transferee) claiming by, through or under a Stockholder (whether such Stockholder’s executor, administrator, heir, successor or permitted Assignee), as distinct from such Stockholder itself, shall have any rights as, or in respect of, a Stockholder (including the right to approve or vote on any matter or to notice thereof). In the event of any merger, consolidation or other business combination of the Company with any of its Affiliates, each of the parties hereto or their permitted Assignees (or, if different, the surviving entity of the merger, consolidation or other business combination) shall execute a stockholders’ agreement with terms that are substantially equivalent to this Agreement (including the registration rights provided for in Section 9 hereof). Notwithstanding anything in this Agreement to the contrary, neither this Agreement, nor any right, remedy, obligation or liability arising hereunder shall be assignable by any party other than in connection with a Transfer of Stock permitted by the terms of this Agreement.
          (d) Further Assurances. Each Stockholder shall take all necessary or desirable actions within its control (including, without limitation, attending all meetings in person or by proxy for purposes of obtaining a quorum and executing all written consents in lieu of meetings, as applicable), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special Board and Stockholder meetings), to effectuate the provisions of this Agreement, including, but not limited to, the election of the Directors pursuant to Section 7(a).
          (e) Confidentiality. Each Stockholder will maintain the confidentiality of any and all materials of any kind, including but not limited to management presentations, the subject matter of meetings and any other information relating to the business, financial structure, financial position or financial results, clients or affairs of the Company, or any entity owned directly or indirectly by the Company, that shall not be generally known to the public received by such Stockholder, except (A) as otherwise required by governmental regulatory agencies, self-regulating bodies, stock exchanges or equivalent bodies, law or legal process or (B) for disclosures to directors, officers, employees, partners, members, shareholders, representatives and advisors of such Stockholder and its

33

Affiliates who need to know the information and who are informed of the confidential nature of the information and agree to keep such information confidential. Each Stockholder further agrees to destroy or return to the Company any such confidential information in the event it ceases to be a Stockholder.
          (f) Amendments. Except as required by law, this Agreement may not be amended or supplemented without the written consent of Investors, the Company and a majority in interest of the Other Stockholders; provided that no such amendment shall materially adversely affect the interests of a Stockholder without the written consent of such Stockholder so affected. The Board shall provide a copy of all amendments approved pursuant to this Section 16(f) to the Stockholders.
          (g) Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the parties (i) in the case of any Stockholder, at the address or fax number of such Stockholder as set forth in the Company’s books and records (or at such other address as shall be specified by such Stockholder by like notice) or (ii) in the case of the Company, at the following address (or at such other address as shall be specified by the Company by like notice):
Interstate Bakeries Corporation
12 East Armour Boulevard
Kansas City, Missouri 64111
Attn: General Counsel
Fax: (816) 502-4138
with a copy to:
Ripplewood Holdings L.L.C.
One Rockefeller Plaza, 32nd Floor
New York, New York 10020
Attn: Christopher Minnetian, General Counsel
Fax: (212) 218-2769
and to:
Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019
Attn: Peter S. Wilson, Esq.
Fax: (212) 474-3700
Each such notice shall be effective if given by fax, upon dispatch (with confirmation of receipt), or if otherwise, upon delivery to the address of such Stockholder.
          (h) Counterparts. This Agreement may be executed in one or more original or facsimile or electronically transmitted counterparts, all of which shall be considered one

34

and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.
          (i) Entire Agreement; No Third-Party Beneficiaries. This Agreement, taken together with the other documents and agreements referred to herein or entered into concurrently herewith, (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter contained herein and (b) except for Sections 9.6 and 10, are not intended to confer upon any Person other than the parties hereto any rights or remedies.
          (j) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.
          (k) Section Titles. Section titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text hereof.
          (l) Waiver of Jury Trial. The Stockholders hereby irrevocably and unconditionally waive trial by jury in any legal action or proceeding relating to this Agreement in any jurisdiction in which a jury trial in such an action or proceeding would be permitted.
          Section 17. Effectiveness of Agreement; Termination. Notwithstanding anything in this Agreement to the contrary, this Agreement shall be effective immediately following the Closing and shall terminate and be of no further effect at any time when Investors and its Affiliates collectively hold less than 10 percent of all Common Stock then outstanding; provided, however, that Section 10 of this Agreement shall survive indefinitely following the termination of this Agreement with respect to events that occurred prior to the termination of this Agreement.
[Signature page to follow.]

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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

INTERSTATE BAKERIES CORPORATION,
by
Name:
Title:

IBC INVESTORS I, LLC, by RIPPLEWOOD PARTNERS II, L.P., as its Sole Member, by RIPPLEWOOD PARTNERS II, GP, L.P., as its General Partner, by RP II GP, LLC, as its General Partner,
by
Name:
Title:

IBC INVESTORS II, LLC, by RIPPLEWOOD PARTNERS II, L.P., as its Sole Member, by RIPPLEWOOD PARTNERS II, GP, L.P., as its General Partner, by RP II GP, LLC, as its General Partner,
by
Name:
Title:

36

[OTHER ORIGINAL STOCKHOLDERS],
by
Name:
Title:

37

SCHEDULE I
[TO BE COMPLETED]

ANNEX A
FORM OF ASSUMPTION AGREEMENT
[Date]
Interstate Bakeries Corporation
12 East Armour Boulevard
Kansas City, Missouri 64111
Attention: General Counsel
Ladies & Gentleman:
We refer to the Stockholders’ Agreement dated as of [•] (the “Stockholders’ Agreement”) by and among Interstate Bakeries Corporation, a corporation organized under the laws of the State of Delaware (the “Company”), IBC Investors I, LLC, a limited liability company organized under the State of Delaware, IBC Investors II, LLC, a limited liability company organized under the laws of the State of Delaware, [NAME OF OTHER ORIGINAL STOCKHOLDERS] and the other Stockholders (as such term is defined in the Stockholders’ Agreement) of the Company party thereto from time to time, relating to the Stock (as such term is defined in the Stockholders’ Agreement) of the Company.
Pursuant to Section 3(b) of the Stockholders’ Agreement, effective as of the date hereof, the undersigned hereby (i) agrees to be bound by, and admitted as a party to, the Stockholders’ Agreement in its capacity as a Stockholder (as such term is defined in the Stockholders’ Agreement) as if it were an original party thereto in accordance with and subject to the terms thereof and (ii) makes the representations and warranties of Stockholders set forth in the Stockholders’ Agreement.*
Sincerely,
[Name]
[Title]
Accepted and Agreed:
Interstate Bakeries Corporation

* In the case of an indirect Transfer, this Assumption Agreement may be modified in a manner satisfactory to Investors.

1

PLAN EXHIBIT K
FORM OF CREDITORS’ TRUST AGREEMENT
[TO BE FILED NOT LATER THAN THE EXHIBIT FILING DATE]

PLAN EXHIBIT L
FORM OF CERTIFICATE OF INCORPORATION

RESTATED
CERTIFICATE OF INCORPORATION
OF
INTERSTATE BAKERIES CORPORATION
     INTERSTATE BAKERIES CORPORATION (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), DOES HEREBY CERTIFY:
     1. The name of the Corporation is Interstate Bakeries Corporation and the name under which the Corporation was originally incorporated is IBC Holdings Corp. The date the original Certificate of Incorporation was filed was September 9, 1987.
     2. This Restated Certificate of Incorporation, which amends and restates in its entirety the Certificate of Incorporation of the Corporation as heretofore amended and restated, is authorized by and is being filed in connection with the Joint Plan of Reorganization of Interstate Bakeries Corporation and its Affiliated Debtors and Debtors-in-Possession dated [•], 2008 (as such plan may be amended from time to time, the “Plan of Reorganization”), and was duly adopted pursuant to Sections 242, 245 and 303 of the DGCL. The Plan of Reorganization was confirmed by order entered on [•], by the United States Bankruptcy Court for the Western District of Missouri.
     On the date the Plan of Reorganization becomes effective, all stock of and other equity interests in, and all options, warrants, conversion rights, rights of first refusal and other rights (contractual or otherwise) to acquire or receive any stock of or other equity interest in, the Corporation that are in existence prior to the effectiveness of the Plan of Reorganization (including those under the Corporation’s Rights Agreement with UMB Bank, N.A., as rights agent, dated as of May 8, 2000) are extinguished and cancelled in accordance with the Plan of Reorganization.
     3. The text of the Certificate of Incorporation of the Corporation, as heretofore amended and restated, is hereby amended and restated in its entirety to read as follows:
ARTICLE FIRST
The name of the corporation (hereinafter called the “Corporation”) is Interstate Bakeries Corporation.
ARTICLE SECOND
The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

2
ARTICLE THIRD
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).
ARTICLE FOURTH
The total number of shares of all classes of stock that the Corporation shall have authority to issue is 61,000,000 shares, consisting of 60,000,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”), and 1,000,000 shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”).
I. Preferred Stock.
1. The Preferred Stock may be issued in one or more series and shall have such voting powers, full or limited, or no voting powers, and such designations, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in this Certificate of Incorporation or in any amendment hereto, or in a resolution or resolutions providing for the issuance of such stock adopted by the Board of Directors.
II. Common Stock.
Except as otherwise provided herein or as otherwise required by applicable law, all shares of Common Stock will be identical in all respects and will entitle the holders thereof to the same rights and privileges.
A. Voting Rights. Except as expressly provided herein or as required under the DGCL, each holder of record of shares of Common Stock shall have one vote in respect of each share of Common Stock so held by him or her on all matters to be voted upon by the Corporation’s stockholders.
B. Dividends. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock, when and as dividends are declared or paid on shares of Common Stock, whether in cash, property or securities of the Corporation, the holders of record of shares of Common Stock will be entitled to a ratable portion of such dividends, based upon the number of shares of Common Stock then held of record by each such holder.
C. Liquidation. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock, the holders of record of shares of Common Stock will be entitled to share ratably, in proportion to the number of shares of Common Stock held of record by each holder, in all distributions to the holders of the Common Stock in the event of any liquidation, dissolution or winding up of the Corporation.

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ARTICLE FIFTH:
In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors of the Corporation is expressly authorized and empowered to make, alter, amend or repeal the By-laws of the Corporation.
ARTICLE SIXTH:
Unless and except to the extent that the By-laws of the Corporation so require, the election of directors of the Corporation need not be by written ballot.
ARTICLE SEVENTH:
Each person who is or was or had agreed to become a director or officer of the Corporation, and each such person who is or was serving or who had agreed to serve at the request of the Corporation as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation to the fullest extent permitted by Section 145 of the DGCL as presently in effect or as it may hereafter be amended, which indemnification shall not be deemed exclusive of any other rights to which such person may be entitled under the By-laws of the Corporation or any agreement, vote of stockholders or disinterested directors or otherwise. Any repeal or modification of this ARTICLE SEVENTH shall not adversely affect any right to indemnification of any persons existing at the time of such repeal or modification with respect to any matter occurring prior to such repeal or modification.
ARTICLE EIGHTH:
To the fullest extent permitted by the DGCL as presently in effect or as it may hereafter be amended, no director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this ARTICLE EIGHTH shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.
ARTICLE NINTH:
To the extent required by Section 1123(a)(6) of the Bankruptcy Code, the Corporation shall not issue any non-voting equity securities.

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IN WITNESS WHEREOF, I, [NAME], [TITLE] of the Corporation, have executed this Restated Certificate of Incorporation this
[•] day of [•], [•].

Name:
Title:

PLAN EXHIBIT M
FORM OF BYLAWS
[TO BE FILED NOT LATER THAN THE EXHIBIT FILING DATE]

PLAN EXHIBIT N
SUMMARY DESCRIPTION OF TERMS OF EMPLOYMENT
OF CERTAIN KEY EXECUTIVES
[TO BE FILED NOT LATER THAN THE EXHIBIT FILING DATE]

PLAN EXHIBIT O
SCHEDULE OF ASSUMED UNEXPIRED LEASES
AND NON-UNION EXECUTORY CONTRACTS

SCHEDULE OF ASSUMED UNEXPIRED LEASES
AND NON-UNION EXECUTORY CONTRACTS
To be furnished to the Commission upon request.

Exhibit O-2
THE TRAVELERS INDEMNITY COMPANY AND AFFILIATES INSURANCE POLICIES TO BE ASSUMED
To be furnished to the Commission upon request.

Exhibit O-3
EXECUTORY CONTRACTS OF ASSUMED
To be furnished to the Commission upon request.